UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☑ Definitive Proxy Statement

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Gerber Scientific, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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August 9, 2004

Dear fellow shareholder:

      You are cordially invited to attend the 2004 annual meeting of shareholders of Gerber Scientific, Inc., which will be held at 2:30 p.m., local time, on Wednesday, September 22, 2004, at our corporate headquarters in South Windsor, Connecticut. The notice of annual meeting and proxy statement that accompany this letter describe the matters to be voted on during the meeting. In addition, our management will make a presentation on this year’s operating results and recent developments affecting your company. Gerber Scientific hopes you will be able to attend and participate in the meeting.

      You will be asked at the meeting to adopt a number of significant amendments to our restated certificate of incorporation and by-laws, which your board of directors has approved as part of Gerber Scientific’s ongoing corporate governance initiatives. Because approval of these amendments will require the affirmative vote of holders of at least 80% of our common stock, we urge you to consider the proxy statement carefully and vote your shares.

      Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. As a shareholder of record, you may vote your shares by telephone, over the Internet or by proxy card.

      On behalf of your board of directors, I would like to thank you for your continued support and interest in Gerber Scientific, Inc.

Sincerely,

Marc T. Giles
President and Chief Executive Officer

GERBER SCIENTIFIC, INC.

83 GERBER ROAD WEST
SOUTH WINDSOR, CONNECTICUT 06074

Notice of Annual Meeting of Shareholders

to be held on September 22, 2004 at 2:30 p.m.

Dear shareholder:

      On behalf of the board of directors of Gerber Scientific, Inc., it is my pleasure to invite you to Gerber Scientific’s 2004 annual meeting of shareholders. The annual meeting will be held on Wednesday, September 22, 2004, at 2:30 p.m., local time, at Gerber Scientific’s corporate headquarters, 83 Gerber Road West, South Windsor, Connecticut. The annual meeting has been called for the following purposes:

1.	to consider and vote upon a proposal to elect three directors of Gerber Scientific;

2.	to consider and vote upon a proposal to amend the authorized stock provisions of Gerber Scientific’s restated certificate of incorporation, as described in the accompanying proxy statement;

3.	to consider and vote upon a proposal to amend or repeal takeover defense provisions of Gerber Scientific’s restated certificate of incorporation, as described in the accompanying proxy statement;

4.	to consider and vote upon a proposal to add indemnification provisions and make other changes to Gerber Scientific’s restated certificate of incorporation, as described in the accompanying proxy statement;

5.	to consider and vote upon a proposal to amend or repeal takeover defense provisions of Gerber Scientific’s by-laws, as described in the accompanying proxy statement;

6.	to consider and vote upon a proposal to approve the Gerber Scientific, Inc. 2005-2006 Executive Annual Incentive Bonus Plan; and

7.	to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

      Only shareholders of record at the close of business on July 16, 2004 will be entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

      Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted. To vote without attending the annual meeting, you should complete, sign, date and promptly return the enclosed proxy card in the postage-paid envelope that we have included for your convenience. Alternatively, you may vote through the Internet or by telephone as indicated on the enclosed proxy card. No postage is required if you mail the proxy in the United States. Even if you plan to attend the annual meeting, we would appreciate receiving your voting instructions before that date. Submitting the proxy before the annual meeting will not preclude you from voting in person at the annual meeting if you should decide to attend.

      We cordially invite all shareholders to attend the annual meeting. No ticket is required for admittance. If you have any questions regarding this notice of annual meeting or if you have special needs which require assistance, please call us at 1-800-811-4707, extension 8008, and we will be happy to assist you.

By Order of the Board of Directors,

William V. Grickis, Jr.
Secretary

South Windsor, Connecticut
August 9, 2004

GERBER SCIENTIFIC, INC.

83 GERBER ROAD WEST
SOUTH WINDSOR, CONNECTICUT 06074

Annual Meeting of Shareholders

to be held on September 22, 2004 at 2:30 p.m.

PROXY STATEMENT

GENERAL INFORMATION

      Gerber Scientific, Inc. is furnishing this proxy statement in connection with the solicitation of proxies by Gerber Scientific’s board of directors for use at the annual meeting of Gerber Scientific’s shareholders to be held on Wednesday, September 22, 2004, at 2:30 p.m., local time, at Gerber Scientific’s corporate headquarters, 83 Gerber Road West, South Windsor, Connecticut. For your convenience, directions to the headquarters are included in this proxy statement at Appendix A.

      This proxy statement and the enclosed proxy card are first being mailed to Gerber Scientific’s shareholders on or about August 9, 2004.

      The annual meeting has been called for shareholders to consider and vote upon the following six proposals and to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof:

      Proposal 1. Proposal 1 is to elect three directors of Gerber Scientific.

      Proposal 2. Proposal 2 is to amend the authorized stock provisions of Gerber Scientific’s restated certificate of incorporation, as described in this proxy statement.

      Proposal 3. Proposal 3 is to amend or repeal takeover defense provisions of Gerber Scientific’s restated certificate of incorporation, as described in this proxy statement.

      Proposal 4. Proposal 4 is to add indemnification provisions and make other changes to Gerber Scientific’s restated certificate of incorporation, as described in this proxy statement.

      Proposal 5. Proposal 5 is to amend or repeal takeover defense provisions of Gerber Scientific’s by-laws, as described in this proxy statement.

      Proposal 6. Proposal 6 is to approve the Gerber Scientific, Inc. 2005-2006 Executive Annual Incentive Bonus Plan.

Proxy Solicitation

      Gerber Scientific will pay the cost of this proxy solicitation. In addition to the solicitation of proxies by use of the mails, officers and other employees of Gerber Scientific and its subsidiaries may solicit proxies by personal interview, telephone, facsimile, e-mail and telegram. None of these individuals will receive compensation for such services, which will be performed in addition to their regular duties. Gerber Scientific also expects to make arrangements with brokerage firms, banks, custodians, nominees and other fiduciaries to forward proxy solicitation materials for shares held of record by them to the beneficial owners of such shares. Gerber Scientific will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such materials. Gerber Scientific will use the services of Georgeson Shareholder Communications, Inc. to aid in the solicitation of proxies at a fee of $10,000 plus reimbursement of out-of-pocket expenses. The total cost to

Gerber Scientific of such solicitation is not expected to exceed $75,000. Gerber Scientific has agreed to indemnify Georgeson Shareholder Communications, Inc. against any losses, claims, damages, liabilities or expenses such firm may incur in providing these services.

      A list of shareholders entitled to notice of the annual meeting will be open to the examination of any shareholder during regular business hours beginning on August 11, 2004, at Gerber Scientific’s corporate headquarters, 83 Gerber Road West, South Windsor, Connecticut, and at the time and place of the meeting during the whole time of the meeting.

Voting Procedures

Q:	What shares owned by me can be voted?

A: You may only vote the shares of Gerber Scientific’s common stock owned by you as of the close of business on July 16, 2004, the record date for the determination of shareholders entitled to notice of and to vote at the meeting. These shares include the following:

•	shares of common stock held directly in your name as the shareholder of record; and

•	shares of common stock held for you, as the beneficial owner, through a stockbroker, bank or other nominee.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A: Most of Gerber Scientific’s shareholders hold their shares through a stockbroker, bank or other nominee, rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

      If your shares are registered directly in your name with Gerber Scientific’s transfer agent, Mellon Investor Services LLC, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you on behalf of Gerber Scientific. As the shareholder of record, you have the right to grant your voting proxy to the Gerber Scientific officers specified on the enclosed proxy card or to vote in person at the meeting. Gerber Scientific has enclosed a proxy card for you to use. Alternatively, you may vote through the Internet or by telephone as indicated on the enclosed proxy card.

      If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and the proxy materials are being sent to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote and also are invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has enclosed a voting instruction card for you to use. If you wish to attend the meeting and vote in person, please mark the box on the voting instruction card received from your broker or nominee and return it to the broker or nominee so that you receive a legal proxy to present at the meeting.

Q:	How can I vote my shares at the meeting?

A: You may vote shares held directly in your name as the shareholder of record in person at the annual meeting. If you choose to vote in person at the annual meeting, please bring the enclosed proxy card and proof of identification with you to the meeting. You may vote shares that you beneficially own if you receive and present at the meeting a proxy from your broker or nominee, together with proof of identification. Even if you plan to attend the annual meeting, Gerber Scientific recommends that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the meeting?

A: Whether you hold shares directly as the shareholder of record or as the beneficial owner in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. If you are a shareholder of record, you may vote without attending the meeting as follows:

•	By Internet—If you have Internet access, you may submit your proxy from any location in the world by following the “Vote by Internet” instructions on the proxy card.

•	By Telephone—You may submit your proxy by following the “Vote by Telephone” instructions on the proxy card.

•	By Mail—You may do this by marking, dating and signing your proxy card and mailing it in the enclosed, self-addressed, postage prepaid envelope. No postage is required if the proxy is mailed in the United States.

      Shares of common stock that are represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the annual meeting according to the instructions indicated in the proxy. If no instructions are indicated, the shares will be voted FOR approval of each of the proposals listed on the proxy card. Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. The board of directors is not aware of any other matters that are likely to be brought before the annual meeting. If other matters are properly brought before the meeting, including a proposal to adjourn the annual meeting to permit the solicitation of additional proxies in the event that one or more proposals have not been approved by a sufficient number of votes at the time of the annual meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

      If you are a beneficial owner of common stock, please refer to the voting instruction card included by your broker or nominee for applicable voting procedures.

Q:	How may I revoke a proxy or an Internet or telephone vote?

A: A vote by Internet or telephone may be revoked by executing a later-dated proxy card, by subsequently voting through the Internet or by telephone, or by attending the annual meeting and voting in person. A shareholder executing a proxy card also may revoke the proxy at any time before it is exercised by giving written notice revoking the proxy to Gerber Scientific’s Corporate Secretary, by subsequently filing another proxy bearing a later date, or by attending the annual meeting and voting in person. Attending the annual meeting will not automatically revoke a shareholder’s prior Internet or telephone vote or the shareholder’s proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed to Gerber Scientific, Inc., 83 Gerber Road West, South Windsor, Connecticut 06074, Attention: Corporate Secretary.

Q:	How does the board of directors recommend I vote on the proposals?

A: The board of directors recommends that the shareholders vote FOR each of the foregoing proposals to be presented at the annual meeting.

Q:	What is the quorum for the meeting?

A: Holders of record of the common stock on July 16, 2004 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement of the meeting. As of the record date, 22,236,403 shares of common stock were outstanding. A majority of the shares of common stock outstanding as of the record date will constitute a quorum for the transaction of business at the meeting.

Q:	How are votes counted?

A: Each holder of common stock is entitled to one vote at the annual meeting on each matter to come before the meeting, including the election of directors, for each share held by such shareholder as of the record date. Votes cast in person at the annual meeting or by proxy, Internet vote or telephone vote will be tabulated by the inspector of election appointed for the annual meeting, who will determine whether a quorum is present.

•	In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.

•	For the other proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the annual meeting. Broker-dealers who hold their customers’ shares in street name may, under the applicable rules of the exchanges and other self- regulatory organizations of which the broker-dealers are members, vote the shares of their customers on routine proposals when they have not received instructions from the customer. Under these rules, brokers may not vote shares of their customers on other matters without instructions from their customers.

Q:	What vote is required on proposal 1 to approve the three nominees to the board of directors?

A: Individual director nominees are elected by a plurality of the votes cast at the meeting. Accordingly, the directorships to be filled at the annual meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees. A “WITHHELD” vote for any nominee will be counted for purposes of determining the votes present at the meeting, but will have no other effect on the outcome of the vote for the election of directors.

Q:	What vote is required to approve proposals 2, 3 and 4, which relate to proposed amendments to Gerber Scientific’s restated certificate of incorporation?

A: Approval of proposal 2 will require the affirmative vote of the holders of a majority of the shares of common stock outstanding on the record date for the annual meeting.

      Approval of proposal 3 will require the affirmative vote of the holders of at least 80% of the shares of common stock outstanding on the record date for the annual meeting.

      Approval of proposal 4 will require the affirmative vote of the holders of a majority of the shares of common stock outstanding on the record date for the annual meeting.

      Abstentions and broker non-votes with respect to proposal 2, proposal 3 or proposal 4 will have the same effect as a vote against such proposal.

Q:	What vote is required to approve proposal 5, which relates to the proposed amendment to Gerber Scientific’s by-laws?

A: Approval of proposal 5 will require the affirmative vote of the holders of at least 80% of the shares of common stock outstanding on the record date for the annual meeting. Abstentions and broker non-votes with respect to proposal 5 will have the same effect as a vote against such proposal.

Q:	What vote is required on proposal 6 to approve the Gerber Scientific, Inc. 2005-2006 Executive Annual Incentive Bonus Plan?

A: For Connecticut law purposes, proposal 6 will be approved if the votes cast for the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes will not affect whether proposal 6 is approved at the annual meeting for these purposes. Under the rules of the New York Stock Exchange (the “NYSE”), on which Gerber Scientific’s common stock is listed, proposal 6 must be approved by a majority of the votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% of the total number of votes that may be cast by holders of the shares of common stock outstanding on the record date for the annual meeting. The NYSE treats abstentions, but not broker non-votes, as “votes cast” for purposes of this requirement. For purposes of the NYSE rules, abstentions will have the same effect as a vote against proposal 6.

Q:	What does it mean if I receive more than one proxy or voting instruction card?

A: This means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:	Where can I find the voting results of the meeting?

A: Gerber Scientific will announce preliminary voting results at the meeting and publish final results in its Quarterly Report on Form 10-Q for the second quarter of fiscal 2005.

Q:	Is my vote confidential?

A: Proxy cards, ballots and voting tabulations that identify individual shareholders are mailed or returned to Gerber Scientific and handled in a manner intended to protect your voting privacy. Your vote will not be disclosed except: (1) as needed to permit Gerber Scientific to tabulate and certify the vote; (2) as required by law; or (3) in limited circumstances such as a proxy contest in opposition to the director candidates nominated by the board of directors. In addition, all comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

Annual Report to Shareholders

      A copy of Gerber Scientific’s annual report to shareholders for the 2004 fiscal year accompanies this proxy statement. Gerber Scientific is required to file an annual report on Form 10-K for the 2004 fiscal year with the Securities and Exchange Commission. Shareholders may obtain, free of charge, a copy of the 2004 Form 10-K, without exhibits, by writing to Gerber Scientific, Inc., 83 Gerber Road West, South Windsor, Connecticut 06074, Attention: Corporate Secretary. The annual report on Form 10-K is also available through Gerber Scientific’s website at http://www.gerberscientific.com. The annual report to shareholders and the Form 10-K are not proxy soliciting materials.

SECURITY OWNERSHIP

      The following tables present information regarding beneficial ownership of the common stock as of June 30, 2004. This information has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules, beneficial ownership of a class of capital stock includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any stock option, warrant or other right, without regard to whether such right expires before the end of such 60-day period or continues thereafter. If two or more persons share voting power or investment power with respect to specific securities, all of such persons may be deemed to be the beneficial owners of such securities. Information with respect to persons other than the holders listed in the tables below that share beneficial ownership with respect to the securities shown is set forth following the applicable table.

      As of June 30, 2004, 22,233,235 shares of common stock were outstanding.

Principal Shareholders

      The following tables present, as of June 30, 2004, information based upon Gerber Scientific’s records and filings with the SEC regarding each person, other than a director, director nominee or executive officer of Gerber Scientific, known to Gerber Scientific to be the beneficial owner of more than 5% of the common stock:

Name and Address of	Amount and Nature of	Percent
Beneficial Owner	Beneficial Ownership	of Class (%)

Bank of America Corporation	1,663,549	7.5
100 North Tryon Street, Floor 25 Bank of America Corporate Center Charlotte, NC 28255
Royce & Associates, LLC	1,574,100	7.1
1414 Avenue of the Americas New York, NY 10019
TCW Group, Inc., on behalf of the TCW Business Unit	1,492,100	6.7
865 South Figueroa Street Los Angeles, CA 90017
Dimensional Fund Advisors, Inc.	1,421,376	6.4
1299 Ocean Avenue Santa Monica, CA 90401
Gabelli Funds, LLC and GAMCO Investors, Inc.	1,350,200	6.1
One Corporate Center Rye, New York 10580

      The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator for calculating beneficial ownership percentages may be different for each beneficial owner. Except as otherwise indicated below, the information available to Gerber Scientific indicates that the beneficial owners shown in the table above have sole voting and investment power with respect to the shares shown.

      The information concerning Bank of America Corporation is based upon an amended statement on Schedule 13G filed with the SEC on June 4, 2004 by Bank of America Corporation and certain other reporting persons identified in such Schedule 13G. Bank of America Corporation reports that it shares voting power with such other reporting persons with respect to 1,588,125 of the shares shown and shares investment power with such other reporting persons with respect to all of the shares shown.

      The information concerning Royce Associates, LLC is based upon an amended statement on Schedule 13G filed with the SEC on February 3, 2004.

      The information concerning TCW Group, Inc., on behalf of the TCW Business Unit, is based upon an amended statement on Schedule 13G filed with the SEC on February 10, 2004. TCW Group, Inc., on behalf of the TCW Business Unit, reports that it shares voting power with respect to 1,344,000 of the shares shown and shares investment power with respect to all of the shares shown.

      The information concerning Dimensional Fund Advisors Inc. is based upon an amended statement on Schedule 13G filed with the SEC on February 6, 2004. Dimensional Fund Advisors Inc. reports that it is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts. Dimensional Fund Advisors Inc. reports that, in its role as investment adviser or manager, it possesses voting and/or investment power over all of the shares shown, but that the shares shown are owned by the foregoing investment companies, trust and separate accounts and that it disclaims beneficial ownership of such securities.

      The information concerning Gabelli Funds, LLC and GAMCO Investors, Inc. is based upon an amended statement on Schedule 13D filed with the SEC on October 2, 2000 by Gabelli Funds, LLC, GAMCO Investors, Inc. and certain other reporting persons identified in such Schedule 13G. The reporting persons report that Gabelli Funds, LLC beneficially owns 490,000 of the shares shown and GAMCO Investors, Inc. beneficially owns 860,200 of the shares shown. Mario Gabelli, the chief investment officer for Gabelli Funds, LLC, GAMCO Investors, Inc. and certain other of the reporting persons report that they are deemed to have beneficial ownership of the securities beneficially owned by Gabelli Funds, LLC and GAMCO Investors, Inc. Each of the reporting persons reports that it has the sole power to vote or direct the vote and sole power to dispose or to direct the disposition of the securities reported for it, either for its own benefit or for the benefit of its investment clients or its partners, as the case may be, except as otherwise set forth in such Schedule 13G.

Investment in Gerber Scientific by Directors and Executive Officers

      The following table presents, as of June 30, 2004, information regarding the beneficial ownership of Gerber Scientific common stock by the following persons:

•	each director;

•	each nominee to the board of directors;

•	Gerber Scientific’s Chief Executive Officer and the other four executive officers named in the summary compensation table under “Executive Compensation” below; and

•	all of Gerber Scientific’s directors and executive officers as a group.

	Amount and Nature of	Percent of
Name of Beneficial Owner	Beneficial Ownership	Class (%)

Donald P. Aiken	47,534	*
Bernard J. Demko	121,787	*
George M. Gentile	156,916	*
David J. Gerber	1,121,601	5.0
Marc T. Giles	164,425	*
Shawn M. Harrington	181,833	*
Edward G. Jepsen	45,958	*
Randall D. Ledford	2,590	*
David J. Logan	28,785	*
John R. Lord	7,590	*
Elaine A. Pullen	62,258	*
Doris W. Skoch	90,000	*
Carole F. St. Mark	33,362	*
A. Robert Towbin	59,807	*
W. Jerry Vereen	40,103	*
All directors and executive officers as a group (18 persons)	2,295,762	10.3

*	Less than one percent.

      The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator for calculating beneficial ownership percentages may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, the information available to Gerber Scientific indicates that the beneficial owners shown in the table above have sole voting and investment power with respect to the shares shown.

      The shares shown as beneficially owned by Donald P. Aiken include 15,000 shares that Mr. Aiken has the right to purchase within 60 days of June 30, 2004 pursuant to the exercise of stock options and 28,534 shares deliverable to Mr. Aiken pursuant to an Agreement for Deferment of Director Fees, as amended, or deliverable to Mr. Aiken after he ceases to serve as a director pursuant to the Gerber Scientific, Inc. Non-Employee Director’s Stock Grant Plan (the “Non-Employee Director’s Stock Grant Plan”).

      The shares shown as beneficially owned by Bernard J. Demko include 110,800 shares that Mr. Demko has the right to purchase within 60 days of June 30, 2004 pursuant to the exercise of stock options.

      The shares shown as beneficially owned by George M. Gentile include 59,000 shares that Mr. Gentile has the right to purchase within 60 days of June 30, 2004 pursuant to the exercise of stock options, 2,400 shares held of record by a trust for which Mr. Gentile serves as trustee, and 12,103 shares deliverable to Mr. Gentile after he ceases to serve as a director pursuant to the Non-Employee Director’s Stock Grant Plan.

      The shares shown as beneficially owned by David J. Gerber include the following: 460,000 shares held in a trust for Mr. Gerber’s benefit as to which he is the sole trustee and has the right to withdraw at any time; 389,872 shares held in the estate of Mr. Gerber’s mother, for which Mr. Gerber is an executor and trustee;

and 2,328 shares deliverable to Mr. Gerber after he ceases to serve as a director pursuant to the Non-Employee Director’s Stock Grant Plan.

      The shares shown as beneficially owned by Marc T. Giles include 123,333 shares that Mr. Giles has the right to purchase within 60 days of June 30, 2004 pursuant to the exercise of stock options.

      The shares shown as beneficially owned by Shawn M. Harrington include 156,073 shares that Mr. Harrington has the right to purchase within 60 days of June 30, 2004 pursuant to the exercise of stock options.

      The shares shown as beneficially owned by Edward G. Jepsen include 5,358 shares deliverable to Mr. Jepsen after he ceases to serve as a director pursuant to the Non-Employee Director’s Stock Grant Plan.

      All of the shares shown as beneficially owned by Randall D. Ledford consist of shares deliverable to Mr. Ledford after he ceases to serve as a director pursuant to the Non-Employee Director’s Stock Grant Plan.

      The shares shown as beneficially owned by David J. Logan include 16,000 shares that Mr. Logan has the right to purchase within 60 days of June 30, 2004 pursuant to the exercise of stock options and 12,103 shares deliverable to Mr. Logan after he ceases to serve as a director pursuant to the Non-Employee Director’s Stock Grant Plan.

      The shares shown as beneficially owned by John R. Lord include 2,590 shares deliverable to Mr. Lord after he ceases to serve as a director pursuant to the Non-Employee Director’s Stock Grant Plan.

      The shares shown as beneficially owned by Elaine A. Pullen include 53,333 shares that Ms. Pullen has the right to purchase within 60 days of June 30, 2004 pursuant to the exercise of stock options.

      The shares shown as beneficially owned by Doris W. Skoch include 90,000 shares that Ms. Skoch has the right to purchase within 60 days of June 30, 2004 pursuant to the exercise of stock options.

      The shares shown as beneficially owned by Carole F. St. Mark include 15,000 shares that Ms. St. Mark has the right to purchase within 60 days of June 30, 2004 pursuant to the exercise of stock options and 17,362 shares deliverable to Ms. St. Mark pursuant to an Agreement for Deferment of Director Fees or deliverable to her after she ceases to serve as a director pursuant to the Non-Employee Director’s Stock Grant Plan.

      The shares shown as beneficially owned by A. Robert Towbin include 18,000 shares that Mr. Towbin has the right to purchase within 60 days of June 30, 2004 pursuant to the exercise of stock options and 13,046 shares deliverable to Mr. Towbin pursuant to an Agreement for Deferment of Director Fees or deliverable after he ceases to serve as a director pursuant to the Non-Employee Director’s Stock Grant Plan.

      The shares shown as beneficially owned by W. Jerry Vereen include 18,000 shares that Mr. Vereen has the right to purchase within 60 days of June 30, 2004 pursuant to the exercise of stock options, 1,000 shares held of record by a trust for which Mr. Vereen serves as trustee, and 12,103 shares deliverable to Mr. Vereen after he ceases to serve as a director pursuant to the Non-Employee Director’s Stock Grant Plan.

      The shares shown as beneficially owned by all directors and executive officers as a group include a total of 797,828 shares that all directors and executive officers as a group have the right to purchase within 60 days after June 30, 2004 pursuant to the exercise of stock options and a total of 108,117 shares deliverable to directors pursuant to Agreements for Deferment of Director Fees or pursuant to the Non-Employee Director’s Stock Grant Plan.

ELECTION OF DIRECTORS

(Proposal 1)

Nominees for Election as Directors

      Gerber Scientific’s restated certificate of incorporation currently provides that the board of directors is to be divided into three classes of directors, with the classes to be as nearly equal in number as possible. The current terms of office of the three current classes of directors expire at this annual meeting, at the annual meeting in 2005 and at the annual meeting in 2006, respectively. Upon the expiration of the term of office of each class, the nominees for such class will be elected for a term of three years to succeed the directors whose terms of office expire.

      The restated certificate of incorporation also provides that the board of directors will consist of not fewer than three nor more than eleven directors, with the exact number to be determined by board resolution from time to time. Currently, the board of directors has fixed the number of directors constituting the board of directors at eleven.

      The board of directors has nominated Donald P. Aiken, George M. Gentile and Edward G. Jepsen for election to the board of directors to serve until the annual meeting in 2007 or their respective successors are elected and qualified. Each of the three nominees is an incumbent director.

      David J. Gerber, whose term as a director expires at this annual meeting, has declined to stand for re-nomination for election to the board of directors. Effective as of the date of this annual meeting, the number of directors constituting the entire board of directors will be reduced from eleven to ten.

      If shareholders approve proposal 3, which authorizes the declassification of the board of directors, the terms for all Gerber Scientific directors, including the directors elected at this annual meeting, would end at the 2005 annual meeting of shareholders, and all directors would stand for election for one-year terms at the 2005 annual meeting.

Approval of Nominees

      Approval of the nominees requires the affirmative vote of a plurality of the votes cast at the annual meeting. Accordingly, the directorships to be filled at the annual meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees. Unless authority to do so is withheld, it is the intention of the persons named in the proxy to vote such proxy for the election of each of the nominees. You may not cumulate your votes in the election of directors. If any nominee should become unable or unwilling to serve as a director, the persons named in the proxy intend to vote for the election of such substitute nominee for director as the board of directors may recommend. It is not anticipated that any nominee will be unable or unwilling to serve as a director.

      The board of directors recommends a vote FOR the election of each of the nominees to serve as directors.

Information About Nominees and Continuing Directors

      Biographical information concerning each of the nominees and each of the directors continuing in office is presented below.

Nominees for Election for Three-Year Terms

Name	Age	Director Since

Donald P. Aiken	60	1997
George M. Gentile	68	1989
Edward G. Jepsen	61	2003

      Donald P. Aiken has served as Chairman of the Board of Gerber Scientific since February 1, 2004. He has served as a consultant to ABB, Inc., a provider of power and automation technology products and systems to the industrial and utility markets, since February 1, 2004. Mr. Aiken served as President and Chief Executive Officer of ABB, Inc. from February 2001 to January 2004. He was President and Chief Executive Officer of Aiken Associates, a management consulting firm, from August 1999 to February 2001. Prior to his service in that position, he served as an Executive Vice President of General Cable Corporation, a supplier of cable products to the industrial, military, aerospace and telecommunications markets. Mr. Aiken also serves on the boards of Xerium Technologies, Inc., a manufacturer and supplier of products used in the production of paper, and ABB Lummus Global, a subsidiary of ABB Ltd. and a provider of engineering, procurement and construction-related services for customers in the oil and gas, petrochemical and refining, and power industries.

      George M. Gentile served as Chairman of the Board of Gerber Scientific from November 29, 2001 to February 1, 2004 and from 1996 to 1998. He served as Gerber Scientific’s Chief Executive Officer from August 1996 to June 1998 and as Senior Vice President, Finance from 1977 to 1996. Mr. Gentile served in senior financial and management positions at Gerber Scientific from 1963 until his retirement in 1998.

      Edward G. Jepsen has served as the Executive Vice President and Chief Financial Officer of Amphenol Corporation since November 1988. Amphenol Corporation is a manufacturer of electronic interconnect components. Mr. Jepsen is a director of and chair of the audit committee of TRC Companies, Inc. He serves as Chair of Gerber Scientific’s audit and finance committee.

Directors Whose Terms Expire in 2005

Name	Age	Director Since

Randall D. Ledford, Ph.D.	54	2003
David J. Logan	71	1996
Carole F. St. Mark	61	1997
A. Robert Towbin	69	1992

      Randall D. Ledford, Ph.D. has served since 1997 as Senior Vice President and Chief Technology Officer of Emerson Electric Company and as President of Emerson Venture Capital. Emerson Electric is engaged principally in the worldwide design, manufacture and sale of a broad range of electrical, electromechanical and electronic products and systems. Dr. Ledford serves on the board of directors of Interphase, Inc. and Stereotaxis, Inc. He serves on Gerber Scientific’s audit and finance committee and its nominating and corporate governance committee.

      David J. Logan was an independent technical consultant to Gerber Scientific until October 2003. He served as Senior Vice President, Engineering, of Gerber Scientific and President of its subsidiary Gerber Scientific Products, Inc. until his retirement in 1990. He also served as a director of Gerber Scientific from 1988 to 1990.

      Carole F. St. Mark is the founder and President of Growth Management LLC, a business development and strategic management company. Prior to her association with Growth Management LLC, Ms. St. Mark was employed by Pitney Bowes, Inc., a provider of office equipment and services, from 1980 to 1997, during which period she served in several senior positions, including President and Chief Executive Officer of Pitney

Bowes Business Services. Ms. St. Mark serves as Chair of Gerber Scientific’s nominating and corporate governance committee and on its management development and compensation committee.

      A. Robert Towbin has been Managing Director of Stephens Inc., an investment banking firm, since November 2001, and Principal, Stephens Financial Group, of Stephens Inc. since April 2002. Mr. Towbin was formerly Co-Chairman of C.E. Unterberg, Towbin, an investment banking firm, from 2000 to 2001 and served as Senior Managing Director of C.E. Unterberg, Towbin from 1995 to 1999. Mr. Towbin serves on the board of directors of K&F Industries, Inc. and North Fork Bancorporation, Inc. He serves on Gerber Scientific’s audit and finance committee and its nominating and corporate governance committee.

Directors Whose Terms Expire in 2006

Name	Age	Director Since

Marc T. Giles	48	2001
John R. Lord	60	2003
W. Jerry Vereen	63	1994

      Marc T. Giles has served as President and Chief Executive Officer of Gerber Scientific since November 2001. Mr. Giles began his career with Gerber Scientific in November 2000 as a Senior Vice President of Gerber Scientific and President of Gerber Technology, Inc. Before joining Gerber Scientific, Mr. Giles spent twelve years with FMC Corp., a producer of machinery and chemicals for industry and agriculture, where he served in a number of senior positions in sales and marketing management, strategy development, mergers and acquisitions, and general management. Mr. Giles serves on the board of directors of the Charter Oak Chapter of the American Red Cross.

      John R. Lord has served since January 1, 2000 as the non-executive chairman of Carrier Corporation. Mr. Lord was President and CEO of Carrier Corporation from April 1995 until his retirement in January 2000. Carrier Corporation, a division of United Technologies Corp., is the world’s largest manufacturer of air conditioning, heating and refrigeration equipment. Mr. Lord currently serves as a director of Amphenol Corporation. He serves on Gerber Scientific’s audit and finance committee and its management development and compensation committee.

      W. Jerry Vereen has served since 1976 as Chairman, President, and Chief Executive Officer of Riverside Manufacturing Company and its subsidiaries. Riverside Manufacturing Company is primarily engaged in manufacturing and selling uniforms and business apparel to businesses worldwide and renting and cleaning uniforms for businesses in several southern states. Mr. Vereen serves on the board of directors of Georgia Power Company, where he also serves on the executive committee, the controls and compliance committee and the nuclear operations overview committee, of which he is chairman. Mr. Vereen serves as Chair of Gerber Scientific’s management development and compensation committee and on its audit and finance committee and nominating and corporate governance committee.

Director Emeritus

      Stanley Simon, a member of Gerber Scientific’s board of directors from 1967 to 1997, serves as a director emeritus. In that capacity, Mr. Simon receives information provided to board members and is invited and may participate in board meetings, but is not entitled to vote on any matter before the board of directors. Mr. Simon is not paid any fees for serving as a director emeritus, but is reimbursed any expenses he incurs in attending board meetings. Mr. Simon is the founder of Stanley Simon and Associates, a financial and management consulting firm.

Board of Directors and Committees of the Board of Directors

      The board of directors currently has a standing audit and finance committee, a standing management development and compensation committee, and a standing nominating and corporate governance committee. The board of directors held twelve meetings during Gerber Scientific’s 2004 fiscal year, which ended on April 30, 2004, and acted by written consent on six occasions. During fiscal 2004, each director attended at least 75% of the aggregate of the total number of meetings of the board of directors held during the period such director served as a director and the total number of meetings held by each committee of the board of directors on which such director served during the period for which such director served.

      Director Independence. The board of directors has affirmatively determined that all of the current directors, other than Marc T. Giles, David J. Gerber and David J. Logan, are “independent” of Gerber Scientific within the meaning of recently adopted rules governing NYSE-listed companies. For a director to be “independent” under the NYSE rules, the board of directors must affirmatively determine that the director has no material relationship with Gerber Scientific, either directly or as a partner, shareholder, or officer of an organization that has a relationship with Gerber Scientific.

      Consistent with the NYSE rules, Gerber Scientific’s corporate governance principles require Gerber Scientific’s independent directors to meet at least twice each year in executive sessions without management. The Chair of the board of directors will preside over each executive session if he or she is a non-management director. If the Chair of the board of directors is a management director, the Chair of the audit and finance committee, the management development and compensation committee and the nominating and corporate governance committee, as applicable, will preside as Chair at each executive session of the non-management directors at which the principal items to be considered are within the scope of the authority of such Chair’s committee.

      Audit and Finance Committee. The audit and finance committee, which held twelve meetings during fiscal 2004, currently consists of Mr. Jepsen, who is the Chair, Messrs. Ledford, Lord, Towbin and Vereen. The board of directors has determined that each of the members of the audit and finance committee satisfies the independence standards of the NYSE. The board of directors also has determined that Edward G. Jepsen is an “audit committee financial expert,” as such term is defined in Item 401(h)(2) of Regulation S-K promulgated by the SEC, and is independent of management. The audit and finance committee is responsible, among its other duties, for engaging, overseeing, evaluating and replacing Gerber Scientific’s independent auditors, pre-approving all audit and non-audit services by the independent auditors, reviewing the scope of the audit plan and the results of the audit with management and the independent auditors, reviewing the internal audit function, reviewing the adequacy of Gerber Scientific’s system of internal accounting controls and disclosure controls and procedures, reviewing the financial statements and other financial information included in Gerber Scientific’s annual and quarterly reports filed with the SEC, and exercising oversight with respect to Gerber Scientific’s policies and procedures regarding adherence with legal requirements. The audit and finance committee’s duties and responsibilities are set forth in its charter, which was last amended by the board of directors on June 3, 2004.

      Management Development and Compensation Committee. The management development and compensation committee, which held nine meetings during fiscal 2004, currently consists of Mr. Vereen, who is the Chair, Mr. Lord and Ms. St. Mark. This committee is responsible for establishing the compensation and benefits of Gerber Scientific’s executive officers, monitoring compensation arrangements applicable to management employees for consistency with corporate objectives and shareholders’ interests, addressing matters related to executive succession planning, and administering Gerber Scientific’s employee benefit plans. Each member of this committee is independent within the meaning of the NYSE rules requiring members of compensation committees to be independent.

      Nominating and Corporate Governance Committee. The nominating and corporate governance committee, which held seven meetings during fiscal 2004, currently consists of Ms. St. Mark, who is the Chair, and Messrs. Ledford, Towbin and Vereen. This committee is responsible for recommending candidates for election to the board of directors and for making recommendations to the board of directors regarding corporate governance matters, including board size, membership qualifications and board committees. Each member of this committee is independent within the meaning of the NYSE rules requiring members of nominating committees to be independent.

      The written charters governing the audit and finance committee, the management development and compensation committee, and the nominating and corporate governance committee, as well as Gerber Scientific’s corporate governance principles, are posted on the governance page of its website at http://www.gerberscientific.com. You may also obtain a copy of any of these documents without charge by writing to: Gerber Scientific, Inc., 83 Gerber Road West, South Windsor, Connecticut 06074, Attention: Corporate Secretary. A copy of the charter of the audit and finance committee is also attached to this proxy statement as Appendix B.

Director Nomination Process

      The board of directors has, by resolution, adopted a director nominations policy. The purpose of the nominations policy is to describe the process by which candidates for possible inclusion in Gerber Scientific’s recommended slate of director nominees are selected. The nominations policy is administered by the nominating and corporate governance committee of the board of directors.

      The board of directors does not currently prescribe any minimum qualifications for director candidates. Consistent with the criteria for the selection of directors approved by the board of directors, the nominating and corporate governance committee will take into account Gerber Scientific’s current needs and the qualities needed for board service, including experience and achievement in business, finance, technology or other areas relevant to Gerber Scientific’s activities; reputation, ethical character and maturity of judgment; diversity of viewpoints, backgrounds and experiences; absence of conflicts of interest that might impede the proper performance of the responsibilities of a director; independence under SEC and NYSE rules; service on other boards of directors; sufficient time to devote to board matters; and ability to work effectively and collegially with other board members. In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee will review such directors’ overall service to Gerber Scientific during their term, including the number of meetings attended, level of participation, quality of performance, and any transactions of such directors with Gerber Scientific during their term. For those potential new director candidates who appear upon first consideration to meet the board’s selection criteria, the nominating and corporate governance committee will conduct appropriate inquiries into their background and qualifications and, depending on the result of such inquiries, arrange for in-person meetings with the potential candidates.

      The nominating and corporate governance committee may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors, members of management, Gerber Scientific’s advisors, and executive search firms. The nominating and corporate governance committee will consider director candidates recommended by shareholders and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources. In making recommendations for director nominees for the annual meeting of shareholders, the nominating and corporate governance committee will consider any written recommendations of director candidates by shareholders received by the Corporate Secretary of Gerber Scientific not later than 120 days before the anniversary of the previous year’s annual meeting of shareholders. Recommendations must include the candidate’s name and contact information and a statement of the candidate’s background and qualifications, and must be mailed to Gerber Scientific, Inc., 83 Gerber Road West, South Windsor, Connecticut 06074, Attention: Corporate Secretary.

      The nominations policy is intended to provide a flexible set of guidelines for the effective functioning of Gerber Scientific’s director nominations process. The nominating and corporate governance committee intends to review the nominations policy at least annually and anticipates that modifications may be necessary from time to time as Gerber Scientific’s needs and circumstances evolve, and as applicable legal or listing standards change. The nominating and corporate governance committee may amend the nominations policy at any time, in which case the most current version will be available on the governance page of Gerber Scientific’s website at http://www.gerberscientific.com.

Communications With the Board of Directors

      The board of directors welcomes communications from its shareholders, and has adopted a procedure for receiving and addressing those communications. Shareholders may send written communications to the full board of directors, the non-management directors as a group or any individual director by addressing such a communication to the attention of the Corporate Secretary at the following address: Gerber Scientific, Inc., 83 Gerber Road West, South Windsor, Connecticut 06074. The Corporate Secretary will review and forward all shareholder communications to the intended recipient.

      Of Gerber Scientific’s ten directors at the time of the annual meeting of shareholders in 2003, nine attended such annual meeting. The board of directors has adopted a policy that all directors should attend the annual meeting of shareholders.

Director Compensation

      Fees. Directors who are not employees of Gerber Scientific receive fees of $20,000 annually plus fees of $1,500 for each board meeting attended, $1,500 for each committee meeting attended or, if chair of a committee, $3,000 for each committee meeting attended, in each case whether attendance is in person or by conference telephone. All such fees are paid in cash. Directors who are also employees of Gerber Scientific receive no fees for their service on the board of directors. All directors are entitled to reimbursement for their reasonable out-of-pocket travel expenditures.

      Equity Grants. Directors who are not employees of Gerber Scientific are credited annually shares of Gerber Scientific common stock having a fair market value at the time of the award equal to $25,000. One quarter of these shares are credited to a director’s account on the last business day of each calendar quarter using the fair market value of the common stock on such dates. Delivery of the shares credited to a director is deferred until such director ceases to serve as a director. These shares are issued pursuant to the Non-Employee Director’s Stock Grant Plan.

      Chairman’s Fee. Mr. Donald P. Aiken serves as Chairman of the board of directors. In addition to receiving the director compensation described above, Mr. Aiken receives a fee of $12,500 per month for his services as Chairman.

      Deferrals. Under an amended Agreement for Deferment of Director Fees, each non-employee director may elect to defer all or part of the director’s annual retainer fees and board and committee meeting attendance fees until a future date selected by the director. Until the termination of the Gerber Scientific, Inc. 1992 Non-Employee Director Stock Option Plan in August 2002, a director could elect to have the deferral held in cash, on which interest accrues at market rates, or in shares of the common stock issued under that plan. Upon termination of the 1992 Non-Employee Director Stock Option Plan, deferred amounts are held in cash, on which interest accrues at market rates. Each agreement provides for dividends to be credited on the shares of the common stock held in a director’s share account established in accordance with the agreement. These arrangements remain in effect notwithstanding the termination of the 1992 Non-Employee Director Stock Option Plan.

Complaint Process

      Gerber Scientific has established formal procedures for receiving and handling complaints regarding accounting, auditing and internal controls matters. Gerber Scientific has a telephone hotline for employees to submit their concerns regarding violations or suspected violations of law and for reporting questionable accounting or auditing matters and other accounting, internal accounting controls or auditing matters on a confidential, anonymous basis. Employees or others can report concerns by calling 1-866-384-4277, by filing a report on http://www.ethicspoint.com, or by writing to the addresses provided in Gerber Scientific’s Policy for Handling Complaints, which is posted on the governance page of Gerber Scientific’s website. Any concerns regarding accounting or auditing matters so reported will be communicated to the Chair of the audit and finance committee.

Code of Ethics

      Gerber Scientific has adopted a financial code of ethics applicable to its Chief Executive Officer and its senior financial officers that meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K. This financial code of ethics is posted on the governance page of Gerber Scientific’s website. In addition, by the date of the 2004 annual meeting, Gerber Scientific will have posted on its website a code of conduct and ethics applicable to all directors, officers, and employees. You will also be able to obtain a copy of the code of conduct and ethics without charge by writing to: Gerber Scientific, Inc., 83 Gerber Road West, South Windsor, Connecticut 06074, Attention: Corporate Secretary. The code of conduct and ethics will set forth Gerber Scientific’s policies and expectations with respect to the conduct and ethical standards expected of covered individuals. The code of conduct and ethics will address a number of topics, including conflicts of interest, relationships with others, corporate payments, disclosure policy, compliance with laws, corporate opportunities and the protection and proper use of Gerber Scientific’s assets.

EXECUTIVE COMPENSATION

      The following table sets forth the compensation paid to the Chief Executive Officer of Gerber Scientific and to each of Gerber Scientific’s four other most highly compensated executive officers for fiscal 2004, who are referred to collectively in this proxy statement as the “named executive officers”:

Summary Compensation Table

					Long-Term
		Annual Compensation			Compensation

					Awards

					Restricted	Shares
				Other Annual	Stock	Underlying	All Other
Name and			Bonus	Compensation	Awards	Options	Compensation
Principal Position	Year	Salary ($)	($)(1)	($)	($)(2)	(#)(3)	($)(4)

Marc T. Giles (5)	2004	345,000	—	—	—	—	—
President and Chief	2003	345,000	284,638	—	—	60,000	1,200
Executive Officer	2002	303,239	144,127	107,203	—	50,000	1,200

Shawn M. Harrington (6)	2004	275,000	—	—	—	—	—
Executive Vice President	2003	270,769	158,659	—	—	35,000	1,200
and Chief Financial Officer	2002	252,481	267,264	—	93,400	45,000	1,200

Bernard J. Demko (7)	2004	252,220	—	—	—	—	—
Senior Vice President	2003	236,473	126,110	—	—	25,000	1,200
and Chief Operating Officer	2002	215,000	163,207	—	84,940	20,000	1,200

Doris W. Skoch (8)	2004	235,000	—	80,326	—	—	—
Senior Vice President;	2003	235,000	97,917	102,239	—	25,000	1,200
President, Spandex Ltd.	2002	212,049	70,500	26,383	—	20,000	1,200

Elaine A. Pullen (9)	2004	225,000	—	—	—	—	—
Senior Vice President;	2003	225,000	112,500	—	—	20,000	1,200
President, Gerber Scientific Products	2002	161,827	112,500	49,069	105,450	60,000	1,200

(1)	The 2000-2004 Executive Annual Incentive Bonus Plan (the “bonus plan”) provides that the named executive officers and other designated executives who elect to direct up to 50% of their bonuses toward the purchase of common stock at the then current market price, with the number of shares purchased reduced by applicable withholding taxes, will receive shares of restricted stock equal in value to one-third of the bonus amount received in common stock, before tax withholdings. The amounts shown include the value of restricted stock awards under the bonus plan.

(2)	There were no restricted stock awards made to the named executive officers in fiscal 2004. As of April 30, 2004, holdings of restricted stock issued under the 1992 Employee Stock Plan and their year-end values were: Shawn M. Harrington, 3,333 shares valued at $19,998; Bernard J. Demko, 2,999 shares valued at $17,994; and Elaine A. Pullen, 6,666 shares valued at $39,996. Holders of restricted stock have the right to receive dividends paid on the common stock.

(3)	Represents shares of common stock subject to options granted under the 1992 Employee Stock Plan.

(4)	Each of the named executive officers received $1,200 in matching contributions under Gerber Scientific’s 401(k) defined contribution plan in each of fiscal year 2002 and 2003 if he or she was employed by Gerber Scientific in such year.

(5)	Bonus compensation included the value of restricted stock awards under the bonus plan as follows: in fiscal 2003, $25,880 (3,645 shares); and in fiscal 2002, $20,591 (5,883 shares). Other annual compensation in fiscal 2002 included $73,567 for the sale of Mr. Giles’s home in Illinois in connection with his relocation to the Hartford, Connecticut area.

(6)	On September 30, 2002, Mr. Harrington was appointed Executive Vice President of Gerber Scientific. In addition, prior to these appointments, Mr. Harrington served as a Senior Vice President of Gerber Scientific and as Chief Executive Officer and President of Gerber Coburn Optical, Inc. Bonus compensation included the value of restricted stock awards under the bonus plan as follows: in fiscal 2003, $5,119 (721 shares); and in fiscal 2002, $8,624 (2,464 shares). Mr. Harrington has resigned from his positions with Gerber Scientific effective September 30, 2004.

(7)	Bernard J. Demko was appointed a Senior Vice President of Gerber Scientific effective December 7, 2001 and Chief Operating Officer of Gerber Scientific on September 30, 2002.

(8)	Doris W. Skoch was appointed Senior Vice President of Gerber Scientific and President of Spandex Ltd. effective September 30, 2002. Prior to such appointments, Mrs. Skoch was Group Managing Director of Spandex PLC. Other annual compensation included: in fiscal 2002, $26,383 for cost of living adjustments; in fiscal year 2003, $66,203 for relocation expenses and $36,036 for cost of living adjustments; and in fiscal 2004, $50,074 for costs incurred in connection with the sale of Mrs. Skoch’s home and $30,252 for cost of living adjustments.

(9)	Elaine A. Pullen joined Gerber Scientific as President of Gerber Scientific Products, Inc. on August 9, 2001 and was appointed a Senior Vice President of Gerber Scientific on August 30, 2001. Other annual compensation for fiscal 2002 included $31,069 as a settling-in allowance and $18,000 as a temporary living allowance.

Stock Option Grants in Fiscal 2004

      There were no stock option grants in fiscal 2004 to the named executive officers.

Stock Option Exercises in Fiscal 2004

      The following table sets forth information concerning all stock options exercised during fiscal 2004 and unexercised stock options held at the end of that fiscal year by the named executive officers:

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
	Shares		Options at Fiscal Year-End (#)		Fiscal Year-End ($)(1)
	Acquired on	Value
Name	Exercise (#)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Marc T. Giles	—	—	103,333	56,667	53,000	106,000
Shawn M. Harrington	—	—	136,074	38,333	30,918	61,832
Bernard J. Demko	—	—	102,467	23,333	22,085	44,165
Doris W. Skoch	—	—	81,667	23,333	22,085	44,165
Elaine A. Pullen	—	—	46,667	33,333	17,668	35,332

(1)	Represents the difference between the option exercise price and the closing price of the common stock on the NYSE on April 30, 2004, the last trading day in fiscal 2004. All stock options are granted at the fair market value of the common stock on the date of grant. The closing price of Gerber Scientific’s shares of common stock on April 30, 2004 was $6.00 per share.

Equity Compensation Plan Information

      The table below provides information relating to Gerber Scientific’s equity compensation plans as of April 30, 2004. As of that date, the Gerber Scientific, Inc. 2003 Employee Stock Option Plan and the Gerber Scientific, Inc. Non-Employee Director’s Stock Grant Plan were the two equity compensation plans of

Gerber Scientific that were in effect and pursuant to which Gerber Scientific may make future awards. In addition, options to purchase common stock and restricted stock awards remained outstanding as of that date under two equity compensation plans that expired in August 2002, the Gerber Scientific, Inc. 1992 Employee Stock Plan and the Gerber Scientific, Inc. 1992 Non-Employee Director Stock Option Plan. All of the foregoing plans were approved by Gerber Scientific’s shareholders. Additional options were also outstanding as of April 30, 2004 pursuant to an option awarded to Mr. Gentile outside of the foregoing plans, as described below.

			Number of securities
			remaining available for
	Number of securities to be	Weighted-average exercise	future issuance under
	issued upon the exercise of	price of outstanding	equity compensation plans
	outstanding options,	options, warrants and	(excluding securities in
Plan Category	warrants and rights	rights	column (a))

	(a)	(b)	(c)

Equity compensation plans approved by shareholders	3,239,155 (1)	$12.39	1,001,070	(1)(2)
Equity compensation plans not approved by shareholders	50,000 (3)	$9.34	—
Total	3,289,155 (1)	$12.34	1,001,070	(1)(2)

(1)	Excludes 15,215 shares of restricted stock outstanding under the Gerber Scientific, Inc. 1992 Employee Stock Plan as of April 30, 2004.

(2)	Represents 890,000 shares of common stock remaining available for issuance pursuant to awards under the Gerber Scientific, Inc. 2003 Employee Stock Option Plan and 111,070 shares of common stock remaining available for issuance pursuant to awards under the Gerber Scientific, Inc. Non-Employee Director’s Stock Grant Plan as of April 30, 2004. Up to 450,000 of the shares of common stock remaining available for issuance pursuant to awards under the Gerber Scientific, Inc. 2003 Employee Stock Option Plan and any or all of such shares of common stock remaining available for issuance pursuant to awards under the Gerber Scientific, Inc. Non-Employee Director’s Stock Grant Plan may be issued pursuant to awards other than upon the exercise of an option, warrant or right.

(3)	Represents shares subject to an option awarded to Mr. Gentile outside of Gerber Scientific’s equity compensation plans.

      Upon his appointment as Chairman of the Board of Gerber Scientific, Mr. Gentile was granted an option to purchase 50,000 shares of common stock. The exercise price of the option is $9.34 per share, which was the closing price of the common stock on the NYSE on December 7, 2001, which was the date on which his appointment was memorialized in writing. The option became exercisable on November 28, 2002 and will expire on December 6, 2011. The option will terminate if Mr. Gentile is removed from the board of directors for cause or at the expiration of a period of five years following the termination of Mr. Gentile’s directorship for any other reason.

Pension Plans

      Gerber Scientific maintains a non-contributory qualified defined benefit pension plan, the Gerber Scientific, Inc. and Participating Subsidiaries Pension Plan, and a supplemental pension benefit plan, the Gerber Scientific, Inc. and Participating Subsidiaries Supplemental Pension Benefit Plan, covering domestic employees. Employees who commence employment on or after May 1, 2004, are not eligible to participate in the plan. Effective May 1, 2004, retirement benefits under the pension plan are based on an employee’s months of service and average annual compensation during the employee’s last ten calendar years of service but not less than the retirement benefits the employee would have been entitled to on April 30, 2004. Compensation for this purpose includes salary and other compensation paid by Gerber Scientific and reportable on Form W-2, and certain pre-tax elective contributions, but excludes fringe benefits (cash and non-cash), including compensation related to stock option plans which is reported in the summary compensation table in this proxy statement and certain other benefits and payments. The Internal Revenue Code limits the amounts of compensation that may be considered and the annual benefits which may be payable from the pension plan. Retirement benefits in excess of these limitations and certain other supplemental retirement benefits are provided under the supplemental pension plan, which is a non-qualified arrangement.

      The following table shows the estimated annual benefits payable to a participant attaining age 65 in 2004 under the pension plan and the supplemental pension plan for specified years of service at age 65. The table assumes that the given level of compensation is the compensation for the last calendar year in the ten-year averaging period, and uses a four percent per year salary progression to determine ten-year average compensation. The benefits shown in the table are formula benefits, which include and reflect a reduction for Social Security benefits. Each of the benefits shown is payable as a straight life annuity. Benefits are reduced if a survivor’s benefit is elected. On retirement at ages earlier than 65, benefits may be reduced depending upon age and years of service at retirement.

	Years of Service

	15	20	25	30	35	40	45
Remuneration
$125,000	$18,362	$24,482	$30,603	$36,745	$44,653	$52,561	$60,469
150,000	23,107	30,809	38,511	46,234	55,724	65,214	74,704
175,000	27,851	37,135	46,419	55,724	66,796	77,867	88,938
200,000	32,596	43,462	54,327	65,214	77,867	90,520	103,173
225,000	37,341	49,788	62,235	74,704	88,938	103,173	117,408
250,000	42,086	56,115	70,143	84,193	100,010	115,826	131,642
300,000	51,576	68,768	85,960	103,173	122,152	141,132	160,111
400,000	70,555	94,074	117,592	141,132	166,438	191,744	217,050
500,000	89,535	119,380	149,225	179,091	210,723	242,356	273,988
600,000	108,514	144,686	180,857	217,050	255,009	292,968	330,927
700,000	127,494	169,992	212,490	255,009	299,294	343,580	387,865
800,000	146,473	195,298	244,122	292,968	343,580	394,192	444,804

      As of normal retirement age (65) or attained age, if later, the years of service credited for retirement benefits for the named executive officers would be as follows, assuming continued service to age 65:

Name of Executive Officer	Years of Service Credited

Marc T. Giles	21
Shawn M. Harrington	35
Bernard J. Demko	39
Doris W. Skoch	8
Elaine A. Pullen	18

      The current compensation covered by the plans for the named executive officers does not differ substantially from that set forth in the annual compensation columns of the summary compensation table.

Severance Policy

      In 1999, the management development and compensation committee adopted and, effective October 1, 2002, amended and restated the severance policy for Gerber Scientific’s senior officers. The severance policy sets forth payments and other benefits to be made to senior officers of Gerber Scientific and its subsidiaries, including each of the named executive officers, in the event the officer’s employment is terminated by Gerber Scientific (or the employing subsidiary) without “cause,” as defined in the severance policy.

      Under the severance policy, if Gerber Scientific terminates such senior officer’s employment without “cause,” the officer is entitled to receive:

•	a pro rata portion of the bonus he or she would have received under the bonus plan if the officer had continued to be employed through the end of the fiscal year;

•	his or her base salary for a designated severance period; and

•	for a designated severance period and subject to any applicable employee contributions, health insurance coverage under the health insurance plan provided to the covered officer immediately prior to the termination of such officer’s employment.

      “Cause” is defined in the policy as the willful and continued failure by the covered officer substantially to perform the covered officer’s duties with Gerber Scientific or the willful engaging by the covered officer in conduct that is demonstrably and materially injurious to Gerber Scientific, as determined in Gerber Scientific’s sole discretion.

      The severance period is 16 months for the Chief Executive Officer and 12 months for the Executive Vice President and the Senior Vice Presidents. Lesser time periods are applicable for other covered officers. All such benefits are subject to forfeiture under certain circumstances, including if the covered officer is engaged in full time-employment with a business that is competitive with Gerber Scientific. The severance policy provides for reduced benefits if at any time during the severance period a covered officer obtains full-time employment with a business that is not competitive with Gerber Scientific. As a condition of receiving such severance benefits, a covered officer is required to execute a written agreement releasing Gerber Scientific from and against any and all claims which the covered officer may have against Gerber Scientific relating in any way to the covered officer’s employment or the termination thereof.

401(k) Plan

      Gerber Scientific’s 401(k) deferred compensation plan covers domestic employees. Under the 401(k) plan, participating employees may contribute up to 100% of their eligible pay on a “pre-tax” basis, subject to a 2004 calendar year limitation of $13,000. Gerber Scientific matches 50% of the first 6% of a participant’s pre-tax contribution, up to a maximum annual contribution by Gerber Scientific of $1,200 per participant. In addition, participating employees may contribute up to 100% of their eligible pay using any combination of pre-tax or after-tax contributions subject to a total contribution limit (pre-tax savings, plus after-tax savings and employer match) of $40,000 for the calendar year. Gerber Scientific temporarily suspended elective matching contributions under the 401(k) plan from January 2004 to May 2004.

Executive Annual Incentive Bonus Plan

      The Gerber Scientific, Inc. 2000–2004 Executive Annual Incentive Bonus Plan, which was approved by shareholders in 1999, expired on April 30, 2004. The bonus plan provided for annual incentive bonus payments to be made to corporate officers, including the named executive officers and other executives designated by the management development and compensation committee, upon the achievement of pre-established performance goals which are linked to the financial performance of Gerber Scientific and its subsidiaries for fiscal years 2000–2004. The management development and compensation committee established the performance goals each fiscal year from a number of financial objectives defined in the bonus plan, including cash flow and earnings before interest and taxes, or “EBIT.”

      The target bonus potential for each fiscal year was fixed by the management development and compensation committee as a percentage of the executive’s base salary at the close of the fiscal year. Newly hired executives who were designated as participants in the bonus plan shared pro-rata in the bonus plan, provided they were on the active payroll of Gerber Scientific or a designated subsidiary as of April 30 of the applicable year of their first being hired and had been employed continuously for at least the two months prior to April 30 of that year. The management development and compensation committee established that for fiscal year 2004 the target bonus potential for the Chief Executive Officer was 75% of salary, the target bonus potential for the Executive Vice President and Chief Financial Officer was 60% of salary, and the target bonus potential for the other named executive officers was 50% of base salary. The maximum cash bonus payable to any designated executive was two times the target bonus potential, with the amount payable determined by the degree of achievement of the performance goals applicable to either Gerber Scientific or a designated subsidiary where the executive was employed.

      Under the bonus plan, certain designated executives were able to elect to direct up to 50% of their bonuses toward the purchase of Gerber Scientific’s common stock at the then current market price, with the number of shares purchased reduced by applicable withholding taxes. Any executive who made this election received shares of restricted stock equal in value to one-third of the bonus amount elected to be paid in stock (before tax withholdings). The restricted stock vests one-third each year over a three-year period provided the executive remains in the employ of Gerber Scientific or a subsidiary and continues to hold the underlying bonus stock for the entire vesting period. If the executive disposes of any or all of the bonus stock during the three-year vesting period, a proportional amount of any unvested restricted stock is forfeited.

      Subject to the terms of the severance policy and/or an executive’s change in control agreement, payment of any cash bonus under the bonus plan was conditional upon the executive’s continued employment by Gerber Scientific through the last day of the fiscal year. The management development and compensation committee was authorized to interpret and administer the bonus plan, and to make amendments or to terminate the plan. However, any material amendments which would increase benefits or change performance goals criteria required shareholder approval.

      Effective June 18, 2003, the bonus plan was amended to reduce the maximum number of shares of Gerber Scientific’s common stock available for purchase under the bonus plan to 150,000 and the maximum number of shares of restricted stock to 50,000.

Separation Agreement

      Shawn M. Harrington resigned from his positions as Executive Vice President and Chief Financial Officer of Gerber Scientific effective September 30, 2004. Under the terms of a separation agreement dated July 14, 2004, Mr. Harrington agreed to act as a consultant to the President and Chief Executive Officer of Gerber Scientific from October 1, 2004 to January 31, 2005 in consideration for payment of $90,000 for such consulting services. Mr. Harrington also agreed to make himself available as a consultant to Gerber Scientific’s President and Chief Executive from February 1, 2005 to April 30, 2005 in consideration for payment of a non-refundable retainer of $67,500 on February 1, 2005. Gerber Scientific also agreed to pay Mr. Harrington a $150 fee for each hour of consultancy services provided by Mr. Harrington from February 1, 2005 to April 30, 2005. The separation agreement further provides that all unvested stock options granted to Mr. Harrington under Gerber Scientific’s stock option plans and all restricted stock granted to Mr. Harrington by Gerber Scientific will vest on September 30, 2004, and that Mr. Harrington may exercise all of his vested stock options until March 31, 2006 or the expiration of the ten-year term of such options, whichever is earlier. In addition, Mr. Harrington agreed to waive all claims he may have against Gerber Scientific and to not compete with Gerber Scientific for a period of two years after September 30, 2004.

Change in Control Agreements

      Gerber Scientific has entered into change in control agreements with certain designated executives, including each of the named executive officers.

      For purposes of the agreements, the term “change in control” is defined to include certain changes in beneficial ownership of Gerber Scientific’s common stock, including generally the acquisition by any person or group of persons of Gerber Scientific’s voting securities representing 30% or more of the total number of votes eligible to be cast at any election of directors of Gerber Scientific. A “change in control” also includes certain business combinations, liquidations, and, under certain circumstances, an event which results in the persons who are then the incumbent directors of Gerber Scientific ceasing to constitute a majority of the board of directors.

      The agreements are operative only if a “change in control” occurs and the executive’s employment with Gerber Scientific is terminated within two years following the change in control or if there are significant changes in the executive’s position with Gerber Scientific during such period which would allow the executive to leave for “good reason,” as defined in the agreements. Under such circumstances, each of such agreements provides for:

•	a lump sum payment of a multiple of years of the executive’s annual salary and target bonus;

•	continuation of health and life insurance and other employee welfare benefits provided by Gerber Scientific;

•	immediate vesting of stock options; and

•	reimbursement of federal excise taxes, if any, resulting from the payment of the benefits under the agreement.

      The lump sum payment multiple is three years for the Chief Executive Officer and two and one-half years for the Executive Vice President and the Senior Vice Presidents. The benefits provided in the change of control agreements are in lieu of any separation or severance benefits under the executive’s employment agreement with Gerber Scientific, if any, or under Gerber Scientific’s termination, separation, severance or similar plans or policies.

      In consideration for the foregoing payments, the executive has agreed that, for a period of one year following the executive’s termination of employment upon a change in control, the executive will not engage in the same or a substantially similar business as that conducted and carried on by Gerber Scientific or any of its subsidiaries or in a business which is directly competitive with Gerber Scientific or any of its subsidiaries on the date of such termination or at any time during such one-year period.

REPORT OF THE

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

      The management development and compensation committee of Gerber Scientific’s board of directors presents this report regarding its executive compensation policies and compensation program in effect for the 2004 fiscal year for Gerber Scientific’s Chief Executive Officer and other executive officers. This report, as well as the performance graph included in this proxy statement, are not soliciting materials, are not deemed filed with the SEC and are not incorporated by reference in any filing of Gerber Scientific under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

Compensation Philosophy

      Gerber Scientific’s primary objectives with respect to executive compensation are to attract, motivate and retain experienced and qualified executives, improve Gerber Scientific’s overall performance, increase shareholder value and enhance the performance of individual executives. To achieve these objectives, Gerber Scientific offers its executive officers compensation opportunities that are linked to the company’s business objectives and performance, individual performance, and contribution to enhanced shareholder value. Gerber Scientific designs and revises its compensation programs from time to time to be competitive within its industries. In fiscal 2004, the committee used the services of an independent executive compensation consultant to evaluate the competitiveness of Gerber Scientific’s executive compensation levels.

      Gerber Scientific’s executive compensation program consists primarily of (1) base salary, (2) annual incentive cash bonus opportunities and (3) long-term equity-based incentives. This report describes the three principal elements of compensation generally available to executives under Gerber Scientific’s compensation policies, with specific reference to compensation reported for fiscal 2004.

Fiscal 2004 Compensation

      Base Salary Compensation. The committee establishes and reviews the base salaries of Gerber Scientific’s executive officers on an annual basis. The committee evaluates each executive’s salary history, scope of responsibility, prior experience, past performance and expected contribution to Gerber Scientific’s future success. In the case of all executive officers other than the Chief Executive Officer, the committee also considers the recommendations of the Chief Executive Officer.

      The committee compares compensation levels for its executive officers to the compensation of executives employed by companies considered to be in Gerber Scientific’s peer group, which includes some of the companies in the peer group reflected in the performance graph included in this proxy statement. The committee also considers each executive officer’s base pay relative to the executive’s total compensation package, including cash incentives and long-term equity-based incentives. In making its salary decisions, the committee exercises its discretion and judgment based upon the foregoing factors. The committee does not apply any formula to assign particular weight to any one factor. Because of adverse business conditions, the committee did not approve general increases in the base salaries of Gerber Scientific’s executive officers for fiscal 2004 over prior-year levels.

      Annual Cash Bonuses. Gerber Scientific’s bonus plan provides for annual incentive bonus payments to be made to Gerber Scientific’s executive officers upon the achievement of pre-established performance goals which are linked to the financial performance of Gerber Scientific and its subsidiaries. The committee establishes the performance goals each fiscal year from a number of financial objectives defined in the bonus plan, including cash flow and earnings before interest and taxes, or “EBIT.”

      The target bonus potential for each fiscal year is fixed by the committee as a percentage of the executive’s base salary at the close of the prior fiscal year. Target bonus potential levels are set at the beginning of the fiscal year, but may be increased in the event of a promotion. The maximum cash bonus payable to any executive is two times the target bonus potential, with the amount payable determined by the degree of achievement of the performance goals applicable to either Gerber Scientific or a designated subsidiary where the executive is employed. The target bonus potential levels are tied to the median of bonus compensation paid to executives of companies considered to be in Gerber Scientific’s peer group.

      For fiscal 2004, the committee established goals for bonuses under the bonus plan based on an equal weighting of EBIT and cash flow at the corporate level. Because these performance goals were not achieved, no bonuses were paid to any of the named executive officers under the bonus plan for fiscal 2004.

      Long-Term Incentive Compensation. A third component of an executive officer’s compensation consists of awards under Gerber Scientific’s stock incentive plan pursuant to which Gerber Scientific grants executive officers and other key employees options to purchase shares of common stock and other equity-based awards, including restricted shares. The committee believes that long-term equity-based incentive awards strengthen Gerber Scientific’s ability to attract, motivate and retain executives of superior capability and more closely align the interests of management with those of shareholders. The committee believes that such equity-based compensation provides executives with a continuing stake in Gerber Scientific’s long-term success.

      Stock option and restricted stock grants are generally determined by the level of responsibilities and the performance of the executive officer. Stock options are granted with an exercise price equal to the fair market value of the underlying common stock on the date of grant and vest in equal amounts over a three-year period. Restricted stock awards vest according to terms established by the committee at the time of grant. Vesting of particular awards may range from vesting upon grant to vesting over periods of up to five years after the grant date. Executives generally must be employed by Gerber Scientific at the time of vesting to exercise stock options or to receive common stock underlying grants of restricted stock free of restrictions.

      To determine the level and reasonableness of stock option grants to its Chief Executive Officer and other most highly compensated executive officers, the committee allocates to the Chief Executive Officer and other executive officers a percentage of the total stock options granted annually to all employees. The Committee determines this allocation based in part on its review of executive stock option allocation practices of other companies considered to be within Gerber Scientific’s peer group.

      The committee did not approve any stock option or restricted stock awards to executive officers for fiscal 2004, other than a grant of stock options for 10,000 shares of common stock to a newly appointed executive officer.

Compensation of the Chief Executive Officer

      The committee applies the policies summarized above in determining the annual compensation of the Chief Executive Officer. In fixing the long-term incentive components of the Chief Executive Officer’s compensation, the committee emphasizes Gerber Scientific’s performance and relative shareholder return, the value of similar incentive awards to chief executive officers of peer-group companies, the Chief Executive Officer’s performance, and awards granted to the Chief Executive Officer for prior fiscal years.

      Mr. Giles has served as Gerber Scientific’s President and Chief Executive Officer since his appointment by the board of directors on November 29, 2001. At that time, the committee fixed Mr. Giles’s base salary at $345,000 after considering, among other factors, the base salaries of chief executive officers of peer-group companies, Gerber Scientific’s financial performance, and the then-current level and trend of Gerber Scientific’s stock price. Based on Gerber Scientific’s financial condition and the general deferral of base salary increases for the company’s executive officers, the committee did not increase Mr. Giles’s base salary for fiscal 2004 over the prior-year level. Mr. Giles did not receive any cash bonus payments under the bonus plan or equity-based awards for fiscal 2004.

Compliance With Section 162(m) of the Internal Revenue Code

      Under Section 162(m) of the Internal Revenue Code and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to any of Gerber Scientific’s five most highly compensated executive officers. However, performance-based compensation that has been approved by shareholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals. The committee intends to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determinations as to the most appropriate methods and approaches for the design and delivery of compensation to Gerber Scientific’s executive officers. The committee believes that all compensation paid or granted in fiscal year 2004 to Gerber Scientific’s five most highly compensated executive officers is deductible for federal tax purposes.

Respectfully submitted,

Management Development and Compensation Committee

W. Jerry Vereen, Chair
John R. Lord
Carole F. St. Mark

Compensation Committee Interlocks and Insider Participation

      W. Jerry Vereen, who serves as Chair, John R. Lord and Carole F. St. Mark served as members of the management development and compensation committee during fiscal 2004. No member of the management development and compensation committee during fiscal 2004 is or was an officer or other employee of Gerber Scientific or any of its subsidiaries. No executive officer of Gerber Scientific or any of its subsidiaries served as a member of the compensation committee or committee performing similar functions, or board of directors, of any other entity which had an executive officer serving as a member of Gerber Scientific’s board of directors or management development and compensation committee during fiscal 2004.

Transactions With Related Parties

      David J. Logan, a director, served as a consultant to Gerber Scientific until October 31, 2003. From May 1, 2003 to October 31, 2003, Mr. Logan was paid an aggregate of $36,000, plus expenses for such services.

Shareholder Return Performance Graph

      The graph and table set forth below show the cumulative total shareholder return on the common stock compared to the Standard & Poor’s Small Cap 600 Index and the Dow Jones Advanced Industrial Equipment Index, which is composed of stocks of publicly traded companies which are principally in the industrial equipment business, for the period between April 30, 1999 and April 30, 2004. The graph assumes $100 was invested on April 30, 1999 in the common stock and each of the indices. Total shareholder return is measured by dividing total dividends, assuming dividend reinvestment and no payment of brokerage or other commissions or fees, plus share price change for a period, by the share price at the beginning of the measurement period. Past performance is not necessarily indicative of future performance.

	Indexed Returns
	APR-99	APR-00	APR-01	APR-02	APR-03	APR-04

Gerber Scientific, Inc.	$100	$75	$39	$25	$46	$33
S&P SmallCap 600	$100	$120	$130	$152	$120	$168
Dow Jones Advanced Industrial Equipment	$100	$171	$87	$58	$47	$67

PROPOSAL TO AMEND AUTHORIZED STOCK

PROVISIONS OF RESTATED CERTIFICATE OF INCORPORATION
(Proposal 2)

      Gerber Scientific is asking shareholders to consider and vote upon a proposal to approve an amendment to the authorized stock provisions of the current restated certificate of incorporation that would:

•	increase the number of authorized shares of common stock from 65,000,000 shares to 100,000,000 shares and the total number of authorized shares of stock from 75,000,000 shares to 110,000,000 shares;

•	fix the par value of the common stock and preferred stock at $0.01 per share; and

•	make other changes principally to conform the authorized stock provisions to the applicable provisions of the Connecticut Business Corporation Act, or CBCA.

      The board of directors approved the proposed amendment to the current restated certificate of incorporation at a meeting held on July 1, 2004.

      The following summary of the proposed amendment is qualified in its entirety by the complete text of the proposed amendment in the form attached as Appendix C to this proxy statement.

Increase in Authorized Stock

      Gerber Scientific’s current restated certificate of incorporation authorizes the issuance of a total of 65,000,000 shares of common stock, par value $1.00 per share, and 10,000,000 shares of preferred stock, without par value, for a total of 75,000,000 shares of authorized stock. Approval of this proposal 2 would not result in any change to the number of authorized shares of preferred stock, which will remain fixed at 10,000,000 shares.

      Of Gerber Scientific’s presently authorized 65,000,000 shares of common stock, 22,233,235 shares were issued and outstanding as of June 30, 2004, and an additional 4,540,225 shares, referred to as “reserved shares,” were reserved for issuance under Gerber Scientific’s employee and director benefit plans or other equity awards, including the Gerber Scientific, Inc. 2005-2006 Executive Annual Incentive Bonus Plan submitted for shareholder approval at this annual meeting. None of the presently authorized 10,000,000 shares of preferred stock were issued and outstanding or reserved for issuance as of June 30, 2004. If shareholders approve this proposal 2, Gerber Scientific would have available for future issuance, excluding the reserved shares, approximately 73,226,540 shares of common stock as of June 30, 2004. If shareholders do not approve this proposal 2, Gerber Scientific would have available for future issuance, excluding the reserved shares, approximately 38,226,540 shares of common stock as of the same date.

      The board of directors believes that the authorization of the additional shares of common stock is advisable so that there will be sufficient shares available for issuance for corporate purposes that the board of directors may hereafter determine to be in the best interests of Gerber Scientific and its shareholders. Although Gerber Scientific currently has no commitments to issue additional authorized shares of common stock for such purposes, Gerber Scientific may seek additional funding for Gerber Scientific’s business and operations. It may secure additional funding through the issuance and sale of additional shares of common stock, or of debt securities or other equity securities that are convertible into or exercisable or exchangeable for common stock. In addition, Gerber Scientific may wish to issue additional shares of common stock in connection with acquisitions of businesses, the declaration of stock dividends, grants under its employee and director benefit plans, and other general corporate purposes.

      In many situations, prompt action may be required that would not permit Gerber Scientific to seek shareholder approval to authorize additional shares of common stock for a specific transaction on a timely basis. The board of directors believes it should have the flexibility to act promptly in the best interests of Gerber Scientific and its shareholders. The terms of any future issuance of common stock will depend largely upon market and financial conditions, the terms of any negotiated transaction, and other factors existing at the time of issuance. Gerber Scientific has no present intention to issue the additional shares of common stock that would be authorized pursuant to the proposed amendment.

      The additional shares of common stock authorized by the proposed amendment would be available for the issuances described above or other issuances without further action by Gerber Scientific’s shareholders, except as required by law or regulation, including requirements of Connecticut law and rules of the New York Stock Exchange.

      The proposed increase in the authorized shares of common stock is designed to provide flexibility to the board of directors. If issued, however, these additional shares could be used to create impediments to, or otherwise discourage, persons attempting to gain control of Gerber Scientific, and would have a dilutive effect on shareholders.

      If shareholders approve this proposal 2 and the proposed amendment becomes effective, the additional authorized shares of common stock will be part of the existing class of common stock and will increase the number of shares of common stock available for issuance by Gerber Scientific, but will have no effect upon the terms of the common stock or the rights of the holders of such shares. Holders of the proposed additional shares of common stock will not have preemptive rights to purchase additional shares of common stock.

Change in Par Value

      The proposed amendment also would reduce the par value of the common stock from $1.00 per share to $0.01 per share and change the par value of the preferred stock from no par value to $0.01 per share. The board of directors believes that reducing the par value of the common stock to $0.01 is consistent with the approach of many public companies to fix par value at a nominal amount and that it is appropriate to conform the par values of the common and preferred stock. The reduction of the par value of the common stock also may reduce Gerber Scientific’s cost of qualifying to do business in states that assess fees and taxes based on the par value of a corporation’s capital stock.

Other Changes

      The other proposed changes to the authorized stock provisions are principally intended to conform those provisions to applicable provisions of the Connecticut Business Corporation Act, which became effective on January 1, 1997 and has subsequently been amended. The Connecticut Business Corporation Act has updated Connecticut corporation law in the years since the current authorized stock provisions were adopted. If shareholders approve this proposal 2, the proposed amendment would include the following additional changes to the current restated certificate of incorporation:

•	the provisions relating to the rights and powers of the common stock and the preferred stock in the current restated certificate of incorporation would be revised to conform these descriptions to the applicable provisions of the Connecticut Business Corporation Act and to delete redundant or unnecessary language included in these descriptions; and

•	the provisions of the current restated certificate of incorporation authorizing the board of directors to issue securities without any vote or other action by shareholders would be deleted, because the board of directors is granted this authority by the Connecticut Business Corporation Act.

Text of Proposed Amendment

      If shareholders approve this proposal 2, the amended authorized stock provisions would read in their entirety as set forth in the form attached as Appendix C to this proxy statement. The attached form is marked to show all changes to the authorized stock provisions in Article FOURTH of the current restated certificate of incorporation that would be implemented as a result of the proposed amendment.

Effectiveness of Amendment

      If shareholders approve this proposal 2, the proposed amendment to the current restated certificate of incorporation will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of Connecticut (the “Connecticut Secretary of State”). Gerber Scientific will file the certificate of amendment promptly after the annual meeting.

Approval of Proposal 2

      Approval of this proposal 2 will require the affirmative vote of the holders of a majority of the shares of common stock outstanding on the record date for the annual meeting.

      The board of directors recommends that shareholders vote FOR the proposal to amend the authorized stock provisions of the restated certificate of incorporation as described in this proposal 2.

PROPOSAL TO AMEND OR REPEAL TAKEOVER DEFENSIVE PROVISIONS OF THE RESTATED CERTIFICATE OF INCORPORATION

(Proposal 3)

      Gerber Scientific is asking shareholders to consider and vote upon a proposal to approve an amendment to the current restated certificate of incorporation that would modify or repeal provisions containing certain takeover defensive measures. The proposed amendment, which is described below, would:

•	declassify the board of directors, so that all directors are elected annually beginning at the 2005 annual meeting;

•	repeal the advance notice requirement for shareholder nominations of directors;

•	repeal the provision authorizing only directors to fill vacancies on the board of directors; and

•	modify or repeal the requirement for supermajority shareholder approval for certain actions, including:

•	the removal of directors by shareholders;

•	the amendment of certain provisions of the certificate of incorporation and by-laws; and

•	the consummation of certain transactions, such as business combinations, plans of merger, share exchanges and sales of assets.

The board of directors approved the proposed amendment at a meeting on July 1, 2004.

Background to Amendment

      The proposed amendment would repeal provisions for certain takeover defensive measures contained in Articles EIGHTH and NINTH of Gerber Scientific’s current restated certificate of incorporation. The board of directors originally approved the takeover defensive measures which are subject to the proposed amendment because these measures can discourage third parties from seeking to gain control of Gerber Scientific on terms that the board of directors does not believe are in the best interests of Gerber Scientific and its shareholders. The board of directors also recognizes, however, that the applicable measures could discourage takeover attempts the board of directors opposes even if shareholders might wish to participate in a change-in-control transaction or might benefit from a change in control of Gerber Scientific. Accordingly, after consideration and upon the recommendation of its nominating and corporate governance committee, the board of directors has concluded that it is in the best interests of Gerber Scientific and its shareholders to amend or repeal these takeover defensive measures. The proposed amendment is part of Gerber Scientific’s ongoing corporate governance initiatives and is consistent with the board’s goal of ensuring that Gerber Scientific’s corporate governance policies maximize management accountability to shareholders.

      As discussed below, the repeal of the takeover defensive provisions in the current restated certificate of incorporation will not eliminate entirely the application to Gerber Scientific of requirements that could discourage or impede change-in-control transactions involving Gerber Scientific. In some cases, Gerber Scientific will remain subject to the provisions of the Connecticut Business Corporation Act that could make it difficult and expensive for a third party to pursue a takeover transaction.

      The following summarizes the amendment to the current restated certificate of incorporation that is subject to this proposal 3. This summary is qualified in its entirety by the complete text of the proposed amendment in the form attached as Appendix D to this proxy statement.

Declassification of Board of Directors

      The proposed amendment would amend Article EIGHTH of the current restated certificate of incorporation to provide for the annual election of directors beginning at the 2005 annual meeting of shareholders. Article EIGHTH of the current restated certificate of incorporation requires that the board of directors be divided into three classes, with each class as equal in number as possible. The three classes of directors have staggered terms, so that the term of only one class expires at each annual meeting of shareholders, and each class is elected for a three-year term.

      If shareholders approve this proposal 3, the amended provision of the restated certificate of incorporation relating to the election of directors would read as follows:

A director shall hold office from the effective date of such director’s election until the annual meeting and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. The term of each director who is serving as a director on [effective date of amendment to current restated certificate of incorporation repealing the classified board] shall expire at the next annual meeting of shareholders after such date and upon the election and qualification of such director’s successor, or upon such director’s earlier resignation or removal, notwithstanding that such director may have been elected for a term that extended beyond the date of such next annual meeting of shareholders.

      Background. A shareholder proposal to declassify the board of directors was presented to shareholders at the 2002 and 2003 annual meetings. Although each of these proposals received a majority of the votes cast at each meeting, neither was approved by holders of at least 80% of the outstanding shares of common stock, which is the shareholder vote required by the current restated certificate of incorporation to amend or repeal the classification provision. In connection with the foregoing annual meetings, the board of directors considered the advantages and disadvantages of maintaining a classified board structure and concluded then that it would be in the best interests of Gerber Scientific and its shareholders to maintain a classified board of directors. Subsequently, following further consideration of such advantages and disadvantages, shareholder support for a declassified board of directors at the 2002 and 2003 annual meetings, and the recommendation of the nominating and corporate governance committee in support of declassification, the board of directors determined to submit a declassification proposal to shareholders at this annual meeting. Gerber Scientific publicly announced the board’s determination in November 2003.

      Purpose. The election of directors is the primary means for shareholders to exercise influence over Gerber Scientific and its policies. The board of directors believes that classified boards are often viewed as having the effect of reducing the accountability and responsiveness of directors to a company’s shareholders. A classified board does not permit shareholders to elect all directors on an annual basis and may discourage proxy contests in which shareholders have an opportunity to vote for a competing slate of nominees. Accumulations of large shareholder positions are sometimes followed by proxy contests and related change-in-control transactions in which shareholders receive a premium for their shares over the current market price of such shares.

      If the board of directors is declassified, the entire board of directors could be removed in any single year, which could make it more difficult for Gerber Scientific to discourage persons from engaging in proxy contests or from seeking control of Gerber Scientific on terms that the board of directors does not believe are in the best interests of Gerber Scientific and its shareholders. In addition, classified boards of directors may increase the long-term stability and continuity of a board of directors and the company the board serves. Gerber Scientific’s board of directors, however, believes that long-term stability and continuity also may result from the annual election of directors, which provides shareholders with the opportunity to evaluate the performance of all directors on an annual basis.

      The board of directors believes that the foregoing reasons for maintaining a classified board of directors are outweighed by the goals of maximizing management accountability to shareholders that would be served by declassification.

      Effect of Approval. If shareholders approve this proposal 3 and the proposed amendment becomes effective, the terms for all Gerber Scientific directors would end at the 2005 annual meeting of shareholders, and all directors would stand for election for one-year terms at the 2005 annual meeting.

Repeal of Advance Notice Requirements for Shareholder Nominations of Directors

      The proposed amendment would further amend Article EIGHTH of the current restated certificate of incorporation to repeal the procedures in Article EIGHTH that shareholders must follow to nominate persons for election as directors at any annual or special meeting of shareholders. A shareholder seeking to make such nominations is required to follow the procedures set forth in the current restated certificate of incorporation in addition to any other procedures required by the Securities Exchange Act and applicable state law. Article EIGHTH requires that shareholder nominations be made pursuant to timely notice in writing given to Gerber Scientific’s Secretary. To be timely, a shareholder’s notice generally must be received by the Secretary not less than 60 days nor more than 90 days prior to the meeting at which directors are to be elected. If, however, less than 70 days’ notice or prior public disclosure of the date is given or made to shareholders, the shareholder’s notice must be received by the Secretary not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. The shareholder’s notice must set forth certain information specified in the current restated certificate of incorporation with respect to the shareholder giving the notice and the person or persons nominated for election. These nomination procedures were implemented to give the board of directors sufficient advance notice of a director nomination so that the board of directors could prepare for and address such a nomination. The procedures, however, may preclude shareholders from making nominations for directors at shareholder meetings.

      The board of directors has determined that it is in the best interests of Gerber Scientific and its shareholders to repeal these advance notice provisions. If shareholders approve this proposal 3 and the proposed amendment becomes effective, shareholders seeking to nominate persons for election to the board of directors would be required to follow only applicable provisions of the Securities Exchange Act, including the SEC’s proxy rules under that law, and state law.

Repeal of Provision Authorizing Only Directors to Fill Vacancies on the Board

      The proposed amendment would repeal the provisions in Article EIGHTH of the current restated certificate of incorporation that authorize only the directors to fill vacancies on the board of directors. Article EIGHTH provides that any directorship to be filled by reason of an increase in the number of directorships shall be filled by the concurring vote of directors holding a majority of the directorships in existence prior to such increase in the number of directorships. Article EIGHTH further provides that any other vacancy on the board, however caused, shall be filled for the unexpired term by the concurring vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If this proposal 3 is approved and the proposed amendment becomes effective, Gerber Scientific instead would be subject to the provisions of Section 33-744 of the Connecticut Business Corporation Act and Gerber Scientific’s by-laws, which provide that if a vacancy occurs on the board, including a vacancy resulting from an increase in the number of directors, the vacancy may be filled either by the shareholders or the board of directors and that, if the directors remaining in office constitute fewer than a quorum, the vacancy may be filled by the affirmative vote of a majority of all such directors remaining in office.

      The proposed amendment also would eliminate the provisions of Article EIGHTH that provide the procedures by which directors may resign from the board, because such procedures are addressed in provisions of Section 33-741 of the Connecticut Business Corporation Act and Gerber Scientific’s by-laws, which are to the same effect as the procedures in Article EIGHTH.

Modification or Repeal of Supermajority Shareholder Approval Requirements

      The proposed amendment would amend the current restated certificate of incorporation to modify or repeal the requirement for a supermajority vote of shareholders to approve the matters described below.

      Removal of Directors. Article EIGHTH of the current restated certificate of incorporation permits directors to be removed only for cause and only by the affirmative vote of holders of at least 80% of the outstanding shares of Gerber Scientific’s stock entitled to vote in the election of directors. The current restated certificate of incorporation would be amended to permit a director to be removed, with or without cause, by the affirmative vote of at least a majority of the votes entitled to be cast in the election of directors. The proposed amendment would expand the basis for removal to that permitted by Section 33-742 of the Connecticut Business Corporation Act, which provides that shareholders may remove directors, with or without cause, unless the certificate of incorporation states that directors may be removed only for cause. The proposed amendment, however, would require a greater shareholder vote for removal than the minimum vote prescribed by the Connecticut Business Corporation Act. Absent the special voting requirement in the proposed amendment and provided a quorum is present, the Connecticut Business Corporation Act would permit removal of a director if the votes cast favoring removal exceed the votes cast opposing removal.

      If shareholders approve this proposal 3 and the proposed amendment becomes effective, the amended provision of the restated certificate of incorporation relating to removal of directors would read as follows:

One or more or all of the directors of the Corporation may be removed with or without cause by the affirmative vote of at least a majority of the votes entitled to be cast in the election of such directors, voting in accordance with the requirements of the CBCA and this Certificate of Incorporation.

      Amendments to Certificate of Incorporation and By-Laws. The proposed amendment would reduce the shareholder vote required to approve amendments to the certificate of incorporation and certain amendments to the by-laws. Article EIGHTH of the current restated certificate of incorporation requires the affirmative vote of holders of at least 80% of the outstanding shares of capital stock of Gerber Scientific, voting together as a single class, to alter, amend or repeal, or to adopt any provision inconsistent with:

•	any provision of Article EIGHTH, which includes provisions relating to the number, terms of office, classification, nomination and removal of directors, as well as the foregoing supermajority shareholder approval right itself; and

•	any similar provisions in specified sections of the by-laws that relate to the number, terms of office, classification, nomination and removal of directors.

      The proposed amendment would repeal the supermajority shareholder approval provision in Article EIGHTH and substitute therefor a new provision stating that any action to amend the restated certificate of incorporation or to amend or repeal, or adopt any provision inconsistent with, Article VI of the by-laws will require the affirmative vote of at least a majority of the votes entitled to be cast on any such matter. Article VI of the by-laws provides that, except as otherwise provided in the restated certificate of incorporation, the by-laws may be amended or repealed either by the affirmative vote of a majority of the shareholder votes entitled to be cast on such amendment or repeal or by the affirmative vote of a majority of the total number of directors Gerber Scientific would have if there were no vacancies in the board of directors.

      Although the proposed amendment would eliminate the 80% shareholder vote required to approve specified amendments to the certificate of incorporation and the by-laws, the proposed shareholder vote would exceed the minimum vote generally prescribed by the Connecticut Business Corporation Act to approve such amendments. Absent the special voting requirement in the proposed amendment and provided a quorum is present, under the Connecticut Business Corporation Act any such amendment generally would be approved if the votes cast favoring the amendment exceed the votes cast opposing the amendment. If the amendment would create shareholder dissenters’ rights, the Connecticut Business Corporation Act requires that the amendment be approved by a majority of the votes entitled to be cast on the amendment.

      If shareholders approve this proposal 3 and the proposed amendment becomes effective, the amended provision of the restated certificate of incorporation on the shareholder vote required to approve amendments to the restated certificate of incorporation and the by-laws would read as follows:

The Corporation may amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the CBCA. The Board of Directors shall have the authority, concurrently with the authority of the shareholders, to amend and repeal the By-Laws of the Corporation. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least a majority of the votes entitled to be cast thereon, voting in accordance with the requirements of the CBCA and this Certificate of Incorporation, shall be required to amend this Certificate of Incorporation or to amend or repeal or adopt any provision inconsistent with Article VI of the By-laws.

      Sale of Assets, Plans of Merger and Share Exchanges. The proposed amendment would add a provision to the current restated certificate of incorporation for Gerber Scientific to opt out of certain “grandfather” provisions of the Connecticut Business Corporation Act that apply to corporations, such as Gerber Scientific, that were incorporated under the laws of Connecticut prior to January 1, 1997. Section 33-817 of the Connecticut Business Corporation Act requires that, unless the corporation’s certificate of incorporation expressly provides otherwise or certain exceptions apply, a plan of merger or share exchange by a corporation incorporated under the laws of Connecticut prior to January 1, 1997 must be approved by the affirmative vote of at least two-thirds of each class or series of stock entitled to vote thereon as a separate class or series, and by the affirmative vote of at least two-thirds of each class of stock outstanding prior to January 1, 1997, and not otherwise entitled to vote thereon. In addition, Section 33-831 of the Connecticut Business Corporation Act requires that, unless the corporation’s certificate of incorporation expressly provides otherwise or certain exceptions apply, the sale, lease, exchange or disposition of all, or substantially all, of a corporation’s property by a corporation incorporated under the laws of Connecticut prior to January 1, 1997 must be approved by the affirmative vote of at least two-thirds of each class or series of stock entitled to vote thereon as a separate class or series, and by the affirmative vote of at least two-thirds of each class of stock outstanding prior to January 1, 1997, whether or not otherwise entitled to vote thereon.

      The proposed amendment would provide that Gerber Scientific has elected not to be governed by the “grandfather” provisions of Sections 33-817 and 33-831 of the Connecticut Business Corporation Act. The proposed amendment would further provide that the approval of any plan of merger, share exchange or disposition of assets consummated by Gerber Scientific that is otherwise covered by Sections 33-817 and 33-831 as described above would require the affirmative vote of a majority of the votes entitled to be cast thereon, which is the vote required under provisions of the Connecticut Business Corporation Act applicable to corporations incorporated in Connecticut on or after January 1, 1997.

      If shareholders approve this proposal 3 and the proposed amendment becomes effective, the applicable provision of the restated certificate of incorporation would read as follows:

The Corporation expressly elects not to be governed by the provisions of Sections 33-817 or 33-831 of the CBCA pertaining to the shareholder vote required for corporations incorporated under the laws of the State of Connecticut prior to January 1, 1997. The approval of a plan of merger or share exchange or a disposition of assets other than in the ordinary course of business under Sections 33-817 or 33-831 of the CBCA, or the successor provisions thereto, shall require the affirmative vote of a majority of the votes entitled to be cast thereon, voting in accordance with the requirements of the CBCA and this Certificate of Incorporation.

      Business Combinations With Interested Shareholders. The proposed amendment would repeal in its entirety Article NINTH of the current restated certificate of incorporation. Article NINTH requires that, subject to specified exceptions, any “business combination” with “interested shareholders” or other affiliated persons of Gerber Scientific must be approved by the affirmative vote of not less than (1) 80% of the shareholder votes entitled to be cast by the holders of all then outstanding shares of “voting stock” (as defined), voting together as a single class, and (2) two-thirds of the shareholder votes entitled to be cast by the holders of all then outstanding shares of voting stock, voting together as a single class, other than shares held by any interested shareholder with respect to such business combination. Article NINTH defines “business combination” to include, among other transactions, any merger, consolidation or share exchange of Gerber Scientific or its subsidiary with an interested shareholder or an affiliated or associated person of an interested shareholder. Article NINTH defines “interested shareholder” to include, among other persons, any person who is the beneficial owner of voting stock representing 10% or more of the votes entitled to be cast by the holders of all outstanding shares of voting stock of Gerber Scientific.

      The repeal of Article NINTH as provided in the proposed amendment would not eliminate the application to Gerber Scientific of requirements for supermajority shareholder approval of business combinations with interested shareholders. If shareholders approve this proposal 3 and the proposed amendment becomes effective, Gerber Scientific will continue to be subject to the provisions of Sections 33-841 through 33-845 of the Connecticut Business Corporation Act. These statutory provisions generally require “business combinations” by a Connecticut corporation with an “interested shareholder” to be approved by the board of directors and by the affirmative vote of at least (1) 80% of the shareholder votes entitled to be cast by the holders of all then outstanding shares of “voting stock” (as defined), voting together as a single class, and (2) two-thirds of the shareholder votes entitled to be cast by the holders of all then outstanding shares of voting stock, voting together as a single class, other than shares held by any interested shareholder with respect to such business combination. The shareholder approval requirements in Sections 33-841 do not apply if the consideration to be received by the shareholders in the business combination meets certain price and other requirements set forth in the Connecticut Business Corporation Act. Section 33-844 of the Connecticut Business Corporation Act prohibits a Connecticut corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years after the date of the transaction in which the person became an interested shareholder, unless the business combination either is approved by the board of directors and a majority of the non-employee directors, of which there shall be at least two, or meets one of the exceptions set forth in Section 33-845 of the Connecticut Business Corporation Act. Sections 33-840 and 33-843 of the Connecticut Business Corporation Act generally define “business combination” and “interested shareholder” in the same manner as those terms are defined in Article NINTH of the current restated certificate of incorporation. Unlike Article NINTH, however, the statutory provisions do not require, as a condition for exempting a business combination from supermajority shareholder approval, the approval of such business combination by directors who were members of the board before the interested shareholder became an interested shareholder.

Text of Proposed Amendment

      The amendment described in this proposal 3 would read in its entirety as set forth in the form attached as Appendix D to this proxy statement. The attached form is marked to show all changes to the provisions of Articles EIGHTH and NINTH of the current restated certificate of incorporation that would be implemented as a result of the proposed amendment.

Effectiveness of Amendment

      By approving this proposal 3, shareholders will approve the amendment or repeal of each of the provisions of the current restated certificate of incorporation described above. This proposal 3 will only be implemented if shareholders also approve proposal 5, which solicits shareholder approval of an amendment to Gerber Scientific’s by-laws that includes revisions to conform certain provisions of the by-laws to the certificate of incorporation, as amended by this proposal 3.

      If shareholders approve this proposal 3 and proposal 5, the proposed amendment to the current restated certificate of incorporation will become effective upon the filing of a certificate of amendment with the

Connecticut Secretary of State. Gerber Scientific will file the certificate of amendment promptly after the annual meeting.

Approval of Proposal 3

      Approval of this proposal 3 will require the affirmative vote of the holders of at least 80% of the shares of common stock outstanding on the record date for the annual meeting.

      The board of directors recommends that shareholders vote FOR the proposal to amend or repeal takeover defensive provisions of the restated certificate of incorporation as described in this proposal 3.

PROPOSAL TO ADD INDEMNIFICATION PROVISIONS AND MAKE

OTHER AMENDMENTS TO RESTATED CERTIFICATE OF INCORPORATION
(Proposal 4)

      Gerber Scientific is asking shareholders to consider and vote upon a proposal to approve an amendment to the current restated certificate of incorporation to add indemnification provisions and make certain other changes. The proposed amendment to the current restated certificate of incorporation subject to this proposal 4 is principally intended to conform the restated certificate of incorporation to applicable provisions of the Connecticut Business Corporation Act, which was enacted since the restated certificate of incorporation was last comprehensively amended. Many of the changes described in this proposal 4 involve deleting provisions that are no longer required to be in Gerber Scientific’s certificate of incorporation, changing terminology from terms used in the prior law to terms used in the Connecticut Business Corporation Act, amending, deleting and revising references to sections of the Connecticut General Statutes that were modified, repealed or renumbered in connection with enactment of the Connecticut Business Corporation Act, and generally updating and simplifying the restated certificate of incorporation.

Summary of Amendment

      The following summary of the proposed amendment is qualified in its entirety by the complete text of the proposed amendment in the form attached as Appendix E to this proxy statement.

      Indemnification of Directors, Officers, Employees and Agents. The proposed amendment would amend the current restated certificate of incorporation relating to indemnification of Gerber Scientific’s directors, employees and agents. The new indemnification provisions would:

•	require Gerber Scientific to indemnify each director against liability to any person for any action taken, or any failure to take any action, as a director, subject to certain statutory exceptions; and

•	provide Gerber Scientific with greater flexibility to determine the indemnification and expense advancement rights of its employees and agents who are not also directors or officers.

      The proposed amendment would broaden the current rights of Gerber Scientific’s directors to mandatory indemnification by adding indemnification provisions to the restated certificate of incorporation. Under these provisions, a director would be entitled to indemnification subject only to the exceptions set forth in the current restated certificate of incorporation that would preclude the director from obtaining exculpation from personal liability to Gerber Scientific or its shareholders for monetary damages for breach of duty. The current restated certificate of incorporation provides that the personal liability of a director to Gerber Scientific or its shareholders for monetary damages for breach of a duty as a director is limited to the amount of the compensation received by the director for serving Gerber Scientific during the year of the violation, provided that such breach did not:

•	involve a knowing and culpable violation of law by the director;

•	enable the director or an associate, as defined in Section 33-840 of the Connecticut Business Corporation Act, to receive an improper personal economic gain;

•	show a lack of good faith and a conscious disregard for the duty of the director to Gerber Scientific under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to Gerber Scientific;

•	constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director’s duty to Gerber Scientific; or

•	create liability under Section 33-757 of the Connecticut Business Corporation Act, which imposes liability on directors for unlawful distributions by the corporation.

      The Connecticut Business Corporation Act was amended effective January 27, 1997 to provide that a corporation may include a provision in its certificate of incorporation permitting or requiring the corporation to indemnify a director for liability to any person for any action taken, or any failure to take any action, as a director, provided that such liabilities do not fall within one of the five categories described above relating to exculpation of directors. Under the proposed indemnification provisions, consistent with this statutory provision, a director of Gerber Scientific would be indemnified against expenses and liabilities to any person for any action taken, or any failure to take any action, as a director, except liabilities that fall within one of the foregoing five categories. Such exceptions to indemnifiable liabilities, which are set forth in the proposed amendment, are the sole exceptions prescribed by the Connecticut Business Corporation Act.

      The proposed amendment would impose less restrictive conditions than those currently in effect on claims for mandatory indemnification by Gerber Scientific’s directors. Gerber Scientific is required under Section 33-771(e) of the Connecticut Business Corporation Act to indemnify a director against liability incurred in connection with any action, suit or proceeding in which the director was or is made a party by reason of the director’s serving or having served in such capacity, if:

•	the director acted in good faith;

•	the director reasonably believed (1) in the case of conduct in such director’s official capacity, that his or her conduct was in the best interests of the corporation, and (2) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and

•	in the case of any criminal proceeding, the director had no reasonable cause to believe his or her conduct was unlawful.

      Gerber Scientific’s current by-laws require Gerber Scientific to indemnify its directors to the maximum extent permitted under Connecticut law. Because the proposed indemnification provisions could require Gerber Scientific to extend mandatory indemnification to directors in situations in which Gerber Scientific currently is under no obligation to do so, the cost of its indemnity obligations under those provisions would likely be greater than the cost Gerber Scientific might incur pursuant to the indemnification provisions of its current by-laws. Gerber Scientific is not aware of any known or anticipated proceeding for which a claim for indemnification may be made by a director under the new indemnification provisions.

      The board of directors believes that the proposed indemnification provisions would enhance Gerber Scientific’s ability to retain its present directors and would encourage other qualified and experienced individuals to serve as directors if vacancies on the board should arise in the future. Directors have a personal interest in the proposal for enhanced indemnification, since the new provisions would limit their monetary liability arising from certain actions they may take.

      The proposed amendment also would add a provision for Gerber Scientific to opt out of certain “grandfather” provisions of the Connecticut Business Corporation Act relating to the indemnification of Gerber Scientific’s employees and agents. Section 33-776 of the Connecticut Business Corporation Act provides that a corporation incorporated under the laws of Connecticut prior to January 1, 1997 shall, except to the extent that the corporation’s certificate of incorporation expressly provides otherwise, indemnify each employee and agent of the corporation pursuant to the applicable provisions of the Connecticut Business Corporation Act. By opting out of Section 33-776 with respect to Gerber Scientific’s employees and agents, Gerber Scientific would be provided with greater flexibility to determine its obligations to indemnify employees and agents who are not also directors or officers. Officers of Gerber Scientific will continue to have the rights to mandatory indemnification and advancement of expenses currently afforded to them under the Connecticut Business Corporation Act and the by-laws, which are substantially similar to the rights currently afforded to directors.

      The proposed indemnification provisions would permit, but not require, Gerber Scientific to provide indemnification, or advance expenses, to any current or former employee or agent who is not also a director, or who is a director, but is made a party to a proceeding solely in his or her capacity as an employee or agent. The new indemnification provisions would provide Gerber Scientific with the flexibility to determine the appropriate extent of any indemnification of, or advancement of expenses to, employees and agents on terms and conditions established at the discretion of the board of directors, from time to time, consistent with public policy. These indemnification rights may be evidenced by contract, by-laws or resolutions of the board of directors.

      If shareholders approve this proposal 4, Gerber Scientific’s obligations with respect to the indemnification of its employees and agents will be governed by Gerber Scientific’s by-laws. The current by-laws provide that Gerber Scientific shall indemnify and reimburse, to the fullest extent permitted under applicable law, any person made a party to any action, suit or proceeding by reason of the fact that he or she is or was an employee of Gerber Scientific, for expenses and liability incurred in connection with the defense or settlement of such action or threatened action, suit or proceeding. However, the board of directors has adopted certain amendments to the by-laws that will be implemented if shareholders approve this proposal 4 and proposals 3 and 5. These amendments would, in lieu of such mandatory indemnification:

•	permit Gerber Scientific, at the discretion of the board of directors, to indemnify any current or former employee or agent of Gerber Scientific against liability to any person for any action taken, or any failure to take any action, as an employee or agent; and

•	provide that advances of funds to pay the expenses of Gerber Scientific’s employees or agents may be made on such terms as the board of directors deems appropriate.

      The rights of indemnification under the proposed indemnification provisions would not be exclusive of any other rights of indemnification which a director, officer, employee or agent of Gerber Scientific seeking indemnity may have under any by-law, agreement, vote of the shareholders or disinterested directors, or otherwise.

      Because the Connecticut Business Corporation Act has only relatively recently been enacted, there has not yet been any judicial interpretation of the precise scope or validity of its provisions relating to indemnification. Neither the outcome of any litigation challenging the applicability of these provisions nor the effects of any such litigation on the application by Gerber Scientific of the proposed indemnification provisions can be predicted with certainty.

      If shareholders approve this proposal 4, the provisions of the restated certificate of incorporation relating to indemnification would read as follows:

1. The Corporation shall indemnify its Directors for liability, as defined in Section 33-770(5) of the CBCA, to any person for any action taken, or any failure to take any action, as a Director, except liability that: (a) involved a knowing and culpable violation of law by the Director; (b) enabled the Director or an associate (as defined in Section 33-840 of the CBCA) to receive an improper personal gain; (c) showed a lack of good faith and conscious disregard for the duty of the Director to the Corporation under circumstances in which the Director was aware that the Director’s conduct or omission created an unjustifiable risk of serious injury to the Corporation; (d) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the Director’s duty to the Corporation; or (e) created liability under Section 33-757 of the CBCA. Notwithstanding anything in the preceding sentence to the contrary, the Corporation shall be required to indemnify a Director in connection with a proceeding commenced by such Director only if (i) the commencement of such proceeding by the Director was authorized by the Board of Directors of the Corporation or (ii) such proceeding was brought to establish or enforce a right of indemnification under this

Section or the By-Laws of the Corporation. This Article shall not affect the indemnification or advance of expenses to a Director for any liability stemming from acts or omissions occurring prior to the effective date of this Article. Any lawful repeal or modification of this Article or the adoption of any provision inconsistent herewith by the Board of Directors and the shareholders of the Corporation shall not, with respect to a person who is or was a Director, adversely affect the indemnification or advance of expenses to such person for any liability stemming from acts or omissions occurring prior to the effective date of such repeal, modification or adoption of a provision inconsistent herewith.

2. The Corporation shall not be obligated by Section 33-776(d) of the CBCA to indemnify, or advance expenses, to any current or former employee or agent of the Corporation who is not a Director. However, the Corporation may, at the discretion of the Board of Directors, indemnify, or advance expenses to, any current or former employee or agent of the Corporation, who is not a Director, to the fullest extent permitted by law.

      Other Changes. The proposed amendment also would include the following additional changes to the current restated certificate of incorporation:

•	the provisions in Articles SECOND, FIFTH and SIXTH of the current restated certificate of incorporation setting forth Gerber Scientific’s location, minimum stated capital and existence of unlimited duration would be deleted because these provisions are no longer required by Connecticut state law to be included in a corporation’s certificate of incorporation;

•	the enumeration of the types of businesses in which Gerber Scientific may engage set forth in Article THIRD of the current restated certificate of incorporation would be replaced with a general statement that Gerber Scientific may engage in any lawful act or activity for which corporations may be incorporated under the Connecticut Business Corporation Act;

•	the provision in Article SEVENTH of the current restated certificate of incorporation providing that holders of common stock do not have preemptive or other rights to subscribe to Gerber Scientific’s unissued shares would be revised to conform to the related provision, which is to the same effect, of the Connecticut Business Corporation Act; and

•	the proposed amendment would include terminological, organizational and other similar changes to the text of the current restated certificate of incorporation of the type described above in the first paragraph of this proposal.

Text of Proposed Amendment

      The amendment described in this proposal 4 would read in its entirety as set forth in the form attached as Appendix E to this proxy statement. The attached form is marked to show all changes to the applicable provisions of the current restated certificate of incorporation that would be implemented as a result of the proposed amendment.

Effectiveness of Amendment

      If shareholders approve this proposal 4, the proposed amendment to the current restated certificate of incorporation will become effective upon the filing of a certificate of amendment with the Connecticut Secretary of State. Gerber Scientific will file the certificate of amendment promptly after the annual meeting.

Approval of Proposal 4

      Approval of this proposal 4 will require the affirmative vote of the holders of a majority of the shares of common stock outstanding on the record date for the annual meeting.

      The board of directors recommends that shareholders vote FOR the proposal to add indemnification provisions and make other amendments to the restated certificate of incorporation as described in this proposal 4.

PROPOSAL TO AMEND OR REPEAL

TAKEOVER DEFENSIVE PROVISIONS OF THE BY-LAWS
(Proposal 5)

      Gerber Scientific is asking shareholders to consider and vote upon a proposal to approve an amendment to the by-laws of Gerber Scientific that would amend or repeal provisions containing certain takeover defensive measures and make other changes to conform the by-laws to the restated certificate of incorporation as it is proposed to be amended by proposal 3. Proposal 5 will be implemented, and the by-laws amended as discussed below, only if shareholders also approve proposal 3.

Proposed Amendment

      The following summary of the proposed amendment is qualified in its entirety by the complete text of the proposed amendment in the form of amended and restated by-laws attached as Appendix F to this proxy statement. The following summary is also qualified in its entirety by the marked copy of Article III of the by-laws attached as Appendix G to this proxy statement, which shows all changes to the provisions of Article III of the current by-laws that would be implemented as a result of the proposed amendment.

      Declassification of Board of Directors. For the reasons described in proposal 3, Section 1 of Article III of the current by-laws would be amended to repeal provisions relating to the classification of the board of directors. Section 1 of Article III as so amended would read as follows:

The business and affairs of the Corporation shall be managed by the Board of Directors. The number of directors (exclusive of directors, if any, elected by the holders of one or more series of Preferred Stock, which may at any time be outstanding, voting separately as a class pursuant to the provisions of the Certificate of Incorporation applicable thereto) shall not be fewer than three (3) nor more than eleven (11). The exact number of directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. In the absence of such a resolution, the number of directors shall be the number of directors in office immediately after the election of directors at the preceding annual meeting of Shareholders.

      Board Vacancies. Section 2 of Article III of the current by-laws, which provides that only the board of directors may fill vacancies on the board, would be amended to provide that both shareholders and the board of directors may fill vacancies on the board. Section 2 of Article III as so amended would read as follows:

Subject to the rights of the holders of any series of Preferred Stock then outstanding with respect to directors elected by the holders of such Preferred Stock, any vacancy, including a vacancy to be filled by reason of an increase in the number of directors, may be filled by Shareholders or the Board of Directors. If the directors remaining in office constitute less than a quorum, they may fill the vacancy by the vote of a majority of the directors then in office, although less than a quorum. Any director elected to fill a vacancy shall hold office until the next annual meeting of Shareholders and until his or her successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

      Removal of Directors. For the reasons discussed in proposal 3, Section 3 of Article III of the current by-laws would be amended to delete the requirement that directors may be removed only for cause and only by either a majority of directors or the affirmative vote of holders of at least 80% of the outstanding shares of Gerber Scientific’s stock entitled to vote in the election of directors. If this proposal 5 is approved and the by-laws are amended, the removal of directors would be governed by the restated certificate of incorporation, as amended by proposal 3, which provides that a director may be removed, with or without cause, by the affirmative vote of at least a majority of the votes entitled to be cast in the election of directors. Section 3 of Article III as so amended would no longer address removal of directors and would read as follows:

Any director may resign his or her office at any time, such resignation to be in writing and to take effect from the time of its receipt by the Corporation or at such other time as shall be fixed therein and acceptance thereof shall not be required to make it effective.

      Repeal of Advance Notice Requirements for Shareholder Nominations of Directors. For the reasons discussed in proposal 3, Section 4 of Article III of the current by-laws, which requires that shareholder nominations be made pursuant to prescribed advance notice procedures, would be repealed in its entirety. Those advance notice requirements duplicate the requirements set forth in the current restated certificate of incorporation, as described is proposal 3.

      Election of Directors by Preferred Holders. Section 5 of Article III of the current by-laws provides that the certificate of incorporation will govern the election and terms of office of directors elected by holders of preferred stock voting as a separate class. Section 5 would be deleted in its entirety, because this matter is addressed in the restated certificate of incorporation, as amended by proposal 3.

Other Amendments to By-Laws That Do Not Require Shareholder Approval

      The board of directors has adopted additional amendments to the by-laws that will become effective if proposal 4 is approved and this proposal 5 is approved and implemented. As part of these additional amendments, which do not require shareholder approval:

•	Section 7 of Article III of the by-laws, which requires Gerber Scientific to indemnify and reimburse, to the fullest extent permitted under applicable law, each director, officer and employee against liability to any person for any action taken, or any failure to take any action, as a director, officer or employee, would be deleted; and

•	A new Article VII would be added that would:

•	require Gerber Scientific to indemnify, to the fullest extent permitted by law, any current or former director or officer of Gerber Scientific against liability to any person for any action taken, or any failure to take any action, as a director or officer;

•	permit Gerber Scientific, at the discretion of the board of directors, to indemnify any current or former employee or agent of Gerber Scientific against liability to any person for any action taken, or any failure to take any action, as an employee or agent;

•	require Gerber Scientific to advance funds to pay for or reimburse the expenses of a director or officer of Gerber Scientific who is or was a party to a proceeding because he or she is or was a director or officer, if such person delivers to Gerber Scientific (1) a written affirmation of such person’s good faith belief that he or she has met the relevant standard of conduct and (2) a written undertaking to repay any funds advanced if such person is not entitled to mandatory indemnification under the Connecticut Business Corporation Act and it is determined that such person has not met the relevant standard of conduct; and

•	provide that Gerber Scientific may advance funds to pay the expenses of Gerber Scientific’s employees or agents on such terms as the board of directors deems appropriate.

Text of Amended and Restated Bylaws

      Attached as Appendix F to this proxy statement is the form of the amended and restated by-laws that will become effective if this proposal 5 is approved and implemented. Attached as Appendix G to this proxy statement is Article III of the by-laws marked to show all changes to the provisions of Article III of the current by-laws that would be implemented as a result of the proposed amendment. However, if shareholders do not also approve proposal 4, Article VII of the amended and restated by-laws as summarized above will not be adopted.

Approval of Proposal 5

      Approval of this proposal 5 will require the affirmative vote of the holders of at least 80% of the shares of common stock outstanding on the record date for the annual meeting.

      The board of directors recommends that shareholders vote FOR the proposal to amend or repeal the takeover defensive provisions of the by-laws as described in this proposal 5.

APPROVAL OF GERBER SCIENTIFIC, INC. 2005-2006 EXECUTIVE ANNUAL

INCENTIVE BONUS PLAN
(Proposal 6)

      Gerber Scientific’s shareholders are being asked to consider and vote upon a proposal to approve the Gerber Scientific, Inc. 2005-2006 Executive Annual Incentive Bonus Plan (the “new bonus plan” or the “new plan”). Shareholder approval of the new bonus plan is being requested to qualify awards under the new plan as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code and to comply with New York Stock Exchange rules requiring shareholder approval of equity compensation plans.

Background

      The new bonus plan was approved by the management development and compensation committee of the board of directors on June 2, 2004 and by the board of directors on June 3, 2004. If the shareholders approve the new bonus plan, the new plan will be effective for the fiscal years ending April 30, 2005 and April 30, 2006.

      Gerber Scientific expects that approximately 180 executives will participate in the initial year of the new bonus plan. Because benefits to be paid under the new bonus plan will be based upon the achievement of performance goals in the future, Gerber Scientific cannot determine the amounts which may become payable in the future under the new plan.

Summary of Material Provisions of the New Bonus Plan

      A copy of the new bonus plan is attached as Appendix H to this proxy statement. The following summary of the material provisions of the new bonus plan is qualified in its entirety by the complete text of the new bonus plan.

      Purpose. The purpose of the new bonus plan is to encourage the continued employment and service of, and maximum efforts by, selected executives and employees designated by Gerber Scientific by rewarding those persons with annual incentive bonus payments, which may be settled in cash or in shares of Gerber Scientific’s common stock, based upon the achievement of certain performance goals.

      Shares Subject to Bonus Plan. The number of shares of common stock reserved for issuance under the new bonus plan is 250,000, of which not more than 83,334 shares may be issued as restricted stock under the new plan. The closing price of the common stock on the record date for this annual meeting was $6.69 per share.

      Administration. The new bonus plan will be administered by the management development and compensation committee. Subject to the terms of the new plan, the management development and compensation committee will have the authority to administer and interpret the new plan and amend or terminate the new plan.

      Eligibility. The participants in the new plan will be officers of Gerber Scientific at the level of vice president or higher and the presidents of subsidiaries of Gerber Scientific. The management development and compensation committee may designate other key employees to participate in the new plan. To be eligible to receive any bonus payment, participants in the new plan must be on the active permanent payroll of Gerber Scientific or its subsidiary on the last day of the fiscal year that immediately precedes the fiscal year in which the new bonus will be paid. Executives designated to participate in the new plan may not participate in any other cash incentive compensation plan sponsored by Gerber Scientific.

      Amendment or Termination. Generally, the management development and compensation committee has the authority to amend or terminate the new plan at any time and for any reason. Without approval of the shareholders, the management development and compensation committee may not modify the new plan to materially increase the maximum amount allocated to the chief executive officer and the four most highly compensated employees of Gerber Scientific or render any member of the management development and compensation committee eligible for a bonus award. Any modification to the material terms of the new plan also will require shareholder approval prior to the payment of any benefit. Gerber Scientific also will submit amendments to the new plan for shareholder approval to the extent required by the Internal Revenue Code or other applicable laws, rules or regulations, including the rules of the New York Stock Exchange.

      Bonus Awards. Each year, each participant in the new bonus plan will be assigned by the management development and compensation committee a “target bonus” expressed as a percentage of the participant’s regular salary at the close of the fiscal year. Newly hired employees who are designated as participants in the new bonus plan will share on a pro rata basis in the new plan if they are employees of Gerber Scientific or its subsidiary for at least two months during the fiscal year. Adjustments on a pro rata basis also will be made for participants who transfer within companies which are designated as part of the new bonus plan. The management development and compensation committee has established that for fiscal year 2005, the target bonus for the chief executive officer of Gerber Scientific will be 75% of salary, the target bonus for the executive vice president of Gerber Scientific will be 60% of salary, and the target bonus for the other named executive officers referred to in this proxy statement will be 50% of salary. Other executives included in the new plan generally will be assigned a target bonus equal to varying percentages of salary, as determined by the management development and compensation committee. The maximum cash bonus payable to any participant in any fiscal year will be two times the target bonus, up to a maximum of $1,500,000.

      The bonus amount payable to participants in the new plan will be determined by the degree of achievement of the performance goal or goals applicable to either Gerber Scientific or its subsidiaries where the participant is employed. Gerber Scientific expects to pay bonuses on or before July 15 following the close of each fiscal year, subject to the certification by Gerber Scientific’s independent auditors of all financial statements of Gerber Scientific for the fiscal year immediately preceding the year in which the new bonus is to be paid. In addition, bonus payments will not be made until the management development and compensation committee has certified that the applicable performance goals have been achieved. Bonus payment will be conditional upon the participant’s continued employment by Gerber Scientific or its subsidiary through the last day of the fiscal year.

      Bonuses awarded under the new plan may be paid in cash or in shares of common stock of Gerber Scientific. The new bonus plan permits a participant whose potential target bonus is 30% or greater of the participant’s salary, and who is authorized by the management development and compensation committee, to elect to purchase shares of common stock, at the prevailing market price at the date the new bonus is paid, with up to 50% of the participant’s cash bonus, less applicable withholding taxes. If the participant elects to purchase shares, the participant also will be awarded additional restricted shares of common stock in an amount equal to one-third of the gross bonus amount elected to be received in stock. The restricted stock vests one-third each year over a three-year period provided (1) the participant remains employed by Gerber Scientific or its subsidiary (unless the cessation of employment was a result of retirement, death, disability or a change of control of Gerber Scientific), and (2) the participant continues to hold the underlying stock purchased with this bonus for the entire vesting period. The restricted stock also will be subject to such additional restrictions, if any, as the management development and compensation committee may impose. If, during the three-year vesting period, the participant disposes of any or all of the participant’s unrestricted stock received under the new plan, a proportional amount of unvested restricted stock will be forfeited. Participants receiving restricted stock will have dividend and voting rights with respect to the restricted stock, subject to the terms and conditions imposed by the management development and compensation committee.

      In the event of a change in control of Gerber Scientific, as defined in the new plan, any restrictions imposed on the restricted stock will lapse. Any restrictions imposed on the restricted stock also will lapse in the event that the participant’s employment with Gerber Scientific or its subsidiaries is terminated due to death, permanent disability or retirement.

      Transfer of Rights Under the Bonus Plan. In general, participants may not transfer any of their rights under the new plan. However, in the event of a participant’s death after the end of the fiscal year, but prior to the bonus payment date, Gerber Scientific will pay the bonus amounts due under the new plan to such participant’s designated beneficiary, or in the absence of such designation, by will or the laws of descent and distribution.

      Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits publicly-held companies such as Gerber Scientific to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, “performance-based compensation” is excluded from this limitation. The new bonus plan contains provisions required for awards under the new plan to qualify as performance-based for purposes of satisfying the conditions of 162(m).

      For compensation to qualify as performance-based under Section 162(m) of the Internal Revenue Code:

•	the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

•	the performance goal under which compensation is paid must be established by a management development and compensation committee composed solely of two or more directors who qualify as “outside directors” for purposes of the exception;

•	the material terms under which the compensation is paid must be disclosed to and subsequently approved by shareholders of the corporation in a separate vote before payment is made; and

•	the management development and compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

      Under the new bonus plan, one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or business units (except with respect to the total shareholder return and earnings per share criteria), will be used exclusively by the management development and compensation committee in establishing performance goals:

•	return on equity;

•	return on assets;

•	net income;

•	cash flow;

•	free cash flow;

•	book value;

•	earnings before interest and taxes;

•	revenues;

•	financial return ratios;

•	market performance of Gerber Scientific;

•	total shareholder return; and

•	earnings per share.

      Under the Internal Revenue Code, a director is an “outside director” of Gerber Scientific if the director is not a current employee of Gerber Scientific or any subsidiary; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of Gerber Scientific or any subsidiary; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a 5% ownership interest), remuneration from Gerber Scientific or any subsidiary in any capacity other than as a director.

Federal Income Tax Consequences

      The payment of the award in cash or as unrestricted common stock under the new plan will be taxable to a participant as compensation income, subject to withholding taxes. If Gerber Scientific complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

      A participant who elects to receive shares of restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award. However, the participant may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the participant does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse will be treated as compensation income to the participant and will be taxable in the year the restrictions lapse, subject to withholding taxes. Dividends paid while the common stock is subject to restrictions will be treated as compensation income and subject to withholding taxes. If Gerber Scientific complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, it will be entitled to a business expense deduction in the same amount and generally at the same time as the participant recognizes ordinary income.

      Gerber Scientific may withhold any amount of the bonus payment, including any shares of common stock issued under the new plan, that it may be required to withhold pursuant to any applicable statute, law, regulation or order of any jurisdiction.

Approval of Proposal 6

      For Connecticut law purposes, proposal 6 will be approved if the votes cast for the proposal exceed the votes cast against the proposal. Under NYSE rules, proposal 6 must be approved by a majority of the votes cast on the proposal, provided that the total votes cast on the proposal represent over 50% of the total number of votes that may be cast by holders of the shares of common stock outstanding on the record date for the annual meeting.

      The board of directors recommends that shareholders vote FOR approval of the Gerber Scientific, Inc. 2005-2006 Executive Annual Incentive Bonus Plan.

INDEPENDENT ACCOUNTANTS

      KPMG LLP has served as Gerber Scientific’s independent accountants for fiscal 2004 and 2003. Representatives of KPMG are expected to be present at the annual meeting and will be afforded the opportunity to make a statement if they so desire and to respond to appropriate questions.

Fees

      The following table sets forth the aggregate fees for services rendered by KPMG to Gerber Scientific for fiscal 2004 and 2003:

	2004	2003

Audit services	$1,102,909	$1,036,372
Audit-related services	33,550	34,309
Tax services	171,257	171,794
All other fees	—	8,767

Total	$1,307,716	$1,251,242

      The audit and finance committee of the board of directors considered whether the provision by KPMG of non-audit-related services was compatible with maintaining the independence of such independent accountants.

      Audit Services. Audit services include services performed by KPMG to comply with generally accepted auditing standards related to the audit and review of Gerber Scientific’s financial statements. The audit fees shown above for the 2004 and 2003 fiscal years were incurred principally for services rendered in connection with the audit of Gerber Scientific’s consolidated financial statements and associated filings with the SEC and other U.S. and foreign regulatory agencies.

      Audit-Related Services. Audit-related services include assurance and related services that are traditionally performed by independent auditors. The audit-related fees shown above for the 2004 and 2003 fiscal years were incurred in connection with audits of Gerber Scientific’s employee benefit plans and general non-audit accounting consultation concerning financial reporting, disclosure matters and new accounting pronouncements.

      Tax Services. Tax services include services performed by KPMG’s tax department, except those services related to audits. The tax fees shown above were incurred in connection with the preparation of Gerber Scientific’s tax returns and corporate tax consultations.

      All Other Fees. Fees referred to as “all other fees” for the 2003 fiscal year were paid for legal services performed by KPMG in connection with a matter involving Gerber Scientific’s operations in Australia.

Pre-Approval Policy

      The audit and finance committee pre-approves all audit and permissible non-audit services provided by Gerber Scientific’s independent auditors. These services may include audit services, audit-related services, tax services and other services. From July 2003 through June 2004, Gerber Scientific’s policy required the audit and finance committee to approve audit and permitted non-audit services (including the fees and terms thereof) to be performed for Gerber Scientific by its independent auditors on an individual engagement basis.

      In June 2004, the audit and finance committee established a policy that provides for the general pre-approval of specific types of services. Pre-approval under this policy is generally provided for up to one year, is detailed as to the particular services or categories of services that are pre-approved, and specifies fee limits for each service or category of service. The independent auditors and management are required to report periodically to the audit and finance committee regarding the services provided by, and fees payable to, the independent auditors in accordance with this pre-approval.

      During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the general pre-approval. In those instances, the pre-approval policy requires specific pre-approval before engaging the independent auditors. In accordance with the policy, the audit and finance committee has delegated to its Chairman the authority to address any requests for pre-approval of services between committee meetings. The Chairman must report any pre-approval decisions to the audit and finance committee at its next scheduled meeting.

REPORT OF THE AUDIT AND FINANCE COMMITTEE OF

THE BOARD OF DIRECTORS OF GERBER SCIENTIFIC, INC.

      The audit and finance committee of the board of directors currently consists of five members: Edward G. Jepsen, who serves as Chair, Randall D. Ledford, John R. Lord, A. Robert Towbin, and W. Jerry Vereen. Each member of the committee is “independent” under the rules of the New York Stock Exchange as currently in effect. In addition, the board of directors deems each of the committee members to be financially literate and Edward G. Jepsen to be an “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K.

      The committee operates under a written charter. The committee reviews and evaluates its charter at least annually and reports and makes recommendations to the board with respect to any amendments or modifications of the charter. A copy of the charter, which was amended in June 2004 to address recently adopted legislative and regulatory requirements, can be found at Appendix B to this proxy statement.

      Management is responsible for Gerber Scientific’s financial reporting process, the preparation of consolidated financial statements in accordance with generally accepted accounting principles, and the design and operation of Gerber Scientific’s system of internal controls and procedures to ensure compliance with accounting standards and applicable laws and regulations. Gerber Scientific’s independent auditors, KPMG LLP, are responsible for performing an independent audit of Gerber Scientific’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on such financial statements. The committee’s responsibility is, in an oversight role, to monitor, oversee and review these processes.

      In connection with the committee’s responsibilities, the committee reviewed Gerber Scientific’s audited financial statements for the fiscal year ended April 30, 2004 and discussed these financial statements with Gerber Scientific’s management and independent auditors.

      The committee also reviewed and discussed with Gerber Scientific’s independent auditors the matters required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380), as amended (Communication with Audit Committees).

      Gerber Scientific’s independent auditors provided the committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in their professional opinion may reasonably be thought to bear on independence, to confirm their independence and to engage in a discussion of independence. The committee discussed with Gerber Scientific’s independent auditors the independent auditors’ independence, a discussion that encompassed, among other things, whether the independent auditors’ provision of non-audit-related services to Gerber Scientific is compatible with maintaining such auditors’ independence.

      Based upon the reviews and discussions with management and the independent auditors referred to above, and the receipt of an unqualified opinion from KPMG dated July 13, 2004, the committee recommended to the Board of Directors that the financial statements be included in Gerber Scientific’s annual report on Form 10-K for the fiscal year ended April 30, 2004 for filing with the Securities and Exchange Commission.

Respectfully submitted, Audit and Finance Committee Edward G. Jepsen (Chair) Randall D. Ledford John R. Lord A. Robert Towbin W. Jerry Vereen

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act requires Gerber Scientific’s directors and executive officers and persons who beneficially own more than 10% of the common stock to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Gerber Scientific. The reporting persons are required by rules of the SEC to furnish Gerber Scientific with copies of all Section 16(a) reports they file. Based solely upon a review of Section 16(a) reports furnished to Gerber Scientific for fiscal 2004 or written representations that no other reports were required, Gerber Scientific believes that Gerber Scientific’s Section 16(a) reporting persons otherwise complied with all filing requirements for fiscal 2004.

SHAREHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2005

      Under SEC rules, in order for shareholder proposals to be included in the proxy statement for Gerber Scientific’s annual meeting of shareholders in 2005, such proposals must be received by the Corporate Secretary of Gerber Scientific at Gerber Scientific’s principal office in South Windsor, Connecticut, no later than April 11, 2005. The submission by a shareholder of a proposal for inclusion in the proxy statement is subject to regulation by the SEC.

      Under Gerber Scientific’s current restated certificate of incorporation and by-laws, a shareholder wishing to bring business before the shareholders at any meeting of shareholders generally must be received by the Corporate Secretary not less than 60 days nor more than 90 days prior to the meeting at which directors are to be elected. If, however, less than 70 days’ notice or prior public disclosure of the date is given or made to shareholders, the shareholder’s notice must be received by the Corporate Secretary not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper form, a shareholder’s notice to the Corporate Secretary must set forth the following information:

•	the name and address of the shareholder who intends to propose the business and the nature of the business to be proposed;

•	a representation that the shareholder is a holder of record of capital stock of Gerber Scientific entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to introduce the business specified in the notice; and

•	such other information regarding each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the SEC’s proxy rules if the matter had been proposed, or intended to be proposed, by the board of directors.

      The foregoing provisions of the by-laws concerning notice of proposals by shareholders are not intended to affect any rights of shareholders to request inclusion of proposals in Gerber Scientific’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act.

      If shareholders approve proposals 3 and 5, the foregoing advance notice requirements contained in Gerber Scientific’s restated certificate of incorporation and by-laws will be repealed and will not apply to shareholder nominations of directors for election at any subsequent meeting, and shareholders seeking to nominate persons for election to the board of directors at any subsequent meeting will be required to follow only applicable provisions of the Securities Exchange Act and state law.

OTHER MATTERS

      Discretionary authority is provided in the proxy as to any matters not specifically referred to in the proxy. The board of directors is not aware of any other matters that likely to be brought before the annual meeting. If other matters are properly brought before the meeting, including a proposal to adjourn the annual meeting to permit the solicitation of additional proxies in the event that one or more proposals have not been approved by a sufficient number of votes at the time of the annual meeting, the persons named in the enclosed proxy will vote on such matters in their own discretion.

By Order of the Board of Directors,

William V. Grickis, Jr.
Secretary

South Windsor, Connecticut
Dated: August 9, 2004

APPENDIX A

GERBER SCIENTIFIC, INC.

83 GERBER ROAD WEST
SOUTH WINDSOR, CONNECTICUT 06074

Directions to Corporate Headquarters of Gerber Scientific, Inc.

From New York City and Southern Connecticut

      Follow I-95 or Hutchinson River Pkwy/ Merritt Pkwy north to I-91. Continue north on 91. As you approach Hartford, exit to the right onto I-84 East (Exit 29). Follow I-84 East to Exit 64/65. Stay in far left lane. At end of ramp turn left. Move immediately into right lane. At second light (not including the light at the end of the exit ramp), turn right into Kelly Road. Follow Kelly Road past Holiday Inn Express. Turn left onto Gerber Road. Follow signs for parking.

From Massachusetts

      Follow Interstate 90 to Interstate 84. Follow I-84 South/ West into Connecticut to Exit 64. Turn left off ramp into Kelly Road. Turn left onto Gerber Road. Follow signs for parking.

From New York State and Western Connecticut

      Follow Routes 44/202, 7 or 8 to Interstate 84 East. Continue on I-84 East through Hartford to Exit 64/65. Stay in far left lane. At end of ramp turn left. Move immediately into right lane. At second light (not including the light at the end of the exit ramp), turn right onto Kelly Road. Follow Kelly Road past Holiday Inn Express. Turn left onto Gerber Road. Follow signs for parking.

A-1

APPENDIX B

GERBER SCIENTIFIC, INC.

Charter of the

Audit and Finance Committee
(Last amended June 3, 2004)

      This charter governs the operations of the Audit and Finance Committee (the “A&FC”) of the Board of Directors (the “Board”) of Gerber Scientific, Inc. (the “Company”).

Composition of the A&FC

      The A&FC shall consist of three or more directors, as determined by the Board. Each member of the A&FC shall be (i) independent, in accordance with applicable rules of the Securities and Exchange Commission (“SEC”) and applicable New York Stock Exchange (“NYSE”) listing standards, and (ii) financially literate, as such qualification is interpreted by the Board in its business judgment. In addition, at least one member of the A&FC shall have accounting or related financial management expertise, as the Board shall interpret such qualification in its business judgment. There shall be a presumption that a person who satisfies the definition of “audit committee financial expert” set out in Item 401(h) of Regulation S-K of the SEC has accounting or related financial management expertise. The members of the A&FC shall satisfy such other eligibility requirements as shall be prescribed from time to time in SEC rules and NYSE listing standards. No member of the A&FC may simultaneously serve on the audit committees of more than three public companies unless the Board determines that such simultaneous service would not impair the ability of such member to serve effectively on the A&FC.

      The Board, by majority vote and taking into consideration the recommendation of the Nominating and Corporate Governance Committee, shall appoint each member of the A&FC, and from such members so appointed, appoint a chairperson of the A&FC. Ordinarily, such appointments shall take place at the regular meeting of the Board held on or about the date of the annual shareholders’ meeting. The members of the A&FC shall serve until their successors are appointed and qualified. The Board shall have the power at any time to change the membership of the A&FC and to fill vacancies on it, subject to new members satisfying the foregoing requirements.

Meetings

      The A&FC shall meet at such times as it deems necessary to fulfill its responsibilities, but no less than four times annually. A majority of the A&FC members shall constitute a quorum. The A&FC shall have the authority to act on the affirmative vote of a majority of the members present at a meeting at which a quorum is present, and such act shall be the act of the A&FC. The minutes of A&FC meetings shall be filed in the records of the Company. Any decision or determination of the A&FC reduced to writing and signed by all of the members of the A&FC shall be fully as effective as if it had been made at a meeting duly called and held.

      Regular meetings of the A&FC in any year shall be called according to the schedule for such year approved by the A&FC. Special meetings of the A&FC may be called by the A&FC chairperson, a majority of the members of the A&FC, the Board chairperson, or by a majority of the Board. Meetings may, at the discretion of the A&FC, include members of the Company’s management, independent consultants, and such other persons as the A&FC or its chairperson may determine.

      The Company shall designate a person to act as management liaison to the A&FC. Such management liaison shall work with the A&FC chairperson, the Company’s financial officers, the internal audit staff and the external auditors to prepare an agenda for regularly scheduled meetings and develop an agenda for special meetings based on the information supplied by the party or parties requesting the special meeting. The management liaison shall coordinate and be responsible for all mailings to the A&FC members and shall be responsible for recording accurate minutes of all A&FC meetings and distributing them to the A&FC members.

      The A&FC may adopt such additional or alternative procedures relating to the conduct of its proceedings from time to time as are consistent with the Company’s corporate governance principles and as the A&FC otherwise deems appropriate.

Purpose and Principal Functions

      The A&FC shall assist the Board in fulfilling its financial reporting oversight role by monitoring:

•	the quality and integrity of the Company’s financial statements;

•	the Company’s system of internal control over financial reporting and the performance of the Company’s internal audit function;

•	the external auditors’ qualifications, independence and performance; and

•	the Company’s compliance with legal and regulatory requirements.

      In furtherance of the foregoing objectives, the A&FC shall provide an open avenue of communication between the Company’s management, internal audit staff, external auditors and the Board. The A&FC shall periodically meet separately with management, the internal audit staff and the external auditors. The A&FC shall report regularly to the Board.

Responsibilities

      The A&FC is delegated all authority of the Board as may be required or advisable to fulfill the purposes of the A&FC and this charter. To the extent permitted by applicable law and NYSE listing standards, the A&FC may delegate some or all of its authority to subcommittees formed by the A&FC when it deems such delegation to be appropriate. Without limiting the generality of the preceding statements, the A&FC shall have authority (including budgetary and fiscal authority), and is entrusted with responsibility, to:

Financial Reporting

•	Review and discuss with the external auditors, management and the Company’s internal audit staff the Company’s audited annual financial statements that are to be included in the Company’s annual report on Form 10-K, and determine whether to recommend to the Board that the financial statements be included in the Company’s Form 10-K for filing with the SEC.

•	Discuss with the external auditors the matters required to be discussed by SAS 61, (Codification of Statements on Auditing Standards, AU § 380), as it may be modified or supplemented from time to time.

•	Review and discuss with the external auditors, management and the Company’s internal audit staff each of the Company’s interim financial statements to be included in the Company’s quarterly reports on Form 10-Q prior to filing such reports with the SEC.

•	Review and discuss:

(a)	significant estimates and judgments underlying the financial statements;

(b)	all critical accounting policies identified to the A&FC by the external auditors;

(c)	material questions of choice with respect to the appropriate accounting principles and practices to be used in the preparation of the Company’s financial statements, as brought to its attention by management and/or the external auditors; and

(d)	any material management letter comments and management’s responses to recommendations made by the external auditors in connection with the audit.

•	Resolve disagreements between management and the external auditors regarding financial reporting.

•	Review and discuss with the external auditors and management the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in any annual or quarterly report, or other report or filing filed with the SEC.

•	In connection with each periodic report of the Company, review management’s disclosure to the A&FC under Section 302 of the Sarbanes-Oxley Act and the SEC’s rules under Section 302.

•	Review and discuss generally with management earnings press releases of the Company, as well as financial information and earnings guidance provided to analysts and rating agencies.

•	Confer with the external auditors concerning the scope of their examinations of the books and records of the Company and its subsidiaries in connection with their annual audit, interim financial reviews or otherwise, and any significant changes required in the external auditors’ audit plans or scope.

•	Review and discuss with the external auditors any problems or difficulties encountered by them in the course of their audit work and management’s response.

•	Review and discuss with the external auditors the responsibilities, budget and staffing of the Company’s internal audit function.

•	Review the effect of regulatory and accounting initiatives, on the Company’s financial statements.

Internal Controls and Risk Assessment

•	Review annually, with management, the head of the internal audit function and the external auditors, if deemed appropriate by the A&FC, the Company’s internal system of audit and financial controls, the results of internal audits and procedures for maintaining the adequacy and effectiveness of internal controls.

•	Establish and monitor procedures for:

•	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

•	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Review and discuss with senior management and the external auditors the Company’s guidelines and policies with respect to risk assessment and risk management, including steps taken by management to monitor and mitigate any known risk.

External Auditors’ Qualifications, Independence and Performance

•	Directly retain, replace, if deemed necessary, oversee and evaluate the external auditors.

•	Pre-approve all audit and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the external auditors in accordance with the Company’s “Policy on Audit and Finance Committee Pre-Approval of Audit and Permissible Non-Audit Services Rendered by External Auditors.”

•	Receive from the external auditors on a periodic basis a formal written statement delineating all relationships between the external auditors and the Company, consistent with the Independence Standards Board, Standard No. 1, regarding relationships and services, which may affect the objectivity and independence of the external auditors, and other applicable standards. The A&FC shall actively discuss with the external auditors any disclosed relationships or services that may affect the objectivity and independence of the external auditors and take appropriate action in response to the external auditors’ statements to satisfy itself of the independence of the external auditors.

•	Review the performance of the external auditors annually and, in connection with this evaluation, consult with management and obtain and review a report by the external auditors describing their internal control procedures, any material issues raised by their most recent internal quality control review or peer review (if applicable) or by any inquiry or investigation by governmental or professional authorities for the preceding five years with respect to independent audits carried out by the external auditors, and the response of the external auditors to any such review, inquiry or investigation.

•	Subject to the transition provisions of applicable SEC rules, ensure that the external auditors’ lead or coordinating audit partner, concurring partner and audit partners comply with the rotation and “cooling off” period requirements of applicable SEC rules.

•	Establish clear hiring policies for employees or former employees of the external auditors in accordance with applicable SEC and NYSE rules and regulations.

Compliance with Laws, Regulations and Policies

•	Review and monitor with the Company’s inside chief legal counsel and others, as the A&FC deems appropriate:

(a)	any litigation, tax or regulatory matters that may have a material impact on the Company’s operations or financial statements; and

(b)	the Company’s compliance programs and policies, the violation of which may have a material impact on the Company’s operations or financial statements.

•	Review periodically, but no less frequently than annually, a summary of the Company’s transactions with directors and officers of the Company and with entities that employ directors, as well as any other material related-party transactions.

•	Periodically review the rules promulgated by the SEC and the NYSE relating to the qualifications, activities, responsibilities and duties of audit committees and take, or recommend that the Board take, appropriate action to comply with such rules, including amendment of the A&FC charter.

General

      The A&FC shall, with the assistance of management and legal counsel, as the A&FC deems appropriate, review and evaluate, at least annually, the A&FC’s charter. The A&FC shall ensure inclusion of its then-current charter in the proxy statement for the Company’s annual meetings of shareholders, at least once every three years in accordance with SEC rules.

      The A&FC shall prepare a report for inclusion in the proxy statement for the Company’s annual meeting of shareholders, as required by SEC rules.

      The A&FC shall have the authority to engage outside advisors, including counsel, as it deems necessary to carry out its duties, and the Company shall provide appropriate funding, as determined by the A&FC, for payment of compensation to such advisors.

      The Company shall provide appropriate funding, as determined by the A&FC, for payment of the compensation of the independent auditors and the ordinary administrative expenses of the A&FC that are necessary or appropriate in carrying out its duties.

      The A&FC shall conduct an annual evaluation of its performance.

      The function of the A&FC is one of oversight. While the A&FC has the powers and responsibilities set forth in this charter, it is not the responsibility of the A&FC to plan or conduct audits or to determine that the Company’s financial statements present fairly the financial position, the results of operations and the cash flows of the Company, in compliance with generally accepted accounting principles. This is the responsibility of management. Management and the Company’s internal audit department are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The external auditors are responsible for planning and carrying out proper annual audits and quarterly reviews of the Company’s financial statements.

Appendix C

Amendment to Authorized Stock Provisions

of the Restated Certificate of Incorporation

(Proposal 2)

      Marked to show changes from existing certificate of incorporation. Additions are marked as underlined; deletions are marked with a ~~strikethrough~~.

* * *

      ~~Fourth:~~ THIRD: The total number of shares of all classes of stock which the Corporation shall have authority to issue is one hundred ten~~seventy five~~ million (110~~75~~,000,000), of which one hundred~~sixty five~~ million (100~~65~~,000,000) shall be Common Stock, par value $0.01~~one dollar ($1.00)~~ per share, and ten million (10,000,000) shall be Preferred Stock, ~~without~~ par value $0.01 per share.

      ~~Except as otherwise provided in this Certificate of Incorporation, the Board of Directors shall have authority to authorize the issuance, from time to time, without any vote or other action by the shareholders, of any or all shares of stock of the Corporation of any class or series at any time authorized, and any securities convertible into or exchangeable for any such shares, and any options, rights, or warrants to purchase or acquire any such shares, in each case to such persons and on such terms (including as a dividend or distribution on or with respect to, or in connection with a split or combination of, the outstanding shares of stock of the same or any other class or series) as the Board of Directors from time to time in its discretion lawfully may determine. Shares so issued shall be fully paid stock, and the holders of such stock shall not be liable to any further call or assessments thereon.~~

      A description of the different classes of stock of the Corporation and the manner of determining the designations and number of series of Preferred Stock and the preferences, ~~terms,~~ limitations and relative ~~voting, dividend, liquidation and other~~ rights ~~and preferences~~ of each such series are as follows:

PREFERRED STOCK

      The Board of Directors is hereby empowered to cause the Preferred Stock to be issued from time to time for such consideration as it may from time to time fix, and to cause such Preferred Stock to be issued in one or more series, with such voting powers, ~~full or limited, or no voting powers, and such~~ designations, preferences, ~~and~~ relative~~, participating, optional or other special~~ rights, and ~~qualifications,~~ limitations ~~or restrictions~~ thereof, within the limits set forth in the CBCA as shall be set forth~~stated and expressed~~ in the certificate of amendment to this Certificate of Incorporation, determining the terms of such series of Preferred Stock, ~~resolution or resolutions providing for the issue of such stock~~ adopted by the Board of Directors. ~~Each such series of Preferred Stock shall be distinctly designated. Except in respect of the particulars fixed by the Board of Directors for each series as permitted hereby, all shares of Preferred Stock shall be of equal rank and shall be identical. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon may be cumulative. The voting rights, if any, of each such series and the preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors of the Corporation is hereby expressly granted authority to fix, by resolutions duly adopted~~prior to the issuance of any shares of that~~a particular~~ series ~~of Preferred Stock so designated by the Board of Directors, the voting powers of such series, if any, and the designations, preferences and relative, participating, optional and other special rights and the~~

~~qualifications, limitations and restrictions thereof, if any, for such series~~, including without limitation the following:

      1. The distinctive designation of and the number of shares of Preferred Stock which shall constitute such series; provided that such number may be increased (except where otherwise provided by the Board of Directors and in any case not above the number of authorized but then unissued shares thereof) or decreased (but not below the number of shares thereof then outstanding) from time to time by ~~like action of~~ the Board of Directors;

      2. The rate and time at which, and the terms and conditions upon which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other series of Preferred Stock or any other class of stock of the Corporation and whether such dividends shall be cumulative or noncumulative;

      3. The right, if any, of the holders of Preferred Stock of such series to convert the same into, or exchange the same for, shares of any other class of stock or any series of any class of stock of the Corporation and the terms and conditions of such conversion or exchange;

      4. Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, Preferred Stock of such series may be redeemed;

      5. The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation;~~.~~

      6. The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series; and

      7. The voting powers if any, of the holders of such series of Preferred Stock which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with any other series of the Preferred Stock as a class, (i) to vote more or less than one vote per share on any or all matters voted upon by the shareholders, and (ii) to elect one or more directors of the Corporation if there has been a default in the payment of dividends on any one or more series of the Preferred Stock or under such other circumstances and upon such other conditions as the Board of Directors may fix.

COMMON STOCK

      The Common Stock shall be subject to the prior rights of the holders of the Preferred Stock, as set forth above, and in ~~the~~ any amendment to this Certificate of Incorporation, which determines the terms of a series of Preferred Stock, as adopted by ~~resolutions of~~ the Board of Directors ~~pursuant to which any such Preferred Stock may be issued~~.

      ~~At every meeting of the shareholders, every holder~~Each outstanding share of Common Stock shall be entitled to one vote ~~in person or by proxy for each share of Common Stock standing in his or her name on the books of the Corporation~~.

      ~~Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of Preferred Stock and to the holders of outstanding shares of any other class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or purchase fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the Board of Directors.~~

      In the event of any liquidation, dissolution or winding up of the Corporation, ~~after there shall have been paid to or set aside for the holders of the shares of Preferred Stock and any other class having preference over~~

~~the Common Stock in the event of liquidation, dissolution or winding up the full preferential amounts to which they are respectively entitled,~~ the holders of the Common Stock, and of any class or series of stock entitled to participate therewith, in whole or part, as to distributions of assets, shall be entitled to receive the remaining assets of the Corporation available for distribution, in cash or in kind, subject to the relative rights and preferences of any then outstanding shares of Preferred Stock and any other class or series that are issued and outstanding, having preference over the Common Stock in the event of liquidation, dissolution or winding up of the Corporation.

      ~~Each share of Common Stock shall have the same relative rights as and be identical in all respects with all the other shares of Common Stock.~~

Appendix D

Amendment or Repeal of Takeover

Defense Provisions of the Restated Certificate of Incorporation

(Proposal 3)

      Marked to show changes from existing certificate of incorporation. Additions are marked as underlined; deletions are marked with a ~~strikethrough~~.

      * * * *

      ~~Eighth:~~ FIFTH: The following provisions are inserted for the regulation and management of the affairs of the Corporation, and it is expressly provided that the same are intended to be in furtherance and not in limitation or exclusion of the powers conferred by the CBCA~~statute~~:

      1. Amendments

      The Corporation may amend, alter, change or repeal any provisions contained in this Certificate of Incorporation ~~or in any amendment thereto,~~ in the manner now or hereafter prescribed by the CBCA~~law~~. The Board of Directors shall have the authority~~power~~, concurrently with the authority~~power~~ of the shareholders, to ~~make, alter,~~ amend and repeal the By-Laws of the Corporation. ~~Any By-Laws made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the shareholders.~~ Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, the affirmative vote ~~of the holders~~ of at least a majority~~eighty percent (80%)~~ of the votes entitled to be cast ~~outstanding shares of capital stock of the Corporation entitled to vote~~ thereon, voting in accordance with the requirements of the CBCA and this Certificate of Incorporation~~voting together as a single class~~, shall be required to amend this Certificate of Incorporation or to ~~alter,~~ amend or repeal~~,~~ or adopt any provision inconsistent with, Article VI~~III, Sections 1, 2, 3, 4 and~~ 5 of the By-laws ~~or this Article EIGHTH of this CERTIFICATE OF INCORPORATION~~.

      2. Board of Directors

      ~~(a)~~ (a) ~~Number,~~ Term of Office~~, Classification~~. ~~The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors (exclusive of directors, if any, elected by holders of one or more series of Preferred Stock, which may at any time be outstanding, voting separately as a class pursuant to the provisions of the Certificate of Incorporation applicable thereto) shall not be fewer than three (3) nor more than eleven (11), the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the Directors then in office, or, in the absence of such a determination, shall be the number of directors in office immediately after the election of directors at the preceding annual meeting of shareholders. The directors (exclusive of directors, if any, elected by the holders of one or more series of Preferred Stock voting separately as a class) shall be divided into three classes, designated Class I, Class II and Class III. Each class shall be as nearly equal in number as possible. The term of the initial Class I directors shall terminate on the date of the 1988 annual meeting of shareholders, the term of the initial Class II directors shall terminate on the date of the 1989 annual meeting of shareholders and the term of the initial Class III directors shall terminate on the date of the 1990 annual meeting of shareholders. At each annual meeting of shareholders beginning in 1988, successors to directors whose terms expire at that annual meeting shall be of the same class as the directors they succeed, and shall be elected for three-year terms.~~ A director shall hold office from the effective date of such director’s election until the annual meeting and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. The term of each director who is serving as a director on [insert effective date of the Certificate of Amendment that sets forth the amendment eliminating the three-year staggered terms for directors] shall expire at the next annual meeting of shareholders after such date and upon the election and qualification of such director’s successor, or upon such director’s earlier resignation or removal, notwithstanding that such director may have been elected for a term that extended beyond the date of such next annual meeting of shareholders. ~~If the number of directors is changed by resolution of the Board of Directors pursuant to this paragraph 2, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.~~

      ~~(b)~~ (b) ~~Vacancy, Resignation,~~ Removal. , ~~Nomination — Subject to the rights of the holders of any series of Preferred Stock then outstanding with respect to directors elected by the holders of such Preferred Stock, any directorship to be filled by reason of an increase in the number of directorships, shall be filled by the concurring vote of directors holding a majority of the directorships in existence prior to such increase in the number of directorships and any other vacancy on the Board of Directors, however caused, shall be filled for the unexpired term by the concurring vote a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so elected to fill a vacancy shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.~~

      ~~Any director may resign his or her office at any time, such resignation to be in writing and to take effect from the time of its receipt by the Corporation or at such other time as shall be fixed therein and acceptance thereof shall not be required to make it effective. Subject to the rights of the holders of any series of Preferred Stock then outstanding with respect to directors elected by the holders of such Preferred Stock,~~ O~~o~~ne or more or all of the directors of the Corporation may be removed with or without ~~only for~~ cause ~~and only~~ by the affirmative vote of ~~(i) the holders of~~ at least a majority~~eighty percent (80%)~~ of the votes~~outstanding shares of capital stock of the Corporation~~ entitled to be cast~~vote~~ in the election of such directors, voting in accordance with the requirements of the CBCA and this Certificate of Incorporation. ~~or (ii) directors holding a majority of the directorships.~~

      ~~No person shall be eligible for election as a director at any annual or special meeting of shareholders unless such person was nominated by action of the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the following notice procedures. Such shareholder nominations shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be received by the Secretary of the Corporation not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Secretary of the Corporation not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person (ii) the principal occupation or employment of such person, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such shareholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such shareholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures herein prescribed and, if the Chairman should so determine, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded.~~

      ~~Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation and the resolution or resolutions applicable thereto adopted by the Board of Directors pursuant to Article FOURTH THIRD thereof. Directors so elected shall not be divided into classes unless expressly provided by such terms, and, during the prescribed terms of office of such directors, the Board of Directors shall consist of such directors in addition to the number of directors determined as provided in subparagraph (a) of this paragraph 2.~~

      3. Voting.

      The Corporation expressly elects not to be governed by the provisions of Sections 33-817 or 33-831 of the CBCA pertaining to the shareholder vote required for corporations incorporated under the laws of the State of Connecticut prior to January 1, 1997. The approval of a plan of merger or share exchange or a disposition of assets other than in the ordinary course of business under Sections 33-817 or 33-831 of the CBCA, or the successor provisions thereto, shall require the affirmative vote of a majority of the votes entitled to be cast thereon, voting in accordance with the requirements of the CBCA and this Certificate of Incorporation.

      ~~Ninth: 1. In addition to any affirmative vote required by law or this Certificate of Incorporation or the By-Laws of the Corporation, and except as otherwise provided in paragraph 2 of this Article NINTH, a Business Combination (as hereinafter defined) shall be approved by the Board of Directors and shall then be approved by the affirmative vote of not less than (A) eighty percent (80%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class and (B) two-thirds of the vote entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, other than shares of Voting Stock held by any Interested Shareholder (as hereinafter defined) with respect to such Business Combination. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.~~

           ~~4. The provisions of paragraph 1 of this Article NINTH shall not be applicable to any particular Business Combination, and such Business Combination need be approved by only such affirmative vote, if any, as is required by law or by any other provision of the Certificate of Incorporation or the By-Laws of the Corporation, or any agreement with any national securities exchange, if all of the conditions specified in either of the following subparagraphs (a) and (b) are met or, in the case of a Business Combination not involving the payment of consideration to the holders of the Corporation’s outstanding Capital Stock (as hereinafter defined), if the condition specified in the following subparagraph (a) is met:~~

                ~~(a) The Business Combination shall have been approved (whether such approval is made prior to or subsequent to the acquisition of beneficial ownership of the Voting Stock that caused the Interested Shareholder to become an Interested Shareholder) by a majority of the Continuing Directors (as hereinafter defined) (even if the Continuing Directors do not constitute a quorum of the entire Board of Directors).~~

                ~~(b) All of the following conditions shall have been met:~~

                     ~~(1) The aggregate amount of cash and the Fair Market Value (as hereinafter defined), as of the Valuation Date (as hereinafter defined), of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest amount determined under clauses (i), (ii) or (iii) below:~~

                          ~~(i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Interested Shareholder for any share of Common Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of Common Stock (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination or its first communication generally to shareholders of the Corporation, whichever is earlier (the “Announcement Date”) or (y) in the transaction in which it became an~~

~~Interested Shareholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock; or~~

                          ~~(ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (the “Determination Date”), whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock; or~~

                          ~~(iii) the price per share equal to the Fair Market Value per share of Common Stock determined pursuant to paragraph (ii) above, multiplied by the fraction of: (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Interested Shareholder for any share of Common Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of Common Stock within the two-year period immediately prior to the Announcement Date, over (y) the Fair Market Value per share of Common Stock on the first day in such two-year period on which the Interested Shareholder or any person acting on its behalf acquired beneficial ownership of any shares of Common Stock, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock.~~

                     ~~(2) The aggregate amount of cash and the Fair Market Value, as of the Valuation Date, of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock, other than Common Stock, shall be at least equal to the highest amount determined under clauses (i), (ii), (iii) or (iv) below:~~

                          ~~(i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Interested Shareholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of such class or series of Capital Stock (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Shareholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock; or~~

                          ~~(ii) the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock; or~~

                          ~~(iii) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Capital Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or~~

                          ~~(iv) the price per share equal to the Fair Market Value per share of such class or series of Capital Stock determined pursuant to paragraph (ii) above, multiplied by the fraction of: (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by or on behalf of the Interested Shareholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of such class or series of Capital Stock within the two-year period immediately prior to the Announcement Date, over (y) the Fair Market Value per share of such class or series of Capital Stock on the first day in such two year period on which the Interested Shareholder or any person acting on its behalf acquired beneficial ownership of any share of such class or series of Capital Stock, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock.~~

                     ~~(3) The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously paid by or on behalf of the Interested Shareholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series or Capital Stock. If the consideration so paid for shares of any class or series of Capital~~

~~Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Shareholder, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock.~~

                     ~~(4) After the Determination Date and prior to the consummation of such Business Combination: (i) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full periodic dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock and except as approved by a majority of the Continuing Directors; (iii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (iv) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that resulted in such Interested Shareholder becoming an Interested Shareholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Shareholder’s percentage beneficial ownership of any class or series of Capital Stock.~~

                     ~~(5) After the Determination Date, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.~~

                     ~~(6) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the “Act”) (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to shareholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain, in a prominent place, any legally permissible statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if such opinion is deemed appropriate by a majority of the Continuing Directors, shall contain the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Shareholder and its Affiliates or Associates (as hereinafter defined), such investment banking firm to be paid a reasonable fee for its services by the Corporation.~~

                     ~~(7) Such Interested Shareholder shall not have made any major change in the Corporation’s business or equity capital structure without the approval of a majority of the Continuing Directors.~~

      ~~The provisions of this subparagraph (b) shall be required to be met with respect to every class or series of outstanding Capital Stock, whether or not the Interested Shareholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.~~

      ~~5. The following definitions and interpretations shall apply with respect to this Article NINTH.~~

           ~~(a) the term “Business Combination” shall mean:~~

                ~~(1) any merger, consolidation or share exchange of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Shareholder or (ii) any other company (whether or not itself an Interested Shareholder) which is or after such merger, consolidation or share exchange would be an Affiliate or Associate (as hereinafter defined) of an Interested Shareholder; or~~

                ~~(2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other agreement (in one transaction or a series of transactions) with or for the benefit of any Interested Shareholder or any Affiliate or Associate of an Interested Shareholder involving any assets, securities, or commitments of the Corporation or any Subsidiary, any Interested Shareholder, any Subsidiary of any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder having, measured at the time the transaction or transactions are approved by the Board of Directors of the Corporation, an aggregate Fair Market Value and/or involving aggregate commitments in an amount which is ten percent (10%) or more of the lesser of (i) the Fair Market Value of the outstanding shares of Capital Stock of the Corporation as of such time or (ii) the net worth of the Corporation and its consolidated Subsidiaries as of the end of the Corporation’s most recent fiscal quarter (the “Corporation’s Net Worth”); or~~

                ~~(3) the adoption of any resolution, plan or proposal for the liquidation or dissolution, or any spin-off or split-off of any kind, of the Corporation or any Subsidiary which is voted for, approved or consented to by any Interested Shareholder; or~~

                ~~(4) the issuance or transfer by the Corporation or any Subsidiary, in one transaction or a series of transactions, of any Capital Stock of any class or series of the Corporation or any Subsidiary which has an aggregate Fair Market Value of five percent (5%) or more of the total Fair Market Value of the outstanding shares of such class or series of Capital Stock of the Corporation to any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, other than the Corporation or any of its Subsidiaries, except pursuant to the exercise of warrants, rights or options to subscribe to or purchase shares of Capital Stock of such class or series offered, issued or granted pro rata to all holders of the Capital Stock of the Corporation of such class or series or any other method affording substantially proportionate treatment to the holders of Capital Stock of such class or series; or~~

                ~~(5) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger, consolidation or share exchange of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Shareholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of, the Corporation or any Subsidiary, that is beneficially owned by an Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or~~

                ~~(6) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (1) to (5).~~

           ~~(b) The term “Capital Stock” shall mean all capital stock of the Corporation, and the term “Voting Stock” shall mean all Capital Stock which by its terms may be voted on all matters submitted to shareholders of the Corporation generally.~~

           ~~(c) The term “person” shall mean any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.~~

           ~~(d) The term “Interested Shareholder” shall mean any person (other than the Corporation or any Subsidiary of the Corporation and other than any profit sharing, employee stock ownership or other employee benefit plan for the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (i) is the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (ii) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.~~

           ~~(e) A person shall be a “beneficial owner” of any Capital Stock (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (ii) which such person or any of its Affiliates or Associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (C) the right to dispose of or to direct the disposition of pursuant to any agreement, arrangement or understanding; or (iii) which such person or any of its Affiliates or Associates, directly or indirectly, has any agreement, arrangement or understanding for the purpose of acquiring holding, voting or disposing, with any other person that beneficially owns or whose Affiliates or Associates beneficially own, such Capital Stock. For the purposes of determining whether a person is an Interested Shareholder pursuant to subparagraph (d) of this paragraph 3, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this subparagraph (e) of paragraph 3, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise to any person other than such Interested Shareholder.~~

           ~~(f) The terms “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934 (the “Act”) as in effect on the date that this Article NINTH is approved by the Board of Directors (the term “registrant” in such Rule 12b-2 meaning in this case the Corporation).~~

           ~~(g) The term “Subsidiary” means any company of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in subparagraph (d) of this paragraph 3, the term “Subsidiary” shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.~~

           ~~(h) The term “Continuing Director” means any member of the Board of Directors, while such person is a member of the Board of Directors, who is not the Interested Shareholder with respect to a particular Business Combination or an Affiliate or Associate or representative of such Interested Shareholder and was a member of the Board of Directors prior to the time that such Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of such Interested Shareholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.~~

           ~~(i) The term “Fair Market Value” means (i) in the case of cash, the amount of such cash; (ii) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith, in each case as adjusted to reflect any applicable stock split, stock dividend, subdivision or reclassification with respect to such stock; and (iii) in the case of property other than stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.~~

           ~~(j) The term “Valuation Date” means: (i) for a Business Combination voted upon by the shareholders of the Corporation, the later of the day prior to the date of the shareholder vote or the date twenty (20) days prior to the consummation of the Business Combination; and (ii) for a Business Combination not voted upon by shareholders, the date of the consummation of the Business Combination.~~

           ~~(k) In the event of any Business Combination in which the Corporation survives, the phrase “consideration other than cash to be received” as used in subparagraphs (b)(1) and (b)(2) of paragraph 2 of~~

~~this Article NINTH shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.~~

      ~~6. A majority of the Continuing Directors shall have the power to determine for the purposes of this Article NINTH, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Shareholder, (b) the number of shares of Capital Stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether the assets that are subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value in an amount which is ten percent (10%) or more of the lesser of (i) the Fair Market Value of the outstanding shares of Capital Stock of the Corporation as of such time or (ii) the Corporation’s Net Worth and (e) such other matters as are delegated to the decision of the Continuing Directors pursuant to any provision of this Article NINTH. Any such determination made in good faith shall be binding and conclusive on all parties.~~

      ~~7. Nothing contained in this Article NINTH shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.~~

      ~~8. The fact that any Business Combination complies with the provisions of paragraph 2 of this Article NINTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.~~

      ~~7. Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend or repeal any provision of this Article NINTH or to adopt any other provision inconsistent with this Article NINTH.~~

APPENDIX E

Addition of Indemnification Provisions and

Other Amendments to the Restated Certificate of Incorporation

(Proposal 4)

      Marked to show changes from existing certificate of incorporation. Additions are marked as underlined; deletions are marked with a ~~strikethrough~~.

* * *

      ~~First:~~ FIRST: ~~That t~~The name of the corporation is

Gerber Scientific, Inc.

      ~~Second: That said Corporation is to be located in the Town of South Windsor, in the State of Connecticut~~

      ~~Third:~~ SECOND: ~~That t~~The nature of the business to be transacted and the purposes to be promoted or carried out by said Corporation are as follows:

      To engage in any lawful act or activity for which corporations may be formed under the Connecticut Business Corporation Act (the “CBCA”) or any applicable successor act thereto, as the same may be amended from time to time.

      ~~1. To manufacture, fabricate, assemble, sell, distribute, license, export, and import and deal in all kinds and forms of scientific and drawing instruments and appliances, and parts, goods, wares, merchandise, and personal property of every nature, kind and description whatsoever.~~

      ~~2. To engage in any mercantile, manufacturing or trading business of any kind or character whatsoever throughout the world, and to do all things incidental to any such business.~~

      ~~3. To adopt, purchase or otherwise acquire and own, control and operate under letters patent issued by the United States or by the government of any other country whatsoever securing any invention or improvement or any license or rights under any such letters patent which may be deemed necessary, convenient, expedient or useful in the prosecution of its business and to sell such patents or patent rights, or to grant licenses or rights thereunder to others and to sue for any infringement upon the right of said Corporation.~~

      ~~4. To apply for, obtain, register, purchase, lease or otherwise acquire and to hold, use, pledge, lease, sell, assign or otherwise dispose of formulas, secret processes, distinctive marks, improvements, processes, trade names, trade marks, copyrights, patents, licenses, concessions and the like, whether used in connection with or secured under Letters Patent of or issued by any country or authority; and to issue, exercise, develop and grant licenses in respect thereof or otherwise turn the same to account.~~

      ~~5. To purchase or otherwise acquire, hold, sell, pledge, transfer or otherwise dispose of and to reissue or cancel the share of its own capital stock or any securities or other obligations of the Corporation in the manner and to the extent now or hereafter permitted by the laws of the jurisdiction of incorporation of this Corporation.~~

      ~~6. To acquire, purchase, hold, operate, develop, lease, mortgage, pledge, exchange, sell, transfer, or otherwise invest, trade or deal in, any manner permitted by law, real and personal property of every kind and description or any interest therein.~~

      ~~7. To borrow or raise monies for any of the purposes of the Corporation and from time to time, without limit as to amount, to draw, make, accept, endorse, guarantee, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences~~

~~of indebtedness, and to secure the payment thereof, and of the interest thereon by mortgage on or pledge, conveyance, or assignment in trust of, the whole or any part of the assets of the Corporation, real or personal or mixed, including contract rights, whether at the time owned or thereafter acquired, and to sell, pledge, or otherwise dispose of such securities or other obligations of the Corporation for its corporate purposes.~~

      ~~8. The foregoing enumerated powers shall not be in limitation of the rights, powers, and privileges of this Corporation, it being the intention of the Corporation to exercise all the rights, powers, and privileges granted to corporations under the General Laws of the State of Connecticut, which powers and privileges are not expressly prohibited thereby, and to conduct in any manner whatsoever any business or businesses necessary, incidental or connected with the foregoing purposes.~~

      ~~9. The foregoing clauses shall be construed as powers as well as objects and purposes, and the matters expressed in each clause shall, unless herein otherwise expressly provided, be in no wise limited by reference to or inference from the terms of any other clause, but shall be regarded as independent objects, purposes and powers and the enumeration of specific objects, purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the corporation, nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature.~~

      ~~10. To do everything necessary, proper, advisable, or convenient for the accomplishment of any of the purposes or the attainment of any of the objects of the furtherance of any of the powers herein set forth and to do every other act and thing incidental thereto or connected therewith, provided the same to be not forbidden by the laws of the jurisdiction of incorporation of this Corporation.~~

      ~~Fifth: That the amount of capital stock with which this Corporation shall commence business is Six Thousand Dollars ($6,000).~~

      ~~Sixth: That the duration of said Corporation is unlimited.~~

      ~~Seventh:~~ FOURTH: ~~That n~~No share~~stock~~holder of the~~said~~ Corporation shall have any preemptive or other right of subscription to acquire any unissued shares of any class of stock of the~~said~~ Corporation, ~~issued or to be issued or sold,~~ whether now or hereafter authorized.~~, or to any securities convertible into stock of said Corporation of any class, or to receive any such shares or securities by way of dividend, other than such right or rights, if any, as the Board of Directors may determine, but any shares of stock or convertible securities which the Board of Directors may determine to offer for subscription to stockholders may, at the discretion of the Board of Directors, be offered in such proportions and to the holders of any one or more or all classes of stock of said Corporation then outstanding, and at such price or prices as the Board of Directors may determine.~~

      ~~Tenth:~~ SIXTH: The personal liability of any Director to the Corporation or its shareholders for monetary damages for breach of duty as a Director is hereby limited to the amount of the compensation received by the Director for serving the Corporation during the year of the violation if such breach did not (a) involve a knowing and culpable violation of law by the Director, (b) enable the Director or an associate, as defined in subdivision (3) of Section 33-840~~374d~~ of the CBCA~~Connecticut General Statutes~~, to receive an improper personal economic gain, (c) show a lack of good faith and a conscious disregard for the duty of the Director ~~of~~to the Corporation under circumstances in which the Director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the Corporation, (d) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the Director’s duty to the Corporation, or (e) create liability under Section 33-757~~321~~ of the CBCA~~Connecticut General Statutes~~. ~~This provision shall not limit or preclude the liability of a Director for any act or omission occurring prior to the later of (i) October 1, 1989, or (ii) the date this provision becomes effective by the filing of a certificate amending the Certificate of Incorporation with the Secretary of the State of the State of Connecticut.~~ Any lawful repeal or modification of this provision by the shareholders and the Board of Directors of the Corporation shall not adversely affect any right or protection of a Director existing at or prior to the time of such repeal or modification.

      SEVENTH: Indemnification.

      1. The Corporation shall indemnify its Directors for liability, as defined in Section 33-770(5) of the CBCA, to any person for any action taken, or any failure to take any action, as a Director, except liability that: (a) involved a knowing and culpable violation of law by the Director; (b) enabled the Director or an associate (as defined in Section 33-840 of the CBCA) to receive an improper personal gain; (c) showed a lack of good faith and conscious disregard for the duty of the Director to the Corporation under circumstances in which the Director was aware that the Director’s conduct or omission created an unjustifiable risk of serious injury to the Corporation; (d) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the Director’s duty to the Corporation; or (e) created liability under Section 33-757 of the CBCA. Notwithstanding anything in the preceding sentence to the contrary, the Corporation shall be required to indemnify a Director in connection with a proceeding commenced by such Director only if (i) the commencement of such proceeding by the Director was authorized by the Board of Directors of the Corporation or (ii) such proceeding was brought to establish or enforce a right of indemnification under this Section or the By-Laws of the Corporation. This Article shall not affect the indemnification or advance of expenses to a Director for any liability stemming from acts or omissions occurring prior to the effective date of this Article. Any lawful repeal or modification of this Article or the adoption of any provision inconsistent herewith by the Board of Directors and the shareholders of the Corporation shall not, with respect to a person who is or was a Director, adversely affect the indemnification or advance of expenses to such person for any liability stemming from acts or omissions occurring prior to the effective date of such repeal, modification or adoption of a provision inconsistent herewith.

      2. The Corporation shall not be obligated by Section 33-776(d) of the CBCA to indemnify, or advance expenses, to any current or former employee or agent of the Corporation who is not a Director. However, the Corporation may, at the discretion of the Board of Directors, indemnify, or advance expenses to, any current or former employee or agent of the Corporation, who is not a Director, to the fullest extent permitted by law.

APPENDIX F

Amendment or Repeal of Takeover Defensive Provisions of the By-Laws

(Proposal 5)

      The form of Gerber Scientific’s amended and restated by-laws that will become effective if proposal 5 is approved and implemented is set forth below.

* * *

GERBER SCIENTIFIC, INC.

AMENDED AND RESTATED BY-LAWS

ARTICLE I. MEETINGS OF SHAREHOLDERS

      SECTION 1.     Place of Meetings. Shareholders’ meetings shall be held at the principal office or place of business of Gerber Scientific, Inc. (the “Corporation”) in the State of Connecticut, or at such other place either within or outside of Connecticut as shall be designated in the notice of the meeting.

      SECTION 2.     Annual Meeting. The Annual Meeting of Shareholders of the Corporation shall be held on a day each year which the Board of Directors shall designate, at which meeting Shareholders shall elect Directors by ballot and shall transact such other business as may properly come before the meeting.

      SECTION 3.     Special Meetings. Special Meetings of Shareholders may be called at any time by the Board of Directors or the President and shall be called by the President upon written request of Shareholders to the extent required by law. At such meetings, Shareholders may transact such business as may properly come before the meeting.

      SECTION 4.     Notice of Meetings. Notice of the time and place of each meeting of Shareholders, and the purpose thereof, shall be mailed, postage prepaid, not less than ten (10) days nor more than sixty (60) days, before such meeting to each Shareholder of record at such Shareholder’s address, as the same shall appear on the books of the Corporation. Notice of any Shareholders’ meeting may be waived by any person entitled to such notice in a writing filed with the Secretary of the Corporation, either before or after the meeting.

      SECTION 5.     Conduct of Meetings. The Chairman of the Board of Directors shall determine the order of business at all meetings of Shareholders and shall have the authority to establish rules for conduct of the meeting.

      SECTION 6.     Quorum. A majority of the votes entitled to be cast as a separate voting group on a matter, present in person or by proxy, at any meeting of Shareholders, shall constitute a quorum of that voting group for action on that matter.

      SECTION 7.     Number of Votes for Each Shareholder. Except as otherwise provided in the Certificate of Incorporation, each Shareholder shall be entitled to one vote for each share in his or her name on the books of the Corporation.

      SECTION 8.     Votes Required for Shareholders’ Action. Unless the Connecticut Business Corporation Act (the “CBCA”) or the Certificate of Incorporation requires a greater number of affirmative votes, actions to be voted upon by Shareholders (other than election of directors), at a meeting at which a quorum is present, shall be approved if the votes cast in favor of such action by shares entitled to vote on such action exceed the votes cast in opposition to such action.

      SECTION 9.     Votes Required for Election of Directors. Unless otherwise provided in the Certificate of Incorporation, directors shall be elected by a plurality of votes cast by shares entitled to vote for Directors at a meeting at which a quorum is present.

      SECTION 10.     Record Date. The Board of Directors may fix a future date, not exceeding seventy (70) days immediately preceding the date fixed for the payment of any dividend or for any meeting of Shareholders, as the record date for the determination of Shareholders entitled to receive such dividend or as the date as of which Shareholders entitled to vote shall be determined, as the case may be.

ARTICLE II. STOCK

      SECTION 1.     Certificate of Stock. Certificates of stock shall be in a form adopted by the Board of Directors; shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary; and shall bear the Corporate Seal. All certificates shall be consecutively numbered. The name of the person owning the shares represented thereby; the number of such shares; and the date of issue shall be entered on the Corporation’s books. Any certificate of stock transferred by endorsement thereon may be surrendered or canceled. In such event, a new certificate shall be issued to the purchaser or assignee.

      SECTION 2.     Transfer of Stock. Regular transfer books shall be kept by the Secretary or some other person authorized by resolution of the Board of Directors. Shares of stock shall be transferred only on the books of the Corporation upon surrender of the certificate of stock properly endorsed.

ARTICLE III. DIRECTORS

      SECTION 1.     Number, Term of Office and Classification. The business and affairs of the Corporation shall be managed by the Board of Directors. The number of directors (exclusive of directors, if any, elected by the holders of one or more series of Preferred Stock, which may at any time be outstanding, voting separately as a class pursuant to the provisions of the Certificate of Incorporation applicable thereto) shall not be fewer than three (3) nor more than eleven (11). The exact number of directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. In the absence of such a resolution, the number of directors shall be the number of directors in office immediately after the election of directors at the preceding annual meeting of Shareholders.

      SECTION 2.     Vacancy. Subject to the rights of the holders of any series of Preferred Stock then outstanding with respect to directors elected by the holders of such Preferred Stock, any vacancy, including a vacancy to be filled by reason of an increase in the number of directors, may be filled by Shareholders or the Board of Directors. If the directors remaining in office constitute less than a quorum, they may fill the vacancy by the vote of a majority of the directors then in office, although less than a quorum. Any director elected to fill a vacancy shall hold office until the next annual meeting of Shareholders and until his or her successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

      SECTION 3.     Resignation. Any director may resign his or her office at any time, such resignation to be in writing and to take effect from the time of its receipt by the Corporation or at such other time as shall be fixed therein and acceptance thereof shall not be required to make it effective.

      SECTION 4.     Meetings.

      (a) Meetings of the Board of Directors shall be held upon call of the Chairman of the Board, the President or at such times and places as the Board of Directors shall determine.

      (b) Regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting provided that notice of the time, date and place of the meeting previously was fixed by the Board of Directors.

      (c) Special meetings of the Board of Directors shall be preceded by at least two days’ notice of the date, time and place of the meeting. The notice shall describe the purpose of the special meeting. Any two Directors may also call meetings of the Board of Directors by giving five (5) days’ notice of such meeting to each Director.

      (d) No notice of a Directors’ meeting need be given to any Director who attends such meeting in person or who waives such notice in a writing executed and filed with the Secretary of the Corporation, either before or after the meeting. Unless otherwise provided by the Certificate of Incorporation of the Corporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by the use of any means of communication by which all directors participating in the meeting can simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at such meeting.

      SECTION 5.     Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent or consents to such action are signed by all of the members of the Board of Directors or committee, as the case may be, and such written consent or consents are filed with the minutes of the proceedings of the Board of Directors or such committee.

      SECTION 6.     Quorum and Voting.

      (a) A quorum for a regular meeting of the Board of Directors consists of a majority of the number of directors prescribed at that time in accordance with Section 1 of Article III of these By-Laws. If no number is prescribed, a majority of the directors in office at the time the meeting begins shall constitute a quorum.

      (b) In addition to the requirements set forth in subsection (a) of this Section 6, the presence of a quorum for a special meeting of the Board of Directors shall further require that a majority of the directors in attendance at the meeting be “independent directors” within the meaning of the rules of the New York Stock Exchange.

      (c) If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the board of directors.

      SECTION 7.     Qualifications of Directors. No person shall be eligible for election or re-election as a director, or for appointment to fill a vacancy on the Board of Directors from and after the date that such person reaches seventy-two (72) years of age.

      SECTION 8.     Committees of Directors. The Board of Directors by resolution adopted by the greater of (a) a majority of all of the directors in office when the action is taken or (b) the vote required by Section 6 of this Article III, may designate from among its members one or more committees. Each committee shall have two or more members. Any such committee shall have and may exercise the powers of the Board of Directors in the management of the business, property and affairs of the Corporation, as shall be provided in these By-Laws or in the resolution of the Board constituting the committee, to the maximum extent permitted by law. All committees shall keep records of their acts and proceedings and report the same to the Board of Directors as and when required. Any director may be removed from a committee, with or without cause, by the affirmative vote of a majority of the entire Board of Directors.

ARTICLE IV. OFFICERS

      SECTION 1.     Titles, Election, and Duties. The Directors shall choose a Chairman of the Board of Directors; shall elect a President and a Secretary; and may, from time to time, elect such other officers as they, the Board of Directors deem expedient. The duties of the officers shall be such as are imposed by these By-laws and from time to time prescribed by the Board of Directors. The same individual may simultaneously hold more than one office in the Corporation.

      SECTION 2.     Chairman of the Board of Directors. The Chairman of the Board of Directors, when present, shall preside at all meetings of Shareholders and the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors.

      SECTION 3.     President. The President shall have general supervision over the affairs and interests of the Corporation subject to the direction of the Board of Directors. The President shall have such other authority and responsibility as may be delegated to him by the Board of Directors. In the absence of the Chairman of the Board, the President shall preside at meetings of Shareholders and Board of Directors.

      SECTION 4.     Vice Presidents. Vice-presidents, including executive and senior vice-presidents, if any, shall perform and have such duties and powers on behalf of the Corporation as may be assigned to them, from time to time, by the Board of Directors or the President. The Board of Directors may add to the title of any vice-president such distinguishing designation as may be desirable, which designation may reflect seniority, duties or responsibilities of such vice-president.

      SECTION 5.     Secretary. The Secretary shall keep the minutes of the meetings of Shareholders and Directors and shall give notice of all such meetings as required in these By-Laws. The Secretary shall have custody of the Seal of the Corporation and all books, records and papers of the Corporation, except those in the custody of some other person authorized to have custody and possession thereof.

      SECTION 6.     Compensation. The Board of Directors shall fix the salary or compensation for each officer.

      SECTION 7.     Term of Office. Each officer shall serve for such time as shall be determined by the Board of Directors. Any officer may be removed by the Board of Directors at any time, with or without cause, with or without notice or hearing. Vacancies among the officers by reason of death, resignation or other causes shall be filled by the Board of Directors.

ARTICLE V. SEAL

      The corporate Seal of the Corporation shall be a circular Seal with the name of the Corporation around the border, and the words “Connecticut” and “Seal” in the center.

ARTICLE VI. AMENDMENTS

      Except as otherwise provided in the Certificate of Incorporation, these By-Laws may be amended or repealed by:

      (a) The affirmative vote of a majority of the votes entitled to be cast on the amendment, voting in accordance with the requirements of the CBCA and the Company’s Certificate of Incorporation; or,

      (b) The affirmative vote of a majority of the total number of directors which the Corporation would have if there were no vacancies at any meeting of the Board of Directors.

ARTICLE VII. INDEMNIFICATION

      SECTION 1.     Indemnification. To the fullest extent permitted by law, the Corporation shall indemnify any current or former director or officer of the Corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Corporation against all liabilities, expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such individual, in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Corporation or otherwise, to which such individual was or is a party or is threatened to be made a party by reason of such individual’s current or former position with the Corporation or by reason of the fact that such individual is or was serving, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity. Notwithstanding anything in the preceding sentence to the contrary, the Corporation shall be required to indemnify a Director, officer or employee in connection with a proceeding commenced by such Director, officer or employee only if (i) the commencement of such proceeding by the Director, officer or employee was authorized by the Board of Directors or (ii) such proceeding was brought to establish or enforce a right of indemnification under the Certificate of Incorporation or the By-Laws of the Corporation. Any lawful repeal or modification of this Article, or the adoption of any provision inconsistent herewith by the Board of Directors or Shareholders of the Corporation, shall not, with respect to a person who is or was a director, officer or employee of the Corporation, adversely affect the indemnification or advance of expenses to such person for any liability stemming from acts or omissions occurring prior to the effective date of such repeal, modification or adoption of a provision inconsistent herewith.

      SECTION 2.     Advance of Expenses. The Corporation shall advance funds to pay for or reimburse the reasonable expenses incurred by a current or former director or officer of the Corporation who is or was a party to a proceeding because the individual is or was a director or officer, if the individual delivers to the Corporation: (i) a written affirmation of the individual’s good faith belief that the individual has met the relevant standard of conduct or that the proceeding involves conduct for which liability has been eliminated under a provision of the Corporation’s Certificate of Incorporation; and (ii) the individual’s written undertaking to repay any funds advanced if the individual is not entitled to mandatory indemnification under the CBCA and it is ultimately determined that the individual has not met the relevant standard of conduct required by the Corporation’s Certificate of Incorporation or by the CBCA. The Corporation, in its discretion, may advance funds to any current or former employee or agent of the Corporation upon such terms and conditions as the Board of Directors deems appropriate. Notwithstanding anything in the preceding sentences of this Section 2 to the contrary, the Corporation shall be required to advance expenses to a Director, officer, employee or agent in connection with a proceeding commenced by such individual only if (i) the commencement of such proceeding by the individual was authorized by the Board of Directors or (ii) such proceeding was brought to establish or enforce a right of indemnification under the Certificate of Incorporation or the By-Laws of the Corporation. Any lawful repeal or modification of this Article or the adoption of any provision inconsistent herewith by the Board of Directors or the Shareholders of the Corporation shall not, with respect to a person who is or was a Director, officer, employee or agent of the Corporation adversely affect the indemnification or advance of expenses to such person for any liability stemming from acts or omissions occurring prior to the effective date of such repeal, modification or adoption of a provision inconsistent herewith.

      SECTION 3.     Notice; Selection of Counsel. In the event that any Director, officer, employee or agent demands indemnification hereunder as a result of any proceeding, the individual shall provide the Corporation with notice of such proceeding and shall make available to the Corporation all information in the individual’s possession that reasonably relates to such proceeding. The Corporation shall have the right, but not the obligation, to control the defense of the Director, officer, employee or agent for whom the Corporation advances expenses in connection with such proceeding and by counsel acceptable to the Corporation. In the event that the Corporation shall elect to exercise such right to control such defense, the individual shall have the right to participate in such defense through counsel of the individual’s choice at the individual’s sole expense. No proceeding shall be settled or compromised by the individual without the consent of the Corporation.

APPENDIX G

Amendment or Repeal of Takeover Defensive Provisions of the By-Laws

(Proposal 5)

      Marked to show changes from existing by-laws. Additions are marked as underlined; deletions are marked with a ~~strikethrough~~.

* * *

ARTICLE III.

DIRECTORS

      SECTION 1.     Number, Term of Office and Classification. The business and affairs of the Corporation shall be managed by the Board of Directors. The number of directors (exclusive of directors, if any, elected by the holders of one or more series of Preferred Stock, which may at any time be outstanding, voting separately as a class pursuant to the provisions of the Certificate of Incorporation applicable thereto) shall not be fewer than three (3) nor more than eleven (11).~~,~~ T~~t~~he exact number of directors shall~~to~~ be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. ~~, or,~~ I~~i~~n the absence of such a resolution, the number of directors ~~thereof,~~ shall be the number of directors in office immediately after the election of directors at the preceding annual meeting of Shareholders. ~~The directors (exclusive of directors, if any, elected by the holders of one or more series of Preferred Stock voting separately as a class) shall be divided into three classes, as provided in Article EIGHTH of the Certificate of Incorporation, and the term of office of each director shall be as provided therein.~~

      SECTION 2.     Vacancy. Subject to the rights of the holders of any series of Preferred Stock then outstanding with respect to directors elected by the holders of such Preferred Stock, any vacancy, including a vacancy~~directorship~~ to be filled by reason of an increase in the number of directors~~hips~~, may~~shall~~ be filled by ~~the~~ Shareholders or the Board of Directors. If the directors remaining in office constitute less than a quorum, they may fill the vacancy~~concurring vote of directors holding a majority of the directorships in existence prior to such increase in the number of directorships and any other vacancy on the Board of Directors, however caused, shall be filled for the unexpired term~~ by the ~~concurring~~ vote of a majority of the directors then in office, although less than a quorum~~, or by a sole remaining director~~. Any director so elected to fill a vacancy shall hold office until the next annual meeting of Shareholders~~election of the class for which such director shall have been chosen,~~ and until his or her successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

      SECTION 3.     Resignation ~~and Removal~~. Any director may resign his or her office at any time, such resignation to be in writing and to take effect from the time of its receipt by the Corporation or at such other time as shall be fixed therein and acceptance thereof shall not be required to make it effective. ~~Subject to the rights of the holders of any series of Preferred Stock then outstanding with respect to directors elected by the holders of such Preferred Stock, one or more or all of the directors of the Corporation may be removed only for cause and only by the affirmative vote of (i) the holders of at least eighty percent (80%) of the outstanding shares of capital stock of the Corporation entitled to vote in the election of such directors or (ii) directors holding a majority of the directorships.~~

      ~~SECTION 4.     Nomination. No person shall be eligible for election as a director at any annual or special meeting of Shareholders unless such person was nominated by action of the Board of Directors or by any Shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the following notice procedures. Such Shareholder nominations shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a Shareholder’s notice must be received by the Secretary of the Corporation not less than sixty days nor more than ninety days prior to the meeting;~~

~~provided, however, that in the event that less than seventy days’ notice or prior public disclosure of the date of the meeting is given or made to Shareholders, notice by the Shareholder to be timely must be received by the Secretary of the Corporation not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such Shareholder’s notice shall set forth (a) as to each person whom the Shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A, under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (b) as to the Shareholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such Shareholder and, (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such Shareholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a Shareholder’s notice of nomination which pertains to the nominee. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures herein prescribed and, if the Chairman should so determine, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded.~~

      ~~SECTION 5.     Election by Holders of Preferred Stock. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of Shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation and the resolution or resolutions applicable thereto adopted by the Board of Directors pursuant to Article FOURTH thereof. Directors so elected shall not be divided into classes unless expressly provided by such terms, and, during the prescribed terms of office of such directors, the Board of Directors shall consist of such directors in addition to the number of directors determined as provided in Section 1 of this Article III.~~

      ~~SECTION 6.~~ SECTION 4.     Meetings.

      (a) Meetings of the Board of Directors shall be held upon call of the Chairman of the Board, the President or at such times and places as the Board of Directors shall determine~~by resolution appoint~~.

      (b) Regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting provided that notice of the time, date and place of the meeting previously was fixed by the Board of Directors.

      (c) Special meetings of the Board of Directors shall be preceded by at least two days’ notice of the date, time and place of the meeting. The notice shall describe the purpose of the special meeting. Any two Directors may also call meetings of the Board of Directors ~~at the office of the Corporation~~ by giving five (5) days’ notice of such meeting to each Director. ~~A majority of the directorships constitutes a quorum.~~

      (d) No notice of a Directors’ meeting need be given to any Director who attends such meeting in person or who waives such notice in a writing executed and filed with the Secretary of the Corporation, either before or after the meeting. Unless otherwise provided by the Certificate of Incorporation of the Corporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by the use of any means of communication by which all directors participating in the meeting can simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at such meeting.

      SECTION 5.     Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent or consents to such action are signed by all of the members of the Board of Directors or committee, as the case may be, and such written consent or consents are filed with the minutes of the proceedings of the Board of Directors or such committee.

      SECTION 6.     Quorum and Voting.

      (a) A quorum for a regular meeting of the Board of Directors consists of a majority of the number of directors prescribed at that time in accordance with Section 1 of Article III of these By-Laws. If no number is prescribed, a majority of the directors in office at the time the meeting begins shall constitute a quorum.

      (b) In addition to the requirements set forth in subsection (a) of this Section 6, the presence of a quorum for a special meeting of the Board of Directors shall further require that a majority of the directors in attendance at the meeting be “independent directors” within the meaning of the rules of the New York Stock Exchange.

      (c) If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the board of directors.

      SECTION 7.     Qualifications of Directors. No person shall be eligible for election or re-election as a director, or for appointment to fill a vacancy on the Board of Directors from and after the date that such person reaches seventy-two (72) years of age.

      SECTION 8.     Committees of Directors. The Board of Directors by resolution adopted by the greater of (a) a majority of all of the directors in office when the action is taken or (b) the vote required by Section 6 of this Article III, may designate from among its members one or more committees. Each committee shall have two or more members. Any such committee shall have and may exercise the powers of the Board of Directors in the management of the business, property and affairs of the Corporation, as shall be provided in these By-Laws or in the resolution of the Board constituting the committee, to the maximum extent permitted by law. All committees shall keep records of their acts and proceedings and report the same to the Board of Directors as and when required. Any director may be removed from a committee, with or without cause, by the affirmative vote of a majority of the entire Board of Directors.

      ~~SECTION 7.     Indemnification and Reimbursement. The Company shall indemnify and reimburse to the fullest extent permitted under applicable law, any person made a party to any action, suit or proceeding by reason of the fact that he or she or a person whose legal representative or successor he or she is, is or was a Director, officer or employee of the Company, for expenses, including attorneys’ fees, and such amount of any judgment, money decree, fine, penalty or settlement of any judgment, money decree, fine, penalty or settlement for which he or she may have become liable, actually incurred in connection with the defense or reasonable settlement of any such action or threatened action, suit or proceeding, or any appeal thereof.~~

Appendix H

GERBER SCIENTIFIC, INC.

2005-2006 EXECUTIVE ANNUAL INCENTIVE BONUS PLAN

(Proposal 6)

1. Purpose

      The purpose of the Plan is to reward certain Designated Executives of the Company and its subsidiaries by providing annual cash bonuses based upon the achievement of Performance Goals which are to be predefined by the Committee.

2. Definitions

      For purposes of this Plan, the following terms shall have the definitions set forth below:

           a. “Board.” The Board of Directors of the Company.

           b. “Bonus Stock.” Shares of the Company’s Common Stock acquired in lieu of a portion of the cash bonus earned under this Plan.

           c. “CEO.” The Chief Executive Officer of the Company.

           d. “Change of Control.” A change of control as defined in the Employee Stock Plan.

           e. “Code.” The Internal Revenue Code of 1986, as amended, and as it may be amended from time to time, or any corresponding federal tax statute enacted after the date this Plan is adopted by the Committee. A reference to a specific section of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date this Plan is adopted by the Committee, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Plan containing such reference.

           f. “Committee.” The Management Development and Compensation Committee, as appointed from time to time by the Board and consisting solely of three or more outside directors who are not otherwise Employees of the Company or any subsidiary.

           g. “Company.” Gerber Scientific, Inc.

           h. “Corporate Employees.” Employees of the Company (as distinguished from Employees of any subsidiary) who are not Corporate Officers.

           i. “Corporate Designated Executives.” Corporate Officers and other key Corporate Employees designated by the Committee as eligible to receive cash bonuses pursuant to section 6, hereof.

           j. “Corporate Officers.” Officers of the Company at the level of Vice President or above.

           k. “Designated Executives.” Corporate Designated Executives and Subsidiary Designated Executives.

           l. “Employees.” Individuals employed by either the Company or one of its Subsidiaries.

           m. “Employee Stock Plan.” The Company’s 2003 Employee Stock Option Plan and as it may be further amended from time to time.

           n. “Performance Goals.” Goals based on business criteria established by the Committee in accordance with section 5, hereof, computed in accordance with the directions of the Committee.

           o. “Permanent Disability.” Permanent and Total Disability as provided in Section 22(e)(3) of the Code.

           p. “Plan.” This 2005-2006 Executive Annual Incentive Bonus Plan, as it may be amended from time to time.

           q. “Regular Wages Paid.” The annual salary payable by the Company (or its Subsidiary) to the plan participant on the last day of each fiscal year covered by this Plan.

           r. “Retirement.” Retirement as defined in the Employee Stock Plan.

           s. “Restricted Stock.” Shares of Company Common Stock granted or to be granted subject to certain restrictions as provided in Sections 8.2 and 8.2.1.

           t. “Subsidiary” or “Subsidiaries.” The Company’s existing U.S. operating subsidiary, Gerber Scientific International, Inc., and such other corporations which are or may become direct or indirect wholly-owned subsidiaries of the Company and which are designated by the Committee as a subsidiary to be included within the terms of this Plan.

           u. “Subsidiary Designated Executives.” The President of each Subsidiary and other key employees of the Subsidiary designated by the Committee as eligible to receive cash bonuses pursuant to section 6 hereof.

           v. “Target Bonus Potential.” The bonus percentages as set forth in, or authorized by, section 6.1 hereof.

3. Summary

      Bonuses under the Plan are payable to the Designated Executives upon the achievement of one or more Performance Goals. The Committee will establish Performance Goals each year for the Company and for each Subsidiary. Designated Executives shall be entitled to bonuses based upon the achievement of the Performance Goals by the Company for Corporate Designated Executives or by the Subsidiary for a Subsidiary Designated Executive; provided, however, that no bonuses shall be paid until the Committee has certified in writing the achievement of the applicable Performance Goal(s).

4. Plan Years

      Subject to shareholder approval of the Plan, the Plan will be effective for the fiscal years ending April 30, 2005 and April 30, 2006.

5. Performance Goal(s)

      Performance Goal(s) for each fiscal year for the Company and each Subsidiary shall be determined by the Committee, but must be based on one or more of the following business criteria, each business criteria to be subject to such adjustments for changes in accounting principles and/or other items that are required by generally accepted accounting principles (“GAAP”) to be separately disclosed in the Company’s or each Subsidiary’s financial statements: return on equity, return on assets, net income, cash flow, free cash flow, book value, earnings before interest and taxes (“EBIT”), revenues, financial return ratios, market performance of the Company, total shareholder return and/or earnings per share. Performance Goals established by the Committee may specifically provide for graduated levels of achievement by the Company, or the Subsidiary, both above and below one or more stated Performance Goal(s) and consequent preestablished bonus payment amounts as a result of the achievement of each graduated level of the Performance Goal(s). Cash bonuses to Corporate Designated Executives are determined in accordance with achievement of the Performance Goal(s) of the Company. Cash bonuses to Subsidiary Designated Executives are determined in accordance with achievement of the Performance Goal(s) of the applicable Subsidiary by which each such Subsidiary Designated Executive is employed, subject to the provisions of Section 7.1.3. The Performance Goal(s) for each fiscal year shall be established by the Committee within the first three months of that fiscal year or within such other time as may be required pursuant to Section 162(m) of the Code.

6. Determination of Individual Bonus Amounts

      6.1. The Target Bonus Potential. The Target Bonus Potential for cash bonus awards for each fiscal year will be fixed by the Committee as a percentage of each participant’s Regular Wages Paid. Except for grants of Restricted Stock in accordance with section 8.2, awards shall be made under the Plan according to these targets only to the extent that the applicable Performance Goal(s) has been achieved in accordance with the term(s) of such goal. All bonus amounts payable hereunder are subject to the maximum bonus percentage and maximum bonus amount stated in section 6.2.

      6.2. Maximum Bonus Percentages and Amounts. The maximum cash bonus payable any Designated Executive is two times the Target Bonus Potential. This maximum bonus amount may be increased by up to one-sixth of the amount of such bonus by an additional award of Restricted Stock, subject to the Designated Executive’s stock election pursuant to section 8.2. In no event shall any cash bonus payable to any Designated Executive under this plan exceed $1,500,000 for any fiscal year (as computed prior to any election to receive Company Stock and Restricted Stock under section 8.2).

      6.3. Committee Authority. The Committee shall have the sole authority to designate which Employees are classified as Corporate Officers, and the Chief Executive Officer of the Company shall have authority to designate other Corporate Designated Executives and Subsidiary Designated Executives subject to ratification by the Committee.

7. Eligibility

      7.1 Eligible Participants. Eligibility under this Plan is limited to Designated Executives who are on the active permanent payroll on the last day of the fiscal year and who have been employed continuously by the Company or a Subsidiary for more than two (2) months.

           7.1.1 An approved leave of absence shall not be considered a break in service for purposes of eligibility to receive bonuses under the Plan.

           7.1.2 Designated Executives who as of the last day of the fiscal year have been employed by the Company or a Subsidiary for less than two (2) months are not eligible to receive any bonus under the Plan. Designated Executives who as of April 30 have been employed continuously by the Company or a Subsidiary for more than two (2) months but less than one»(1) year shall participate pro rata in the Plan.

           7.1.3 Designated Executives who transfer between participating companies but who otherwise qualify under the terms hereof, shall participate pro-rata in the Plan of each company where they were employed during the fiscal year. Bonus amounts payable under this Plan are to be based on the respective Regular Wages Paid and applicable Target Bonus Potential at each company where the transferred Designated Executive was employed.

      7.2 Excluded Employees. Specifically excluded from participating in the Plan are: Employees who participate in other forms of cash incentive compensation plans (e.g., commission plans).

8. Distribution of Incentive Bonus

      8.1 Cash Distribution. Except as provided in this section 8 and subject to any voluntary deferral under the Company’s 401(k) plan, Deferred Compensation plan or other voluntary deferral plans as the Committee may adopt, the incentive bonus shall be paid in cash to eligible Designated Executives in accordance with section 6 (“Determination of Individual Bonus Amounts”). It is expected that any distribution for each fiscal year will be made on or before July 15th following the close of each fiscal year, subject to certification by the Committee that the applicable Performance Goal(s) have been achieved.

      8.2 Stock Election. Designated Executives whose Target Bonus Potential is thirty per cent (30%) or higher and who are authorized by the Committee may elect to receive up to 50 percent of their bonus in the form of Company Common Stock in lieu of cash less applicable withholding taxes. To encourage the election of Bonus Stock, the Company shall award additional shares of the Company’s Common Stock which shall equal in value (valued as of the date of purchase of the Bonus Stock without regard to any restrictions that may attach to such shares) one-third of the bonus amount elected to be received in stock before tax withholding and shall be subject to certain restrictions (“Restricted Stock”). The restrictions and other terms of such Restricted Stock award shall be determined by the Committee and set forth in separate grant agreements. The agreement shall provide, among other things, that such Restricted Stock shall vest (and the restrictions shall lapse) in equal installments at each of the three anniversary dates following the date of payment, provided that the Restricted Stock has not been forfeited prior to any such vesting date. In the event that all or any portion of the Bonus Stock (after deduction for taxes withheld) is sold, transferred, or otherwise disposed of by the recipient thereof during the three year period following the grant of the Restricted Stock, a proportional number of the shares of Restricted Stock not yet vested shall be forfeited. [Example: If a participant received 150 shares of Common Stock in lieu of a portion of his or her cash bonus, after withholding 60 shares for taxes, the participant will receive 90 shares of Bonus Stock. The participant would then be granted 50 shares of Restricted Stock (one third of 150 shares). If the participant then sells all 90 shares of the Bonus Stock after the first anniversary of the Restricted Stock Grant date but before the second anniversary thereof, two-thirds of the shares of Restricted Stock (33.33 shares) would be forfeited to the Company. The restrictions as to one-third of the Shares of Restricted Stock (16.67 shares) would have lapsed after one year and those shares would no longer be Restricted Stock.] The foregoing provisions with respect to forfeiture shall not be applicable with respect to Bonus Shares which are transferred or otherwise disposed of to the Company in satisfaction of amounts due the Company incident to the exercise of stock options or other Company plans with respect to the purchase of Company stock provided, however, that shares resulting from such transaction equivalent in number to the Bonus Shares transferred or otherwise disposed of to the Company incident to such transactions are retained by the Designated Executive consistent with the terms of this Plan regarding the vesting of Restricted Shares. Upon termination of employment for any reason other than death, Permanent Disability or Retirement, all Restricted Stock not yet vested shall be forfeited. If termination of a Designated Executive’s employment is due to death, Permanent Disability or Retirement, all restrictions on the Restricted Stock issued to such Designated Executive pursuant to the Plan shall terminate upon such termination. All restrictions on Restricted Stock issued to a Designated Executive pursuant to this Plan shall also terminate in the event of a Change of Control.

           8.2.1. Restrictions. Restricted Stock shall be subject to such additional restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times or under circumstances as the Committee may determine on the date of election or thereafter. Except as stated in section 8.2, a Designated Executive granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the restricted shares and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). Prior to vesting, Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Designated Executive. Certificates representing shares of Restricted Stock may be legended to restrict transfer.

           8.2.2. Income Tax Withholding. It shall be a condition of an Employee’s right to receive a bonus under this Plan whether in the form of Bonus Stock (including Restricted Stock) or cash, that the Designated Executive consents to the withholding by the Company of any federal, state or other taxes which the Company is obligated to withhold or collect. The Company is authorized to withhold any such federal, state or other taxes resulting from such bonus by withholding such number of shares of Company Common Stock otherwise issuable to such Employee that, based on the fair market value of the shares on the date the bonus payment is made, will satisfy such federal, state or other tax withholding. It shall be a condition of a Designated Executive’s right to receive Restricted Stock pursuant to this Plan that the Designated Executive agrees and authorizes the Company to either withhold from such Designated Executive’s Regular Wages Paid or, at the Company’s election, to reduce the number of shares of Restricted Stock which would otherwise be due to the Designated Executive under this Plan by an amount which, in the sole discretion of the Company, is sufficient to pay all income taxes that the Company is required to withhold or collect in connection with the Restricted Stock award.

           8.2.3. Investment Representation. Unless the Committee otherwise determines, Participants who elect to receive Common Stock in lieu of cash must agree to take such Common Stock for investment and not for distribution. Delivery of such representations as may be requested by the Committee shall be a condition precedent to the right of the Participant to receive any shares of Common Stock under this Plan. Certificates representing such shares of Common Stock may be legended to restrict transfer absent compliance with the federal securities laws.

           8.2.4. Issuance of Bonus Stock and Restricted Stock. Company Common Stock received by Designated Executives in lieu of cash may, in the sole discretion of the Committee, be issued by the Company, purchased in the open market using the applicable portion of the Designated Executive’s cash bonus amount, or issued under the Employee Stock Plan. In the Committee’s discretion, Restricted Stock may be issued as Restricted Shares under this Plan or under the Employee Stock Plan.

      8.3 Number of Shares Under the Plan. The maximum number of Company shares that may be issued under this Plan shall not exceed 250,000 shares, of which not more than 83,334 shares shall be restricted shares, subject to section 9.5 below.

9. Miscellaneous

      9.1 Transferability. A Designated Executive’s rights and interests under the Plan may not be assigned or transferred. In the event of a Designated Executive’s death after the end of a fiscal year but prior to the bonus payment date, the Company shall pay any bonus amounts due under the Plan to the Designated Executive’s designated beneficiary, or in the absence of such designation, by will or the laws of descent and distribution.

      9.2 Administration of Plan. The Plan shall be administered by the Committee. The Committee shall have the authority to interpret the Plan, to adopt plans whereby the bonus payments otherwise payable under the Plan may be voluntarily deferred, at the participant’s election, to establish and revise rules, amounts and regulations relating to the Plan, and to make any other determinations that it believes necessary or advisable for the administration of the Plan. Decisions of the Committee shall be final, conclusive, and binding upon all parties, including the Company, Subsidiaries, shareholders, and Designated Executives. The Committee shall, in the exercise of its sole discretion, determine any and all issues relating to the manner by which Performance Goals are to be calculated and certified and upon whom it shall rely in the determination of achievement and certification of Performance Goals or computation of any and all compensation due hereunder including bonus amounts payable under the Plan.

      9.3 Amendment and Termination. The Committee reserves the right to modify, suspend or terminate the Plan in whole or in part at any time; provided, however, that no modification of the Plan by the Committee without approval of the shareholders will materially increase the maximum amount allocated to the CEO and the four most highly compensated Employees or render any member of the Committee eligible for a bonus award. Any modification to material terms of the Plan (i.e., employees eligible, business criteria on which the performance goal is based, or maximum amount of compensation payable) shall require shareholder approval prior to the payment of any benefit.

      9.4 No Agreement to Employ. Nothing in the Plan shall be construed to constitute or evidence an agreement or understanding, express or implied, by the Company to employ or retain any Designated Executive for any specific period of time.

      9.5 In the event that the number of the outstanding shares of Common Stock is changed by reason of stock dividend or stock split or other combination or circumstance which results in the issuance of additional shares of Common Stock to existing shareholders, the number of shares which may thereafter be purchased under this Plan and the number of shares that may be issued as Restricted Stock under this Plan shall be adjusted proportionately so as to reflect such change. If any shares of Restricted Stock are forfeited, such shares shall thereafter be available for reissuance under this Plan.

      9.6 Certification of Financial Statements; Certification That Terms Have Been Satisfied. Prior to payment of any bonus amount under the Plan, the Company’s independent auditors shall have certified the financial statements of the Company for the fiscal year immediately preceding the fiscal year in which the bonus is to be paid. In addition, bonuses will not be paid until the Committee has certified in writing that the Performance Goal(s) and all other material terms stated herein have been attained. For this purpose, the approved minutes of a Committee meeting in which a certification is made shall be treated as a written certification.

      9.7 Indemnification. Current and past members of the Board or Committee shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit or proceeding to which such member may be or become a party or in which such member may be or become involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by such member in settlement thereof (with the Company’s written approval) or paid by such member in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of such member’s lack of good faith. Indemnification pursuant to this provision is subject to the condition that, upon the institution of any claim, action, suit, or proceeding against such member, such member shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before such member undertakes to handle and defend it on such member’s behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such member may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify or hold such member harmless.

      9.8 Governing Law. This Plan shall be governed by the laws of the State of Connecticut.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

PROXY

Gerber Scientific, Inc.
Proxy Solicited by the Board of Directors
For the Annual Meeting on Wednesday, September 22, 2004

     The undersigned shareholder(s) of Gerber Scientific, Inc. hereby appoint(s) Marc T. Giles and William V. Grickis, Jr., and each of them, with full and individual power of substitution, proxies and attorneys, and hereby authorize(s) them to represent and to vote all shares of Common Stock of Gerber Scientific, Inc. which the undersigned shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders of Gerber Scientific, Inc., to be held at the Corporate Headquarters of Gerber Scientific, Inc., 83 Gerber Road West, South Windsor, Connecticut 06074, on Wednesday, September 22, 2004 at 2:30 p.m., local time, and any adjournment or postponement thereof, as indicated on the reverse side, with all powers which the undersigned shareholder(s) would possess if personally present.

     Unless otherwise specified, this Proxy will be voted “FOR” proposals 1 through 6. The undersigned further authorizes such proxies to vote in their discretion upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

(To be signed, dated, and voted on reverse side.)

THERE ARE THREE WAYS TO VOTE YOUR PROXY

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1•800•786•8302, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your voting instruction card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you direct. Available until 5:00 p.m. Eastern Daylight Saving Time, September 21, 2004.	Visit the Internet voting website at http://proxy.georgeson.com. Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen. You will incur only your usual Internet charges. Available until 5:00 p.m. Eastern Daylight Saving Time, September 21, 2004.	Simply mark, sign and date your voting instruction card and return it in the postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.

[COMPANY NUMBER]	[CONTROL NUMBER]

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark votes as in this example.

1.	To elect the following nominees as directors of Gerber Scientific.			The Board of Directors recommends a vote FOR the following proposals.
						FOR	AGAINST	ABSTAIN
		FOR NOMINEE	WITHHOLD	2.	To amend the authorized stock provisions of the restated certificate of incorporation of Gerber Scientific, as described in the accompanying Proxy Statement.	☐	☐	☐
						FOR	AGAINST	ABSTAIN
	Donald P. Aiken	☐	☐	3.	To amend or repeal takeover defense provisions of the restated certificate of incorporation of Gerber Scientific, as described in the accompanying Proxy Statement.	☐	☐	☐
						FOR	AGAINST	ABSTAIN
	George M. Gentile	☐	☐	4.	To add indemnification provisions and make other changes to the restated certificate of incorporation of Gerber Scientific, as described in the accompanying Proxy Statement.	☐	☐	☐
						FOR	AGAINST	ABSTAIN
	Edward G. Jepsen	☐	☐	5.	To amend or repeal takeover defense provisions of the by-laws of Gerber Scientific, as described in the accompanying Proxy Statement.	☐	☐	☐
						FOR	AGAINST	ABSTAIN
The Board of Directors recommends a vote FOR each of the director nominees included in Proposal 1.				6.	To approve the Gerber Scientific, Inc. 2005-2006 Executive Annual Incentive Bonus Plan, as described in the accompanying Proxy Statement.	☐	☐	☐
						FOR	AGAINST	ABSTAIN

The undersigned shareholder(s) hereby acknowledge receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement, each dated August 9, 2004.

Dated __________________________________, 2004

Signed

Please date and sign exactly as name(s) appear on Proxy. Joint owners should both sign. Executors, Administrators, Trustees, etc. should so indicate when signing. Corporations should show full corporate name and title of signing officer. Partnerships should show full partnership name and be signed by an authorized person.